JOINT INFORMATION CIRCULAR

CONCERNING THE AMALGAMATION

OF

GOLDEN SHARE MINING CORPORATION

AND

SILVORE FOX MINERALS CORP.

DATED JUNE 21, 2013

This joint management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by and on behalf of the management of Golden Share Mining Corporation (“GSH”) for use at the special meeting of GSH shareholders to be held on July 25, 2013 (the “GSH Meeting”) at the time and place and for the purposes set out in the accompanying GSH Notice of Special Meeting and any adjournment thereof.

This Circular is also furnished in connection with the solicitation of proxies by and on behalf of the management of Silvore Fox Minerals Corp. (“SFX”) for use at the annual and special meeting of SFX shareholders to be held on July 25, 2013 (the “SFX Meeting”) at the time and place and for the purposes set out in the accompanying SFX Notice of Annual and Special Meeting and any adjournment thereof.

All information contained in this Circular with respect to each company was supplied solely by that company for inclusion herein, and with respect to such information, the other company and its boards of directors and officers have relied on the company supplying the information.

No person has been authorized to give any information or make any representation in connection with any matters to be considered at the GSH Meeting or the SFX Meeting other than as contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

United States shareholders of GSH and SFX should read the section entitled “Information for United States Shareholders” contained in this Circular.

These securityholder materials are being sent to both registered and non-registered holders of GSH Shares and SFX Shares. If you are a non-registered holder and GSH or its agent or SFX or its agent, as applicable, has sent these materials directly to you, your name and address and information about your holdings of shares, options or warrants, as applicable, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding shares on your behalf.

Neither the TSX Venture Exchange nor any securities regulatory authority has in any way passed upon the merits of the Amalgamation described in this Circular.

TABLE OF CONTENTS

INFORMATION FOR UNITED STATES SHAREHOLDERS	I	The Amalgamation Agreement	18
		Effect of the Amalgamation	20
GLOSSARY OF TERMS	1	Effective Date of Amalgamation	22
Cautionary Notice Regarding Forward-Looking Statements and Information	6	Stock Exchange Listing	22
		Certain Canadian Federal Income Tax Considerations	23
SUMMARY OF JOINT MANAGEMENT INFORMATION CIRCULAR	8	Dissenting Shareholders’ Rights	23
The Amalgamation	8	Risk Factors Related to the Amalgamation	25
GSH Meeting and GSH Shareholder Approval of Amalgamation	8	PART II: INFORMATION CONCERNING GOLDEN SHARE MINING CORPORATION	28
SFX Meeting and SFX Shareholder Approval of Amalgamation	8	Documents Incorporated by Reference	28
		Corporate Structure	28
Benefits of the Amalgamation	8	General Development of the Business of GSH	28
Recommendation of the GSH Board	9	GSH’s Berens River Property	30
Recommendation of the SFX Board	9	GSH’s Other Properties	31
Listing and Share Price on the Exchanges	9	Executive compensation	36
Effective Date of the Amalgamation	9	Compensation Discussion and Analysis	36
Interests of Insiders	9	Components of Aggregate Compensation	36
Available Funds	9	Base Compensation	37
Board of Directors, Management and Insiders	9	Incentive compensation	37
Conflicts of Interests	10	Summary Compensation Table	37
Conditional Approval	10	Incentive Plan Awards	37
Stock Exchange Listings After the Effective Date	10	Incentive Plan Awards – Value Vested or Earned During the Most Recently Completed Financial Year	38
Dissent Right for Shareholders	10
Information Concerning GSH	10	Pension Plan Benefits	38
Information Concerning SFX	10	Termination and Change of Control Benefits	38
The Company Resulting from the Amalgamation	10	Director Compensation	38
Selected Pro Forma Financial Information	11	Share-Based Awards, Options-Based Awards, and Non- Equity Incentive Plan Compensation	39
Non-Arm’s Length Party Transaction	11	Incentive Plan Awards–Value Vested or Earned During the Most Recently Completed Financial Year	39
Risk Factors	11
GOLDEN SHARE MINING CORPORATION AND SILVORE FOX MINERALS CORP. JOINT MANAGEMENT INFORMATION CIRCULAR	13	Description of Share Capital	39
		Prior Sales	40
General Proxy Information	13	Price Range and Trading Volumes	40
Advice to Beneficial Shareholders	14	Dividends	41
GSH	14	Risk Factors	41
SFX	15	Legal Proceedings	41
Record Date, Voting Shares and Principal Holders	16	Auditor, Transfer Agent and Registrar	41
GSH	16	PARTICULARS OF MATTERS TO BE ACTED UPON AT THE GSH MEETING	41
SFX	16	Other Matters	42
PART I: THE AMALGAMATION	17	Additional Information	42
General	17	PART III: INFORMATION CONCERNING SILVORE FOX MINERALS CORP.	43
Background to the Amalgamation	17
Recommendation of the Boards	18	Documents Incorporated by Reference	43

(i)

Corporate Structure	43	Amalco Stock Option Plan and Options to Purchase Securities	72
General Development of the Business of SFX	43
Coxheath Property	44	Summary of the Amalco Stock Option Plan	72
Pick Lake Property	44	Escrowed and Pooled Securities	73
Description of Share Capital	46	Risk Factors Relating to Amalco’s Business	74
Prior Sales	47	PART V: GENERAL	78
Price Range and Trading Volume	47	Responsibility for Information	78
Dividends	47	Opinions	78
Risk Factors	47	Fees and Expenses	78
Legal Proceedings	48	Interest of Experts	78
Auditor, Transfer Agent and Registrar	48	Pro Forma Financial Statements	78
Voting Shares and Principal Holders Thereof	48	Other Material Facts	78
Interest of Certain Persons or Companies in Matters to be Acted Upon	48	Board Approval	78
		CERTIFICATE OF GOLDEN SHARE MINING CORPORATION	79
Interest of Informed Persons in Material Transactions	48
Statement of Executive Compensation	49	CERTIFICATE OF SILVORE FOX MINERALS CORP.	80
Equity Compensation Plan Information	53
Corporate Governance Disclosure	54	Appendix “A” AMALCO ARTICLES	A-1
PARTICULARS OF MATTERS TO BE ACTED UPON AT THE SFX MEETING	60	APPENDIX “B” GSH AMALGAMATION RESOLUTION	B-1
Comparison between Alberta and Canadian Federal Corporate Law	63	APPENDIX “C” SFX AMALGAMATION RESOLUTION	C-1
Other Matters	67	APPENDIX “D” SFX CONTINUANCE RESOLUTION	D-1
Additional Information	67	APPENDIX “E” UNAUDITED AMALCO PRO FORMA FINANCIAL STATEMENTS	E-1
PART IV: INFORMATION CONCERNING THE RESULTING ISSUER (AMALCO)	68
		APPENDIX “F” CBCA DISSENT RIGHTS	F-1
General	68	APPENDIX “G” ABCA DISSENT RIGHTS	G-1
Corporate Structure	68	APPENDIX “H” AMALCO STOCK OPTION PLAN	H-1
Intercorporate Relationships	68	APPENDIX “I” REPORTING PACKAGE	I-1
Narrative Description of the Business of Amalco	68
Description of the Securities	68
Pro Forma Consolidated Capitalization	68
Fully Diluted Share Capital	69
Available Funds and Principal Purposes	70
Principal Securityholders	70
Directors and Officers of Amalco	70
Management Description	71
Corporate Cease Trade Orders or Bankruptcies	71
Penalties or Sanctions	72
Personal Bankruptcies	72
Conflicts of Interest	72
Indebtedness of Directors and Officers	72
Investor Relations Amalgamations	72
Material Contracts of the Resulting Issuer	72

-ii-

INFORMATION FOR UNITED STATES SHAREHOLDERS

This Information Circular involves the securities of issuers organized outside of the United States and is subject to the disclosure requirements of Canada, which are different from United States disclosure requirements. The Amalco Shares to be issued to holders of GSH Shares and SFX Shares in connection with the Amalgamation have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being issued to United States shareholders in reliance on the exemption from registration set forth in Rule 802 thereof. This Information Circular is not subject to the requirements of section 14(a) of the United States Securities Exchange Act of 1934, as amended. The Amalco Shares will not be listed for trading on any United States stock exchange. Accordingly, the solicitations and transactions contemplated in this Information Circular are made in the United States in accordance with Canadian corporate and securities laws, and have been prepared solely in accordance with disclosure requirements applicable in Canada. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

The Amalco Shares to be issued to United States holders of SFX Shares and GSH Shares under the Amalgamation will be freely tradeable in the United States under applicable United States securities laws except for (i) any Amalco Shares acquired by affiliates of SFX or GSH, and (ii) Amalco Shares that are issued with respect to SFX Shares or GSH Shares that are deemed "restricted securities" under Rule 144 of the U.S. Securities Act, which in each case may be resold in the United States only in accordance with Rule 144 under the U.S. Securities Act. Resales may also be made in Canada in accordance with Regulation S under the U.S. Securities Act.

Information concerning the properties and operations of GSH and SFX included or incorporated by reference herein has been prepared in accordance with Canadian disclosure standards under applicable Canadian securities laws, which are not comparable in all respects to United States disclosure standards. The terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” used in this Information Circular are Canadian mining terms as defined in accordance with NI 43-101 under guidelines set out in the CIM Standards.

While the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are recognized and required by Canadian regulations, they are not defined terms under the standards of the United States Securities and Exchange Commission (the “SEC”). As such, certain information contained or incorporated by reference in this Information Circular concerning descriptions of mineralization and resources under Canadian standards is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC. An “Inferred Mineral Resource” has a great amount of uncertainty as to its existence and as to its economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. Investors are cautioned not to assume that all or any part of Measured, Indicated or Inferred Mineral Resources will ever be converted into Mineral Reserves. Investors are also cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists, or is economically or legally mineable.

All financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (IFRS) and are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies. As a result, the financial statements included and incorporated by reference herein have not been reconciled to U.S. generally accepted accounting principles as may otherwise be necessary under registration statement requirements of the U.S. Securities Act.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that GSH and SFX were each created under laws other than the laws of the United States, that some or all of the officers and directors of each are residents of Canada, that some or all of the experts named in this Information Circular, or in the documents incorporated by reference herein, are residents of Canada and that all or a substantial portion of the assets of GSH and SFX and of such persons are located outside the United States. You may not be able to sue a Canadian issuer or its officers or directors in a Canadian court for violations of the U.S. securities laws. It may be difficult to compel a Canadian issuer and its affiliates to subject themselves to a U.S. court’s judgment.

- I -

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document and, if given or made, such information or representation must not be relied upon as having been authorized by GSH and SFX.

The exchange of SFX Shares and GSH Shares for Amalco Shares in the Amalgamation and the holding and disposition of Amalco Shares may have tax consequences under the laws of the United States and Canada. Such consequences for SFX and GSH Shareholders that are residents of, or citizens of, or otherwise subject to the taxation in the United States (“U.S. Shareholders”) are not described in this Information Circular. U.S. Shareholders should consult their own tax advisers regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Amalgamation and the ownership and disposition of Amalco Shares received under the Amalgamation.

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY NOR HAS THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

-II-

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Circular. Terms and abbreviations used in each of “Part II: Information Concerning Golden Share Mining Corporation”; and “Part III: Information Concerning Silvore Fox Minerals Corp.” of this Circular and in the financial statements of GSH and SFX, and Amalco and in other appendices to this Circular may be defined separately and the terms and abbreviations defined below may not be used therein, except where otherwise indicated.

Unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing any gender include all genders; and words importing persons include firms and corporations and vice versa.

Unless otherwise indicated, the financial statements and summaries of financial information contained in this Circular are reported in Canadian dollars. All such financial statements have been prepared in accordance with IFRS.

Unless otherwise indicated, all other references to monies are in Canadian dollars.

“ABCA” means the Business Corporations Act (Alberta), as amended.

“Affiliate” has the meaning ascribed thereto in the CBCA.

“Amalco” or “Resulting Issuer” means Golden Share Mining Corporation, the new corporation to be formed and incorporated under the Amalgamation upon the Effective Date.

“Amalco Articles” means the articles of Amalco, in the form and content attached as Appendix “A” to this Circular.

“Amalco Convertible Securities” means, collectively, the Amalco Options and the Amalco Warrants.

“Amalco Options” means the stock options to be issued by Amalco under the Amalgamation in exchange for the GSH Options and SFX Options outstanding as of the Effective Date, each such option being exercisable on the same terms and conditions as the GSH Options and the SFX Options, except that each such option shall be exercisable into one Amalco Share under the terms of the Amalco Stock Option Plan and repriced accordingly.

“Amalco Securities” means, collectively, the Amalco Shares and the Amalco Convertible Securities.

“Amalco Shares” means the common shares in the capital of Amalco, having the rights and restrictions set forth in the Amalco Articles attached as Appendix “A” to this Circular.

“Amalco Stock Option Plan” means the incentive stock option plan to be used by Amalco, under which Amalco Options to purchase up to 10% of the issued and outstanding Amalco Shares may be issued in accordance with the policies of the TSXV.

“Amalco Warrants” means the common share purchase warrants to be issued by Amalco under the Amalgamation in exchange for the GSH Warrants and SFX Warrants outstanding in the capital of GSH as of the Effective Date, each such warrant being exercisable on the same terms and conditions as the GSH Warrants and the SFX Warrants, except that each such warrant shall be exercisable into one Amalco Share and repriced accordingly.

“Amalgamating Companies” means GSH and SFX.

“Amalgamation” means the amalgamation of the Amalgamating Companies under the CBCA as provided for in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement between GSH and SFX made as of May 29, 2013 relating to the Amalgamation, available at www.sedar.com.

“Amalgamation Filing” means the amalgamation filing in respect of the Amalgamation, to be substantially in the form and content set out in Appendix “A” to this Circular, to be sent to the Director.

“Appropriate Regulatory Approvals” means all of the rulings, consents, orders, exemptions, permits and other approvals of the Director and the TSXV required or necessary for the completion of the transactions provided for in the Amalgamation Agreement.

“Arm’s Length Transaction” means a transaction which is not a Related Party Transaction.

“Associate” has the meaning ascribed thereto in the Securities Act.

“Berens River Property” means the property known as “Berens River” located 200 km north of the city of Red Lake, Ontario, Canada in the Favourable Lake Greenstone Belt of Northwestern Ontario, Canada which consists of 21 unpatented mining claims covering 37.6 km².

“BDR” means Beijing Donia Resources Co., Ltd., being a significant SFX Shareholder.

“Business Day” means a day on which commercial banks are generally open for business in Toronto, Ontario and Montreal, Quebec other than a Saturday, Sunday or a day observed as a holiday in each of Toronto, Ontario and Montreal, Quebec.

“CBCA” means the Canada Business Corporations Act, as amended.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director on the Effective Date under the CBCA with respect to the Amalgamation.

“Circular” means this joint management information circular of the Amalgamating Companies prepared in connection with the Meetings, including the appendices attached hereto.

“collateral benefit” means any benefit that a related party to any of the Amalgamating Companies may receive, directly or indirectly, as a consequence of the Amalgamation, that will not be received by shareholders generally.

“company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Continuance” means the proposed continuance of SFX under the CBCA.

“Control Person” means any Person that holds or is one of a combination of Persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.

“Court” means the Superior Court of Quebec or the Ontario Superior Court of Justice, as applicable. “Director” means the Director, Corporations Directorate, appointed under Section 260 of the CBCA. “Dissent Rights” means the rights exercised by a Dissenting Shareholder.

“Dissenting Shareholder” means (i) a registered GSH Shareholder or SFX Shareholder, as the case may be, who validly exercises the right of dissent under the CBCA with respect to the GSH Amalgamation Resolution or the SFX Amalgamation Resolution, as applicable, or (ii) a registered SFX Shareholder who exercises the right of dissent under the ABCA with respect to the SFX Continuance Resolution, and thereby becomes entitled to receive the fair value of the shares held by such shareholder.

“Effective Date” means the date shown on the Certificate of Amalgamation issued by the Director under the CBCA giving effect to the Amalgamation.

“GSH” means Golden Share Mining Corporation, a corporation existing under the CBCA.

“GSH Amalgamation Resolution” means the special resolution of the GSH Shareholders approving the Amalgamation in substantially the form attached as Appendix “B” to this Circular, to be voted upon by the GSH Shareholders at the GSH Meeting.

“GSH Board” means the board of directors of GSH.

“GSH Convertible Securities” means, collectively, the GSH Options and GSH Warrants.

“GSH Convertible Securityholders” means all the Holders of GSH Convertible Securities.

“GSH Incorporated Documents” means those GSH documents filed on SEDAR and which are specifically incorporated by reference in this Circular.

“GSH Meeting” means the annual general and special meeting of the GSH Shareholders (including any adjournment(s) or postponement(s) thereof) to be held on July 25, 2013 for the purpose of, among other things, considering and, if deemed advisable, approving the Amalgamation and the GSH Amalgamation Resolution.

“GSH Options” means collectively, the following options to purchase GSH Shares in accordance with their terms:

Number of Shares	Exercise Price	Expiry Date
300,000	$0.10	May 18, 2015
600,000	$0.10	September 7, 2015
150,000	$0.14	October 13, 2015
150,000	$0.16	December 2, 2015
1,150,000	$0.13	January 11, 2016
300,000	$0.22	April 1, 2016
250,000	$0.10	June 4, 2017
250,000	$0.15	June 4, 2017
250,000	$0.20	June 4, 2017
250,000	$0.35	June 4, 2017
2,575,000	$0.10	September 17, 2017
100,000	$0.10	November 1, 2017

“GSH Securities” means, collectively, the GSH Shares, GSH Warrants and the GSH Options.

“GSH Securityholders” means all of the Holders of GSH Securities.

“GSH Shareholders” means all of the Holders of the GSH Shares.

“GSH Shares” means the outstanding common shares in the capital of GSH.

“GSH Stock Option Plan” means the existing stock option plan of GSH, which will be cancelled and replaced with the Amalco Stock Option Plan upon closing of the Amalgamation.

“GSH Warrants” means (a) the 10,845,000 common share purchase warrants of GSH, with each warrant entitling the holder to purchase one GSH Share at a price of $0.20 per GSH Share until June 29, 2014 and (b) the 2,500,000 common share purchase warrants of GSH, with each warrant entitling the holder to purchase one GSH Share at a price of $0.10 per GSH Share until October 25, 2015, the whole in accordance with their terms.

“Holders” means, when used with reference to the SFX Securities, GSH Securities or the Amalco Securities, the holders thereof, as applicable, shown from time to time in the register maintained by or on behalf of SFX, GSH or Amalco, as applicable.

“IFRS” means International Financial Reporting Standards.

“Insider” if used in relation to an issuer, means:

(i)	a director or senior officer of the issuer,

(ii)	a director or senior officer of a company that is an Insider or Subsidiary of the issuer,

(iii)	a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer, or

(iv)	the issuer itself if it holds any of its own securities.

“Lock-Up Agreements” means those agreements signed by each of LSG and BDR acknowledging its support for the transactions contemplated by the Amalgamation Agreement.

“LSG” means Lake Shore Gold Corp., a public company listed on the Toronto Stock Exchange, being a significant GSH Shareholder.

“Material Adverse Effect”, when used in connection with GSH or SFX, means any change, effect, event or occurrence, that is, or would be reasonably expected to be, materially adverse with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, prospects, operations or results of operations, taken as a whole.

“Meetings” means, together, the GSH Meeting and the SFX Meeting.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Non-Arm’s Length Party” means in relation to a company, a promoter, officer, director, other Insider or Control Person of that company (including an issuer) and any Associates or Affiliates of any of such Persons. In relation to an individual, means any Associate of the individual or any company of which the individual is a promoter, officer, director, Insider or Control Person.

“Non-Arm’s Length Party Transaction” means a transaction between Non-Arm’s Length Parties.

“Notice of GSH Meeting” means the notice of the GSH Meeting which accompanies this Circular.

“Notice of SFX Meeting” means the notice of the SFX Meeting which accompanies this Circular.

“Notices of Meetings” means, collectively, the Notice of GSH Meeting and the Notice of SFX Meeting.

“Person” means a company or individual.

“Pick Lake Property” means the property known as “Pick Lake” in the Winston Lake area near Schreiber, Ontario, Canada that consists of 368 claim units, totaling 58.88 km2.

“Related Party Transaction” has the meaning ascribed to that term under Multilateral Instrument 61-101, and includes a related party transaction that is determined by the TSXV to be a Related Party Transaction. The TSXV may deem a transaction to be a Related Party Transaction where the transaction involves Non Arm’s Length Parties, or other circumstances exist which may compromise the independence of the issuer with respect to the transaction.

“Securities Act” means the Securities Act (Quebec), as amended.

“SEDAR” means the System for Electronic Document Access and Retrieval, the electronic on-line system available at www.sedar.com.

“SFX” means Silvore Fox Minerals Corp., a corporation incorporated under the ABCA and to be continued under the CBCA immediately prior to the Amalgamation.

“SFX Amalgamation Resolution” means the special resolution of the SFX Shareholders approving the Amalgamation in substantially the form attached as Appendix “C” to this Circular to be voted upon by the SFX Shareholders at the SFX Meeting.

“SFX Board” means the board of directors of SFX.

“SFX Continuance Resolution” means the special resolution of the SFX Shareholders approving the Continuance in substantially the form attached as Appendix “D” to this Circular, to be voted on by the SFX Shareholders at the SFX Meeting.

“SFX Convertible Securities” means, collectively, the SFX Warrants and SFX Options.

“SFX Convertible Securityholders” means all of the Holders of SFX Convertible Securities.

“SFX Incorporated Documents” means those SFX documents filed on SEDAR and which are specifically incorporated by reference in this Circular.

“SFX Meeting” means the annual and special meeting of the SFX Shareholders (including any adjournment(s) or postponement(s) thereof) to be held on July 25, 2013 for the purpose of, among other things, considering and, if deemed advisable, approving the Amalgamation and the SFX Amalgamation Resolution.

“SFX Options” means collectively, the following options to purchase SFX Shares in accordance with their terms:

Number of Shares	Exercise Price	Expiry Date
1,500,000	$0.10	January 20, 2015
1,250,000	$0.10	February 9, 2015
300,000	$0.10	June 8, 2015
1,000,000	$0.10	February 13, 2016
2,550,000	$0.125	September 20, 2016
400,000	$0.125	November 1, 2016
200,000	$0.10	February 9, 2017
4,050,000	$0.125	October 16, 2017
2,300,000	$0.125	February 14, 2018

“SFX Securities” means, collectively, the SFX Shares and the SFX Convertible Securities.

“SFX Securityholders” means all of the Holders of SFX Securities.

“SFX Shareholders” means all of the Holders of the SFX Shares.

“SFX Shares” means the outstanding common shares in the capital of SFX.

“SFX Stock Option Plan” means the existing stock option plan of SFX, which will be cancelled and replaced with the Amalco Stock Option Plan upon closing of the Amalgamation.

“SFX Warrants” means the 10,563,889 common share purchase warrants of SFX, with each warrant entitling the holder to purchase one SFX Share at a price of $0.12 per SFX Share until June 28, 2013 and $0.15 per SFX Share until June 28, 2014, in accordance with their terms.

“Subsidiary” means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary.

“Tax” and “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits)

and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes (including source withholdings in respect of income taxes, Canada Pension Plan and employment insurance premiums), payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

“Tax Act” means the Income Tax Act (Canada), as amended.

“Tax Returns” means all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes.

“Termination Payment” means a payment by either SFX or GSH, to the other, of $100,000, under the Amalgamation Agreement, in the event the paying party accepts a superior proposal prior to closing the Amalgamation.

“TSXV” means the TSX Venture Exchange.

“U.S.” or “United States” means the United States of America.

Cautionary Notice Regarding Forward-Looking Statements and Information

This Information Circular, including the documents incorporated by reference herein, contains forward-looking statements and information. The use of any of the words “expect”, “anticipate”, “continue”, “estimate”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “plans”, “intends”, “potential” and similar expressions are intended to identify forward-looking statements or information. More particularly and without limitation, this Information Circular contains forward-looking statements and information concerning: the assets, cost structure, financial position, cash flow and growth prospects; estimates of future project development of GSH, SFX and Amalco; the anticipated benefits from the Amalgamation, including greater scale, greater management depth, more diversified asset base and enhanced capital markets profile; the board of directors and executive leadership team of Amalco; the expected completion date of the Amalgamation; the anticipated tax treatment of the Amalgamation on securityholders; the stock exchange listing of the Amalco Shares to be issued under the Amalgamation; and certain combined operational and financial information. Furthermore, the combined information set forth in the Information Circular should not be interpreted as indicative of the actual financial position or other results of operations had GSH and SFX operated as Amalco as at or for the periods presented.

The forward-looking statements and information in this Information Circular are based on certain key expectations and assumptions made by GSH and SFX, including expectations and assumptions concerning: the nature of their mineral properties; commodity prices and interest and foreign exchange rates; planned synergies, capital efficiencies and cost-savings; applicable royalty rates and tax laws; growth projects and future production rates; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour and services; and the receipt, in a timely manner, of regulatory, securityholders and third party approvals in respect of the Amalgamation. Although GSH and SFX believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because GSH and SFX can give no assurance that they will prove to be correct.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by GSH or SFX, as applicable, as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of GSH and SFX, as applicable, contained or incorporated by reference herein, which may prove to be incorrect, include, but are not limited to, the various assumptions set forth herein and in each company’s most recently filed management’s discussion and analysis, or as otherwise expressly incorporated herein by reference as well as: (1) there being no significant disruptions affecting operations, whether due to labour disruptions, damage to equipment or otherwise; (2) permitting, development, operations, expansion at each company’s mineral projects being consistent with each company’s current expectations; (3) political stability in each jurisdiction in which the companies operate; (4) the viability, permitting and development of each company’s mineral projects, being consistent with each Party’s current expectations; and (5) certain price assumptions for gold.

Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the risks associated with the mining industry in general, such as: changes in market conditions, variations in ore grade or recovery rates, risks relating to international operations, fluctuating metal prices and currency exchange rates, changes in project parameters, the possibility of project cost overruns or unanticipated costs and expenses, labour disputes and other risks of the mining industry, failure of plan, equipment or processes to operate as anticipated; environmental risks, including the cost of compliance with existing and future environmental laws; competitive actions of other companies, including increased competition from other mineral projects; labour and material shortages; and the maintenance of satisfactory relationships with unions, employee associations and joint venture partners. There are also risks inherent in the nature of the Amalgamation, including: failure to realize the anticipated benefits of the Amalgamation and to successfully integrate GSH and SFX; the ability of Amalco to access sufficient capital from internal and external sources on favourable terms, or at all; failure to satisfy all regulatory conditions or obtain required regulatory, securityholders and other third party approvals in respect of the Amalgamation in a timely manner and on favourable terms or at all; changes in legislation, including but not limited to tax laws, royalty rates and environmental regulations; decline in the prices of the common shares of GSH and of SFX; failure to realize anticipated synergies or cost savings; and incorrect assessments by one company of the value of the other.

This Information Circular also contains forward-looking statements and information concerning the anticipated timing for and completion of the Amalgamation. GSH and SFX have provided these anticipated times in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the timing of receipt of the necessary regulatory and other third party approvals, and the time necessary to satisfy the conditions to the closing of the Amalgamation. These dates may change for a number of reasons, including the inability to secure necessary regulatory or other third party approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the Amalgamation. None of the foregoing lists of important factors are exhaustive. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements and information contained in this Information Circular.

The information contained in this Information Circular, including the documents incorporated by reference herein, identifies additional factors that could affect the operating results and performance of GSH, SFX and Amalco. Readers are urged to carefully consider those factors. Readers are cautioned that the foregoing lists are not exhaustive. Readers should carefully review and consider the risk factors described under “Part I: The Amalgamation— Risk Factors Related to the Amalgamation”, “Part IV: Information Concerning The Resulting Issuer (Amalco)— Risk Factors Relating to Amalco’s Business” and other risks described elsewhere in this Information Circular. Additional information on these and other factors that could affect the operations or financial results of GSH, SFX or Amalco are included in reports on file with applicable securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com).

SUMMARY OF JOINT MANAGEMENT INFORMATION CIRCULAR

The following is a summary of information contained in this Circular relating to Golden Share Mining Corporation, Silvore Fox Minerals Corp., and the Resulting Issuer (assuming completion of the Amalgamation) and is qualified in its entirety by and should be read in conjunction with the more detailed information and financial data and statements appearing elsewhere in this Circular. All financial information relating to Amalco is pro forma information based on the pro forma financial statements of Amalco contained herein. Certain capitalized terms used in this Circular without definition are defined in the “Glossary of Terms”, which is located immediately preceding this summary.

The Amalgamation

GSH and SFX have agreed, subject to the satisfaction of certain conditions precedent, to amalgamate under the CBCA to form a new corporation under the name “Golden Share Mining Corporation” or such other name as may be approved by the regulatory authorities. Under the Amalgamation:

1.	each outstanding SFX Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

2.	each SFX Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective SFX Warrant, to be re-priced accordingly;

3.	each SFX Option will be exchanged and replaced with 0.2 of one Amalco Option for each SFX Option, to be re-priced accordingly;

4.	each one outstanding GSH Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

5.	each GSH Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective GSH Warrant, to be re-priced accordingly; and

6.	each GSH Option will be exchanged and replaced with 0.2 of one Amalco Option for each GSH Option, to be re-priced accordingly.

GSH Meeting and GSH Shareholder Approval of Amalgamation

GSH has called the GSH Meeting to be held at 11:00 am (Montreal time) on July 25, 2013 at 1100 de la Montagne Street, René-Lévesque Room, Montreal, Quebec. At the GSH Meeting, GSH Shareholders will be asked to approve, among other things, the GSH Amalgamation Resolution. The GSH Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the GSH Amalgamation Resolution by GSH Shareholders present in person or by proxy at the GSH Meeting.

SFX Meeting and SFX Shareholder Approval of Amalgamation

SFX has called the SFX Meeting to be held at 11:00 am (Toronto time) on July 25, 2013 at 145 Riviera, Unit 7, Markham, Ontario, L3R 5J6. At the SFX Meeting, SFX Shareholders will be asked to approve the SFX Continuance Resolution and the SFX Amalgamation Resolution. The SFX Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement and the SFX Continuance Resolution approving the Continuance must both be passed, with or without variation, by two-thirds of all votes cast with respect to the SFX Amalgamation Resolution and the SFX Continuance Resolution by SFX Shareholders present in person or by proxy at the SFX Meeting.

Benefits of the Amalgamation

The Amalgamation is expected to yield benefits to the shareholders of Amalco by providing a greater and a more diverse asset base, greater capitalization, better access to capital markets, reduced overhead, an experienced and focused geological team, and increased liquidity for shareholders of Amalco.

Recommendation of the GSH Board

The GSH Board unanimously recommends that GSH Shareholders vote in favour of the GSH Amalgamation Resolution. In reaching the foregoing conclusions, the GSH Board considered a number of factors that it believed to be relevant. See “Part I: The Amalgamation– Recommendation of the Boards”.

Recommendation of the SFX Board

The SFX Board unanimously recommends that SFX Shareholders vote in favour of the SFX Amalgamation Resolution. In reaching the foregoing conclusions, the SFX Board considered a number of factors that it believed to be relevant. See “Part I: The Amalgamation– Recommendation of the Boards”.

Listing and Share Price on the Exchanges

The GSH Shares and SFX Shares are each listed on the TSXV under the trading symbols “GSH” and “SFX”, respectively. The closing prices of the GSH Shares and SFX Shares on the TSXV, as at May 29, 2013, being the last trading day before each Amalgamating Company issued a press release announcing the proposed Amalgamation, were $0.035 per GSH Share and $0.02 per SFX Share. See “Part II: Information Concerning Golden Share Mining Corporation – Price Range and Trading Volumes” and “Part III: Information Concerning Silvore Fox Minerals Corp. – Price Range and Trading Volume”.

Effective Date of the Amalgamation

Subject to the terms of the requisite GSH Shareholder, SFX Shareholder, and regulatory approvals having been obtained and all other conditions to the Amalgamation having been satisfied or waived, it is presently anticipated that the Amalgamation will become effective on or about July 31, 2013.

Interests of Insiders

Except as disclosed herein, no Insider, promoter or Control Person of GSH or SFX and no Affiliate or Associate of the same, has any interest in the proposed Amalgamation, other than that which arises from the holding of securities or being Insiders of GSH or SFX.

Available Funds

Management of GSH and SFX expect that the Resulting Issuer will have a positive working capital of approximately $918,000 as at the Effective Date. It is anticipated that funds from future equity issuances will be used to allow the Resulting Issuer to maintain its mineral properties in good standing and to explore and develop the same per the recommended work programs. See “Part IV: Information Concerning The Resulting Issuer (Amalco)– Available Funds and Principal Purposes”.

Upon completion of the Amalgamation, the total issued and outstanding common shares of the Resulting Issuer will be approximately 59,517,786 Amalco Shares. Additionally, the Resulting Issuer will have outstanding 4,781,777 Amalco Warrants and 3,975,000 Amalco Options.

Board of Directors, Management and Insiders

Amalco’s first directors shall be four in number, as follows:

Name	Resident Canadian
Philippe Giaro	No
Ge (Anna) Mao	No
Wenshan (Wilson) Zhang	No
Christian Guilbaud	Yes

The first directors shall hold office until the completion of the first annual meeting of the shareholders of Amalco, or until their successors are duly appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the CBCA and in the Articles of Amalco. The management and operation of the business and affairs of Amalco shall be under the control of the board of directors of Amalco as it is constituted from time to time.

Amalco’s first officers shall be as follows:

Name	Position
Philippe Giaro	President & Chief Executive Officer
Hua (Helen) Gao	Chief Financial Officer
Laurence Huss	Vice-President, Exploration
Wenshan (Wilson) Zhang	Chief Geologist

Conflicts of Interests

The directors and officers of GSH and SFX are involved in other projects and businesses in the resource industry and may have conflicts of interests with other businesses and projects in which they are or become involved.

Conditional Approval

The TSXV has conditionally approved the Amalgamation and the listing of the Amalco Shares. Listing is subject to each Amalgamating Company and Amalco fulfilling all of the TSXV’s requirements. There is no assurance that all conditions to such approval will be satisfied or that final approval will be granted.

Stock Exchange Listings After the Effective Date

An application has been made to the TSXV by GSH and SFX to have the Amalco Shares to be issued under the Amalgamation listed on the TSXV. See “Part I: The Amalgamation– Stock Exchange Listing”. Applications have also been made by each of SFX and GSH to delist their respective shares from the TSXV, effective as of the Effective Date.

Dissent Right for Shareholders

All GSH Shareholders and SFX Shareholders have the right to dissent in respect of the Amalgamation and to be paid the fair value for their shares. However the Amalgamation Agreement states as a condition precedent that not more than 5% of all the shareholders of the Amalgamating Companies can exercise the dissenting rights. This condition may be waived at the discretion of SFX and GSH. See “Part I: The Amalgamation– Dissenting Shareholders’ Rights”.

Information Concerning GSH

A description of the assets, business and operations of GSH prior to the Amalgamation is presented in this Circular under “Part II: Information Concerning Golden Share Mining Corporation” attached to this Circular.

Information Concerning SFX

A description of the assets, business and operations of SFX is presented in this Circular under “Part III: Information Concerning Silvore Fox Minerals Corp.” attached to this Circular.

The Company Resulting from the Amalgamation

A description of the material aspects of Amalco, including its business, share capital and first board of directors is presented in this Circular under “Part IV: Information Concerning The Resulting Issuer (Amalco)”.

Selected Pro Forma Financial Information

The following selected pro forma financial information is based on the assumptions described in the notes to the pro forma financial statements attached hereto as Appendix “E”. The pro forma financial statements are not necessarily indicative of what Amalco’s financial position or results of operations would have been if the events reflected therein had been in effect on the dates indicated, nor do they purport to project Amalco’s financial position or results of operation for any future periods.

Pro Forma Statement of Operations	Three Months Ended March 31, 2013
Revenues	Nil
Expenses	$566,127
Other Income	$1,135
Net Loss	$564,992
Net Loss Per Share, basic and diluted	$0.009
Weighted Average Number of Shares Outstanding	59,477,786

Pro Forma Balance Sheet	As at March 31, 2013
Current Assets	$1,503,257
Other Assets	$165,927
Total Assets	$1,669,184
Current Liabilities	$502,617
Total Liabilities	$558,056
Shareholders’ Equity	$1,111,128

Non-Arm’s Length Party Transaction

The proposed Amalgamation is not a Non-Arm’s Length Party Transaction. It is an arm’s length transaction because the Amalgamating Companies have no common directors, officers, or significant shareholders.

Risk Factors

The proposed business of the Resulting Issuer should be considered highly speculative as the Resulting Issuer proposes to engage in mineral resource exploration and development. This industry is characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. Each Amalgamating Company’s mineral properties are in the exploration planning stage only and without a known body of commercial ore. Development of the subject mineral properties would follow only if during the exploration program being conducted, sufficient favourable results are obtained.

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that any of the planned mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Resulting Issuer’s operations will in part be directly related to the costs and success of its exploration programs, which may be affected by a number of factors.

In the absence of cash flow from operations, the Resulting Issuer will need to rely on either joint venture partners or on capital markets to fund its exploration in order to achieve its exploration targets. Further dilution may be suffered by its shareholders. In light of the continually changing financial markets, there is no assurance of being able to adequately fund any recommended work programs. The mining industry is intensely competitive and the Resulting Issuer must compete in all aspects of its operations with a number of other entities that may have greater technical ability and/or financial resources. It may not be able to raise the financing and negotiate agreements necessary to sustain its operations.

An investment in Amalco Shares as a result of the combination of GSH and SFX is subject to certain risks. In addition to the risk factors described under “Part IV: Information Concerning The Resulting Issuer (Amalco)– Risk Factors Relating to Amalco’s Business”, the following are additional and supplemental risk factors which GSH Shareholders should carefully consider before making a decision regarding approving the GSH Amalgamation Resolution and which SFX Shareholders should carefully consider before making a decision regarding approving the SFX Amalgamation Resolution:

(a)	the Parties may not realize the anticipated benefits of the Amalgamation;

(b)	there are risks related to the integration of GSH’s and SFX’s existing businesses;

(c)	the Parties may not satisfy all regulatory requirements, or obtain the necessary approvals for completion of the Amalgamation on satisfactory terms, or at all;

(d)	the Amalgamation Agreement may be terminated in certain circumstances;

(e)

a Party may become liable to pay a Termination Payment and if either SFX or GSH is required to pay the Termination Payment and an alternative transaction is not completed, the financial condition of the Party that pays the Termination Payment could be materially adversely affected;

(f)	the Termination Payments provided for under the Amalgamation Agreement may discourage other parties from proposing a significant business transaction with SFX or GSH;

(g)	the market price for the SFX Shares and the GSH Shares may decline in advance of the Amalgamation;

(h)	the market price of Amalco Shares may decline following the Amalgamation;

(i)	Amalco will need additional financing to operate;

(j)	Amalco Securities received by SFX Securityholders and GSH Securityholders under the Amalgamation may have a lower market price or value than expected;

(k)	potential payments to SFX Shareholders and GSH Shareholders who exercise Dissent Rights could have an adverse effect on Amalco’s financial condition;

(l)	the exercise of Amalco Convertible Securities and the subsequent resale of Amalco Shares may cause the market price of Amalco Shares to decline;

(m)	following completion of the Amalgamation, the trading price of the Amalco Shares may be volatile; and

(n)	following completion of the Amalgamation, Amalco may issue additional equity securities.

For a more detailed description of these risks, and others, see “Part IV: Information Concerning The Resulting Issuer (Amalco)– Risk Factors Relating to Amalco’s Business”.

GOLDEN SHARE MINING CORPORATION
AND
SILVORE FOX MINERALS CORP.

JOINT MANAGEMENT INFORMATION CIRCULAR

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of GSH and SFX for use at the GSH Shareholders’ Meeting and the SFX Shareholders’ Meeting, respectively, and any adjournment(s) thereof. No person has been authorized to give any information or make any representation in connection with the Amalgamation or any other matters to be considered at the GSH Shareholders’ Meeting or the SFX Shareholders’ Meeting other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

The information concerning SFX contained in this Information Circular has been provided by SFX. Although GSH has no knowledge that would indicate that any of such information is untrue or incomplete, GSH does not assume any responsibility for the accuracy or completeness of such information or the failure by SFX to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to GSH.

The information concerning GSH contained in this Information Circular has been provided by GSH. Although SFX has no knowledge that would indicate that any of such information is untrue or incomplete, SFX does not assume any responsibility for the accuracy or completeness of such information or the failure by GSH to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to SFX.

All summaries of, and references to, the Amalgamation in this Information Circular are qualified in their entirety by reference to the complete text of the Amalgamation Agreement, which is available on www.sedar.com. You are urged to carefully read the full text of the Amalgamation Agreement.

Unless otherwise stated, the information contained in this Circular is given as at the date appearing on the cover page.

General Proxy Information

Solicitation of Proxies

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of GSH and SFX for use at the GSH Shareholders’ Meeting and the SFX Shareholders’ Meeting, respectively, and any adjournment(s) thereof. No person has been authorized to give any information or make any representation in connection with the Amalgamation or any other matters to be considered at the GSH Shareholders’ Meeting or the SFX Shareholders’ Meeting other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized. The solicitation will be by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Amalgamating Companies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Amalgamating Companies.

Voting of Proxies and Appointment of Proxyholder

The forms of proxy accompanying this Circular confer discretionary authority upon the proxy nominees with respect to any amendments or variations to matters identified in the Notices of Meetings or any other matters which may properly come before the GSH Meeting or SFX Meeting, as the case may be. On any ballot or poll, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder as specified in the proxy with respect to any matter to be voted on. If a choice is not so specified, or if both choices are specified, with respect to any such matter, the shares represented by a proxy given to management will be voted in favour of the resolutions referred to therein, for approval and adoption of each of the resolutions to be considered at the GSH Meeting and SFX Meeting. A shareholder has the right to appoint a person (who need not be a shareholder) to attend and act for the shareholder and on the shareholder’s behalf at the relevant meeting other than the persons designated in the form of proxy and may exercise such right by inserting the name in full of the desired person in the blank space provided in the form of proxy and striking out the names now designated.

The form of proxy for GSH must be delivered to Computershare Investor Services Inc. by fax at 1-866-249-7775, or by mail or by hand to the 11th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Quebec) before the GSH Meeting or any adjournment thereof. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

The form of proxy for SFX must be delivered to Eastern Trust (2007) Co. by fax at 1-866-863-6708, or by mail or by hand to Cabot Place, Suite 330, 100 New Gower Street, St. John’s, Newfoundland and Labrador A1C 6K3 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before the SFX Meeting or any adjournment thereof. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

If any amendments or variations are proposed at the Meetings or any adjournment thereof to matters set forth in the proxy and described in the accompanying Notices of Meetings and this Circular, or if any other matters properly come before the Meetings or any adjournment thereof, the proxy confers upon the shareholder’s nominee discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meetings or any adjournment thereof. At the date of this Circular, management of GSH and SFX know of no such amendments or variations or other matters to come before the Meetings.

Neither GSH nor SFX is using “notice-and-access” (as defined in National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”)) to send their proxy-related materials to the GSH Shareholders or SFX Shareholders, respectively.

Revocation of Proxies

A shareholder has the right to revoke a proxy at any time before it is exercised. A proxy may be revoked by a written revocation signed by the shareholder or the shareholder’s authorized attorney or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. This revocation must be delivered, in the case of GSH, to Computershare Investor Services Inc. by fax at 1-866-249-7775, or by mail or by hand to the 11th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 at any time up to and including the time of the GSH Meeting, or to the Chairman at the GSH Meeting or any adjournment of any such meeting. A proxy may also be revoked in any other manner provided by law. The revocation must be delivered, in the case of SFX, to the registered office of SFX by fax at 1-403-517-6469, or by mail or by hand to 1710, 801 – 6th Avenue S.W., Calgary, Alberta, T2P 3W2 at any time up to and including the last business day preceding the day of the SFX Meeting, or any adjournment of such meeting, or with the chairman of the SFX Meeting on the day of such meeting or any adjournment of such meeting.

Advice to Beneficial Shareholders

GSH

Only registered shareholders or duly appointed proxyholders are permitted to vote at either the GSH Meeting. Shareholders who do not hold their shares in their own name (referred to herein as “Beneficial Shareholders”) are advised that only proxies from shareholders of record can be recognized and voted at the GSH Meeting. Beneficial Shareholders who complete and return an instrument of proxy must indicate thereon the person (usually a brokerage house) who holds their shares as a registered shareholder. Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The instrument of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in such shareholder’s name on the records of the company in question. Such shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares for their clients. The directors and officers of the Amalgamating Companies do not know for whose benefit the common shares registered in the name of CDS & Co. are held.

In accordance with NI 54-101, GSH has distributed copies of its Notice of Meeting, this Circular and the proxies to the clearing agencies and intermediaries for onward distribution to non-registered shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings unless the Beneficial Shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are validly voted at the GSH Meeting. Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided by a company to its registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Should a non-registered shareholder receiving such a form wish to vote at the GSH Meeting, the non-registered shareholder should strike out the names of the management proxyholders named in the applicable form of proxy and insert the non-registered shareholder’s name in the blank space provided. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions (“Broadridge”). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the meeting.

A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote common shares directly at the GSH Meeting. The proxy must be returned to Broadridge well in advance of such meeting in order to have the common shares voted. All references to shareholders in this Circular and the accompanying forms of proxy and Notices of Meetings are to shareholders of record unless specifically stated otherwise.

GSH will not be sending proxy-related materials directly to non-objecting beneficial owners (as defined in NI 54-101). GSH intends to pay for intermediaries to deliver to objecting beneficial owners (as defined in NI 54-101) the proxy-related materials and Form 54-101F7 Request for Voting Instructions Made by Intermediary of NI 54-101.

SFX

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the SFX Meeting; however, in many cases, SFX Shares beneficially owned by a person are registered either: (i) in the name of an intermediary (an “Intermediary”) (which may include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans); or (ii) in the name of the nominee of the Intermediary, which in Canada, in the vast majority of cases, is CDS & Co. (the registration name for The Canadian Depository for Securities).

Such beneficial shareholders who hold their SFX Shares through an Intermediary are referred to herein as Beneficial Owners.

Under NI 54-101, Beneficial Owners are either:

(i)	“non-objecting beneficial owners” or “NOBOs”, who are Beneficial Owners who do not object to the disclosure by the Intermediary of ownership information about the Beneficial Owner; or

(ii)	“objecting beneficial owners” or “OBOs”, who are Beneficial Owners who object to the disclosure by the Intermediary of ownership information about the Beneficial Owner.

SFX is sending the SFX Meeting materials (including the Notice of Meeting, this Circular and proxy-related materials) directly to NOBOs and has appointed Eastern Trust (2007) Co. Ltd. (the “Agent”) as its agent for this purpose.

Included in the SFX Meeting materials is a voting instruction form (“VIF”) sent by the Agent which requests instructions from the Beneficial Owner regarding voting of SFX Shares to be voted at the SFX Meeting. Beneficial Owners are requested to complete and return the VIF at the address set forth in the VIF. Alternatively, Beneficial Owners can vote on the Internet or by toll free telephone, by following the instructions in the VIF.

The following disclosure is made pursuant to NI 54-101: “These security holder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.”

If the Beneficial Owner is an OBO or a NOBO resident in a foreign jurisdiction, included in the SFX Meeting materials is a voting information form (“Intermediary VIF”) sent on behalf of the Intermediary holding the SFX Shares on behalf of the Beneficial Owner. The Intermediary VIF requests instructions from the Beneficial Owner regarding voting of SFX Shares to be voted at the SFX Meeting. Beneficial Owners are requested to complete and return the Intermediary VIF at the address set forth in the Intermediary VIF. Alternatively, Beneficial Owners can vote on the Internet or by toll free telephone, by following the instructions in the Intermediary VIF.

SFX intends to pay for Intermediaries to forward to OBOs the proxy-related materials and the Intermediary VIF.

If the Beneficial Owner wishes to attend the SFX Meeting and vote in person, or if the Beneficial Owner wishes to appoint another person to attend the SFX Meeting and vote on behalf of the Beneficial Owner, the Beneficial Owner must insert the name of the Beneficial Owner or other person in the space provided in the VIF or Intermediary VIF, as applicable, sign and date same, and mail same at the address set forth in the VIF or the Intermediary VIF. Alternatively, the Beneficial Owner or other person may be designated on the Internet by following the instructions in the VIF or Intermediary VIF, as applicable. Unless prohibited by law, the person whose name is written in the space provided in the VIF or the Intermediary VIF will have full authority to present matters to the SFX Meeting and, provided that the voting section of the VIF or the Intermediary VIF is not filled in, vote on all matters that are presented at the SFX Meeting, even if those matters are not set out in the VIF or the Intermediary VIF or this Circular. The Beneficial Owner should consult a legal advisor if the Beneficial Owner wishes to modify the authority of that person in any way.

All references to shareholders in this Circular and the accompanying forms of proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise.

Record Date, Voting Shares and Principal Holders

GSH

The record date for determining the GSH Shareholders entitled to receive notice of, attend and vote at the GSH Meeting was fixed by the GSH Board as June 21, 2013. As at the record date, there are 111,823,452 GSH Shares outstanding and entitled to be voted at the GSH Meeting and each GSH Share is entitled to one vote.

To the knowledge of the directors and senior officers of GSH, as at the date hereof, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to the outstanding GSH Shares, other than LSG, which holds 21,690,000 GSH Shares, representing approximately 19.4% of the outstanding total, or 26.52% on a fully-diluted basis assuming the exercise of LSG’s 10,845,000 GSH Warrants.

SFX

The record date for determining the SFX Shareholders entitled to receive notice of, attend and vote at the SFX Meeting was fixed by the SFX Board as June 21, 2013. As at the record date, there are 185,019,995 SFX Shares outstanding and entitled to be voted at the SFX Meeting and each SFX Share is entitled to one vote.

To the knowledge of the directors and senior officers of SFX, as at the date hereof, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the voting rights attached to the outstanding SFX Shares, other than BDR, which holds 65,178,772 SFX Shares, representing approximately 35.23% of the outstanding total or 37.93% on a fully-diluted basis, assuming the exercise of BDR’s 8,055,555 SFX Warrants.

PART I: THE AMALGAMATION

General

Under the terms of the Amalgamation Agreement, GSH and SFX have agreed to amalgamate under the CBCA by which:

1.	each outstanding SFX Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

2.	each SFX Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective SFX Warrant, to be re-priced accordingly;

3.	each SFX Option will be exchanged and replaced with 0.2 of one Amalco Option for each SFX Option, to be re-priced accordingly;

4.	each one outstanding GSH Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

5.	each GSH Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective GSH Warrant, to be re-priced accordingly; and

6.	each GSH Option will be exchanged and replaced with 0.2 of one Amalco Option for each GSH Option, to be re-priced accordingly.

Amalco shall (a) issue a number of Amalco Common Shares equal to 0.4% of the number of GSH Shares outstanding immediately before the Effective Date (to be issued in three separate and equal tranches on the Closing Date, its six-month anniversary and its one-year anniversary) and (b) make payment of an amount equal to 2% of GSH’s cash assets immediately before the Effective Date to Malcolm Finlay (to be paid on the Closing Date), the whole in connection with his assistance in connection with the Amalgamation.

Following the Amalgamation, SFX Shareholders and GSH Shareholders will hold approximately 62.17% and 37.58% of the outstanding Amalco Shares, respectively.

Background to the Amalgamation

The provisions of the Amalgamation Agreement are the result of arm’s length negotiations conducted between representatives of GSH and SFX and their respective advisors. The following is a summary of the principal meetings, negotiations, discussions and actions among the parties that preceded the execution of and public announcement of the Amalgamation Agreement.

Management of GSH and SFX began informal discussions with respect to a possible business combination of the two companies in January 2013. Both companies have similar businesses being the exploration of mineral properties in Central and Atlantic Canada. The discussions with respect to a possible amalgamation or some other form of business combination were considered primarily so as to synergize personnel skills, working capital and business opportunities.

On April 29, 2013, the Board of Directors of both companies each held a meeting to discuss and agree upon a framework to determining the exchange ratio and other key business terms of the Amalgamation.

Upon reaching a consensus, each of the GSH Board and SFX Board unanimously resolved to approve the Amalgamation, subject to shareholder and regulatory approval, and authorized entering into the Amalgamation Agreement.

On May 30, 2013, GSH and SFX each issued a press release announcing that the parties had signed the Amalgamation Agreement and that approximately 19.4% of GSH’s Shares were the subject of a Lock-Up Agreement and that approximately 37.93% of SFX’s Shares were the subject of a Lock-Up Agreement.

Recommendation of the Boards

Each of the GSH Board and the SFX Board has determined based on, among other things, the considerations noted below, that the terms of the Amalgamation are in the best interests of GSH and SFX respectively, and that such terms are fair to the GSH Shareholders and SFX Shareholders respectively; and the GSH Board unanimously recommends that GSH Shareholders vote in favour of the GSH Amalgamation Resolution, and the SFX Board unanimously recommends that SFX Shareholders vote in favour of the SFX Amalgamation Resolution:

1.	management’s review of the results of operations and prospects of each of GSH and SFX;

2.	GSH Shareholders and SFX Shareholders will continue to participate in their current asset bases as well as the growth opportunities associated with a combined entity;

3.	the financial resources of Amalco; and the expected cost savings of having only one reporting issuer, rather than two;

4.	the significant shareholder of each company has entered into a Lock-Up Agreement whereby it has agreed to support the Amalgamation;

5.	the management team of Amalco will be stronger than the two companies individually;

6.

until the time that the GSH Amalgamation Resolution is approved, GSH may consider a superior proposal; and until the time that the SFX Amalgamation Resolution is approved, SFX may consider a superior proposal;

7.

the fact that the Amalgamation must be approved by a special resolution passed by not less than two-thirds of the votes cast at the GSH Meeting by GSH Shareholders, and by not less than two-thirds of the votes cast at the SFX Meeting by SFX Shareholders;

8.	Amalco will, as a result of the exchange ratio for Amalco Shares, have a more rational share capital structure than either GSH or SFX; and

9.

the fact that the Amalgamation includes provisions which will permit both GSH Shareholders and SFX Shareholders who oppose the Amalgamation to, upon compliance with certain conditions, dissent from the approval of the Amalgamation Agreement in accordance with the CBCA and ABCA, as applicable, and be paid the fair value of their GSH Shares or SFX Shares as provided therein.

GSH and SFX believe that the combination of the two companies will create a larger, financially stronger, diversified and more competitive mineral exploration company. GSH and SFX believe that the business combination will create superior value from greater scale, greater management depth, more diversified asset base and enhanced capital markets profile. GSH and SFX believe that the growth prospects for shareholders are greater through Amalco than either company could achieve on its own.

The Amalgamation Agreement

GSH and SFX have entered into the Amalgamation Agreement. The summary below is qualified in its entirety by the text of the Amalgamation Agreement which is available at www.sedar.com. Under the terms of the Amalgamation Agreement, subject to the satisfaction of certain conditions precedent, GSH and SFX will be amalgamated under the CBCA with a new amalgamated company (Amalco) continuing the business of each of SFX and GSH under the name “Golden Share Mining Corporation” or such other name as may be approved by Amalco’s Board of Directors and the regulatory authorities. Under the Amalgamation:

1.	each outstanding SFX Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

2.	each SFX Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective SFX Warrant, to be re-priced accordingly;

3.	each SFX Option will be exchanged and replaced with 0.2 of one Amalco Option for each SFX Option, to be re-priced accordingly;

4.	each one outstanding GSH Share will be exchanged for 0.2 of one fully-paid and non-assessable Amalco Common Share;

5.	each GSH Warrant will be exchanged and replaced with 0.2 of one Amalco Warrant having the same terms and conditions as the respective GSH Warrant, to be re-priced accordingly; and

6.	each GSH Option will be exchanged and replaced with 0.2 of one Amalco Option for each GSH Option, to be re-priced accordingly.

Each of GSH and SFX provided representations and warranties to the other in the Amalgamation Agreement regarding certain customary commercial matters, including corporate, legal and other matters relating to their respective affairs. The obligation of GSH and SFX to complete the transactions contemplated in the Amalgamation Agreement are subject to the fulfillment, or waiver by one or more of GSH or SFX, as the case may be, and where permitted under law, on or before the Effective Date of certain conditions, including the following:

1.

the GSH Amalgamation Resolution shall have been approved by not less than two-thirds of the votes cast by eligible GSH Shareholders at the GSH Meeting in accordance with applicable laws and the Amalgamation Agreement;

2.

the SFX Continuance Resolution and the SFX Amalgamation Resolution shall have been approved by not less than two-thirds of the votes cast by eligible SFX Shareholders at the SFX Meeting in accordance with applicable laws and the Amalgamation Agreement;

3.

the TSXV shall have conditionally approved the listing thereon of the Amalco Shares (i) to be issued under the Amalgamation as of the Effective Date; and (ii) issuable upon exercise of the Amalco Convertible Securities;

4.	the TSXV will have conditionally approved the delisting of GSH and SFX from the TSXV;

5.

all other Appropriate Regulatory Approvals shall have been obtained or received from the Persons having jurisdiction in the circumstances, and all other applicable regulatory requirements and conditions shall have been complied with, the failure to obtain which would, individually or in the aggregate, have a Material Adverse Effect on Amalco after the Effective Date;

6.

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated under the Amalgamation Agreement and there shall be no proceeding, whether of a judicial or administrative nature or otherwise, in progress that relates to or results from the transactions contemplated under the Amalgamation Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated under the Amalgamation Agreement in accordance with the terms and conditions thereof;

7.	there shall not exist any prohibition at law against the completion of the Amalgamation;

8.

none of the consents, orders, regulations or approvals contemplated in the Amalgamation Agreement shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties to the Amalgamation Agreement acting reasonably;

9.	the Amalgamation Agreement shall not have been terminated;

10.	Dissenting Shareholders representing no more than 5% of the outstanding SFX Shares shall have exercised Dissent Rights in relation to the SFX Continuance Resolution;

11.	Dissenting Shareholders representing no more than 5% of the outstanding SFX Shares and GSH Shares collectively shall have exercised Dissent Rights in relation to the Amalgamation Resolution;

12.	no material adverse change in GSH or SFX shall have occurred; and

13.	GSH and SFX shall have performed all acts and undertakings required in the Amalgamation Agreement.

Effect of the Amalgamation

Under the Amalgamation, SFX will amalgamate with GSH under the CBCA to become Amalco. Immediately following the completion of the Amalgamation, former SFX Shareholders and former GSH Shareholders will hold approximately 62.17% and 37.58% respectively of the total issued and outstanding shares of Amalco. The Amalgamation will occur subject to the following terms and prescribed in the Amalgamation Agreement:

(i)	the name of Amalco will be “Golden Share Mining Corporation”;

(ii)	the property, rights and interests of each Amalgamating Company will continue to be the property, rights and interests of Amalco;

(iii)	Amalco will continue to be liable for the obligations of each Amalgamating Company;

(iv)	an existing cause of action, claim or liability to prosecution of an Amalgamating Company is unaffected by the amalgamation;

(v)	a civil, criminal or administrative action or proceeding pending by or against an Amalgamating Company may be continued to be prosecuted by or against Amalco;

(vi)	a conviction against, or ruling, order or judgement in favour of or against, an Amalgamating Company may be enforced by or against Amalco;

(vii)	the Certificate of Amalgamation resulting from the amalgamation of the Amalgamating Companies will be deemed to be the Certificate of Incorporation of Amalco;

(viii)	Amalco will have as its Articles, the Articles of Amalgamation as attached to the Amalgamation Agreement;

(ix)	the registered office of Amalco will be located at 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6; and

(x)

the board of directors of Amalco will, until otherwise changed in accordance with the CBCA, consist of a minimum of three and a maximum of ten directors. The number of directors of Amalco will initially be four; and the first directors of Amalco will be Philippe Giaro, Ge (Anna) Mao, Wenshan (Wilson) Zhang and Christian Guilbaud. Such directors will hold office until the next annual meeting of shareholders of Amalco or until their successors are elected or appointed.

Management of Amalco

GSH and SFX intend that the board of directors of the Resulting Issuer will consist of Philippe Giaro, Ge (Anna) Mao, Wenshan (Wilson) Zhang and Christian Guilbaud. It is intended that the management team of the Resulting Issuer will consist of Philippe Giaro (President & Chief Executive Officer), Hua (Helen) Gao (Chief Financial Officer), Laurence Huss (Vice-President, Exploration) and Wenshan (Wilson) Zhang (Chief Geologist). See “Part IV: Information Concerning The Resulting Issuer (Amalco)– Directors and Officers of Amalco”.

The Amalgamation Steps

The Amalgamation will be carried out under the CBCA. The following procedural steps, among others, must be taken in order for the Amalgamation to become effective:

1.	the Amalgamation and the Amalgamation Agreement must be approved by two-thirds of the GSH Shareholders and the SFX Shareholders, respectively;

2.	all conditions precedent to the Amalgamation, as set forth in the Amalgamation Agreement, must be satisfied or waived by the appropriate parties;

3.	SFX must be continued under the CBCA; and

4.	The Application for Amalgamation, certain affidavits, and the Articles of Amalgamation must be filed with the Director under the CBCA.

GSH Shareholder Approval of Amalgamation

GSH has called the GSH Meeting to be held at 11:00 am (Montreal time) on July 25, 2013 at 1100 de la Montagne Street, René-Lévesque Room, Montreal, Quebec. The GSH Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the GSH Amalgamation Resolution by GSH Shareholders present in person or by proxy at the GSH Meeting. At the GSH Meeting, each GSH Shareholder will be entitled to vote on the basis of one vote per GSH Share held. No GSH Shares will be excluded from voting on the approval of the Amalgamation, as no GSH Shareholder will receive a collateral benefit as a result of the Amalgamation.

SFX Shareholder Approval of Continuance and Amalgamation

SFX has called the SFX Meeting to be held at 11:00 am (Toronto time) on July 25, 2013 at 145 Riviera, Unit 7, Markham, Ontario, L3R 5J6. The SFX Continuance Resolution approving the SFX Continuance and the SFX Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must each be passed, with or without variation, by two-thirds of all votes cast with respect to each of the SFX Continuance Resolution and the SFX Amalgamation Resolution by SFX Shareholders present in person or by proxy at the SFX Meeting. At the SFX Meeting, each SFX Shareholder will be entitled to vote on the basis of one vote per SFX Share held. No SFX Shares will be excluded from voting on the Continuance or the Amalgamation, as no SFX Shareholder will receive a collateral benefit as a result of the Amalgamation.

Resale of Amalco Shares

The Amalco Shares to be issued in exchange for GSH Shares and SFX Shares under the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws. Amalco Shares will generally be “freely tradeable” (other than as a result of any “control person” restrictions which may arise by virtue of ownership thereof and subject to customary restrictions of general application) under applicable Canadian securities laws.

All Holders of Amalco Shares are urged to consult their legal advisor to ensure that the resale of their Amalco Shares complies with applicable securities legislation. Holders of Amalco Securities residing elsewhere than in Canada are urged to consult their legal advisor to determine the extent of all applicable resale provisions.

Exchange of Share Certificates

Upon completion of the Amalgamation, GSH Shareholders and SFX Shareholders (other than Dissenting Shareholders) will be deemed to be Holders of Amalco Shares as of the Effective Date and former registered GSH Shareholders and SFX Shareholders will be entered into the register of Holders of Amalco Shares without further act or formality.

Securityholders of the Amalgamating Companies will retain their GSH or SFX Securities, as the case may be, currently in place and it is not contemplated that those Securities will be replaced with new certificates.

Beneficial Shareholders whose SFX Shares or GSH Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Shares.

Fractional Shares and Warrants

No fractional Amalco Shares or Amalco Convertible Securities will be issued by Amalco to any holder of SFX Shares, GSH Shares, SFX Options, SFX Warrants, GSH Options or GSH Warrants, and the number of Amalco Shares and Amalco Convertible Securities issued at any time will be rounded down to the next whole number.

Exchange of Option and Warrant Certificates

Holders of GSH Warrants, SFX Warrants, GSH Options and SFX Options need not surrender the certificates or agreements representing such securities as the terms thereof contemplate adjustment for corporate reorganizations such as the Amalgamation, and will be entitled to Amalco Shares on exercise of such securities. This Information Circular constitutes notice of these changes under the applicable warrant indenture, certificate or agreement relating to the GSH Warrants, SFX Warrants, GSH Options and SFX Options. However, Amalco may on or promptly after the Effective Date deliver or arrange to be delivered to the holders of GSH Warrants, SFX Warrants, GSH Options and SFX Options, certificates or agreements, as applicable, evidencing the right of such holders to acquire Amalco Shares.

Change of Control Provisions

The Amalgamation will not result in a “change of control” or any other form of accelerated payment or vesting for the purposes of any employment or consulting services agreement, or any incentive, bonus or similar plan applicable to SFX or GSH.

Principal Holders of Amalco Shares

On the completion of the Amalgamation, it is expected that LSG (a current GSH Shareholder) will be entitled to 4,338,000 Amalco Shares (7.29% of the outstanding total) and 2,169,000 Amalco Warrants. Assuming the exercise by LSG of all of its Amalco Warrants, it would hold 6,507,000 Amalco Shares or 10.55% of the outstanding Amalco Shares. On the completion of the Amalgamation, it is expected that BDR (a current SFX Shareholder) will be entitled to 13,035,754 Amalco Shares (21.9% of the outstanding total) and 1,611,111 Amalco Warrants. Assuming the exercise by BDR of all of its Amalco Warrants, it would hold 14,646,865 Amalco Shares or 23.96% of the outstanding Amalco Shares.

Lock-Up Agreements

LSG has entered into a Lock-Up Agreement with GSH under which it had agreed, among other things, to vote its GSH Shares in favour of the GSH Amalgamation Resolution. LSG holds 21,690,000 GSH Shares, representing approximately 19.4% of the outstanding GSH Shares.

BDR has entered into a Lock-Up Agreement with SFX under which it has agreed, among other things, to vote its SFX Shares in favour of the SFX Amalgamation Resolution. BDR holds 65,178,772 SFX Shares, representing approximately 35.23% of the outstanding SFX Shares.

Effective Date of Amalgamation

It is anticipated that the Amalgamation will become effective after the requisite shareholder and regulatory approvals have been obtained and all other conditions to the Amalgamation have been satisfied or waived. As at the date hereof, it is anticipated that the Amalgamation will become effective on or about July 31, 2013.

Stock Exchange Listing

Applications have been made to the TSXV by each of GSH and SFX to have the Amalco Shares to be issued under the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities, listed on the TSXV. It is a condition precedent to the Amalgamation that the TSXV conditionally approve the terms of the Amalgamation Agreement and the listing of the Amalco Shares to be issued under the Amalgamation as of the Effective Date and the Amalco Shares issuable upon conversion or exercise of the Amalco Convertible Securities.

Listing of the Amalco Shares on the TSXV will be subject to Amalco meeting the continued listing requirements of the TSXV. Conditional listing approval of the TSXV has been obtained, however there can be no assurance that the Amalco Shares will be listed on the TSXV or on any other stock exchange.

Certain Canadian Federal Income Tax Considerations

This Circular does not contain a summary of the Canadian or foreign income tax considerations applicable to holders of securities of the Amalgamating Companies. The Amalgamation may have important tax consequences for the security holders of the Amalgamating Companies. Security holders are advised to consult with their advisors for tax consequences material to them, in connection with considering whether to approve the SFX Amalgamation Resolution or GSH Amalgamation Resolution, as the case may be.

Dissenting Shareholders’ Rights

The following description of the rights of Dissenting Shareholders is not a comprehensive statement of procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of GSH Shares or SFX Shares and is qualified in its entirety by Section 190 of the CBCA which is included as Appendix “F”to this Circular and, with respect to the SFX Continuance, the dissent rights of the ABCA which are included as Appendix “G” to this Circular. A GSH Shareholder or a SFX Shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of the ABCA and CBCA, as applicable, and should seek legal advice. Failure to comply with the provisions of the ABCA or CBCA, as applicable, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A Dissenting Shareholder may dissent only in respect of all of the GSH Shares and/or SFX Shares held by the Dissenting Shareholder or on behalf of any one beneficial owner whose securities are registered in the Dissenting Shareholder’s name. The demand for appraisal must be executed by or for the Holder of record, fully and correctly, as such Holder’s name appears on the Holder’s share certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a Holder of record; however, such agent must identify the registered owner or owners and expressly identify the registered owner or owners, and expressly disclose in such demand that the agent is acting as agent for the registered owner or owners.

Only registered GSH Shareholders or SFX Shareholders may dissent. Beneficial owners of GSH Shares or SFX Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such shares. A registered Holder such as a broker who holds GSH Shares or SFX Shares as nominee for beneficial owners, some of whom may desire to demand appraisal, must exercise dissent rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the demand for appraisal should set forth the number of GSH Shares and/or SFX Shares covered by it.

Dissenting GSH Shareholders

A dissenting holder of GSH Shares must send to GSH a written objection to the GSH Amalgamation Resolution, which written objection must be received by GSH’s legal counsel, BCF LLP, at 1100 René-Lévesque Blvd. West, 25th Floor, Montreal, Quebec H3B 5C9, Attention: Adam Allouba, at or before the GSH Meeting in order to be effective. A GSH Shareholder is not entitled to dissent with respect to the GSH Amalgamation Resolution if he or she votes in favour of the GSH Amalgamation Resolution. An application may be made to the Court to fix the fair value of the Dissenting Shareholder’s GSH Shares after the adoption of the GSH Amalgamation Resolution. If an application to the Court is made, GSH must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay him an amount considered by the GSH Board to be the fair value of the GSH Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if GSH is the applicant, or within 10 days after GSH is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

A dissenting holder of GSH Shares may make an agreement with GSH, for the purchase of the Dissenting Shareholder’s GSH Shares in the amount of GSH’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the GSH Shares. A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the GSH Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against GSH and in favour of each of those Dissenting Shareholders and fixing the time within which GSH must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a shareholder until the date of payment.

After the Amalgamation becomes effective, or after an agreement between GSH and the Dissenting Shareholder is made, or upon the pronouncement of a court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the GSH Shares in the amount agreed between GSH and the Dissenting Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent, or GSH may rescind the GSH Amalgamation Resolution and, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued.

Dissenting SFX Shareholders

A dissenting holder of SFX Shares must send to SFX, a written objection to the SFX Amalgamation Resolution, which written objection must be received by SFX’s legal counsel, Morris McManus Professional Corporation, at 801-6th Avenue S.W., Suite 1710, Calgary, Alberta T2P 3W2, Attention: Morris McManus at or before the SFX Meeting in order to be effective. A SFX Shareholder is not entitled to dissent with respect to the SFX Amalgamation Resolution if he or she votes in favour of the SFX Amalgamation Resolution. An application may be made to the Court to fix the fair value of the Dissenting Shareholder’s SFX Shares after the adoption of the SFX Amalgamation Resolution. If an application to the Court is made, SFX must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay him an amount considered by the SFX Board to be the fair value of the SFX Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if SFX is the applicant, or within 10 days after SFX is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

A dissenting holder of SFX Shares may make an agreement with SFX, for the purchase of the Dissenting Shareholder’s SFX Shares in the amount of SFX’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the SFX Shares. A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the SFX Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against SFX and in favour of each of those Dissenting Shareholders and fixing the time within which SFX must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a shareholder until the date of payment.

After the Amalgamation becomes effective, or after an agreement between SFX and the Dissenting Shareholder is made, or upon the pronouncement of a court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the SFX Shares in the amount agreed between SFX and the Dissenting Shareholder or in the amount of the judgment as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent, or SFX may rescind the SFX Amalgamation Resolution, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued.

Limitations on Payment

Neither GSH nor SFX (otherwise referred to as “Dissentco” and shall mean Amalco once the Certificate of Amalgamation is issued by the Director) shall make any payments to a Dissenting Shareholder under the dissenting provisions of the CBCA if there are reasonable grounds for believing that Dissentco is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of Dissentco’s assets would thereby be less than the aggregate of its liabilities. In such event, Dissentco shall notify each Dissenting Shareholder within 10 days after the pronouncement of the court or the mailing of an agreement between a shareholder and Dissentco as to the payment to be made for shares, that it is unable lawfully to pay Dissenting Shareholders for their securities, in which case the Dissenting Shareholders may, by written notice to Dissentco within 30 days after receipt of such notices, withdraw their written objection, in which case such securityholders shall be deemed to have participated in the Amalgamation.

Further, it is a condition precedent of the Amalgamation Agreement that not more than 5% of all GSH Shareholders and SFX Shareholders collectively are Dissenting Shareholders. If more than 5% of the shareholders of the Amalgamating Companies exercise their rights of dissent, any one of the Amalgamating Companies may determine to not proceed with or complete the Amalgamation. This condition may be waived at the discretion of SFX and GSH.

GSH Shareholders and SFX Shareholders should consult their legal advisors with respect to strictly complying with the dissent procedures and the legal rights available to them in relation to the Amalgamation and the dissent rights.

Risk Factors Related to the Amalgamation

An investment in Amalco Shares as a result of the amalgamation of GSH and SFX is subject to certain risks. In addition to the risk factors described under “Part IV: Information Concerning The Resulting Issuer (Amalco)– Risk Factors Relating to Amalco’s Business”, the following are additional and supplemental risk factors which GSH Shareholders should carefully consider before making a decision regarding approving the GSH Amalgamation Resolution and which SFX Shareholders should carefully consider before making a decision regarding approving the SFX Amalgamation Resolution.

GSH and SFX may not realize the anticipated benefits of the Amalgamation

GSH and SFX are proposing to complete the Amalgamation to strengthen the position of each entity in the mineral exploration industry and to create the opportunity to realize certain benefits including, among other things, those set forth in this Circular. Achieving the benefits of the Amalgamation depends in part on the ability of Amalco to effectively capitalize on its scale, to realize the anticipated capital and operating synergies, to profitably sequence the growth prospects of its asset base and to maximize the potential of its improved growth opportunities and capital funding opportunities as a result of combining the businesses and operations of GSH and SFX. A variety of factors, including those risk factors set forth in this Information Circular and in the documents incorporated by reference herein, may adversely affect the ability to achieve the anticipated benefits of the Amalgamation. One of the factors may be the inability of the parties to successfully consolidate functions and integrate operations, procedures and personnel in a timely and efficient manner. This integration will require the dedication of substantial management effort, time and resources which may divert management’s focus and resources from other strategic opportunities of Amalco following completion of the Amalgamation, and from operational matters during this process.

Failure to obtain all regulatory requirements for completion of the Amalgamation

Completion of the Amalgamation is subject to, among other things, the approval of the TSX Venture Exchange and the receipt of all necessary regulatory and GSH Shareholder and SFX Shareholder approvals. There can be no certainty, nor can either Party provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. The requirement to take certain actions or to agree to certain conditions to satisfy such requirements or obtain any such approvals may have a Material Adverse Effect on the business and affairs of Amalco or the trading price of the Amalco Shares after completion of the Amalgamation. Unless the failure to obtain required regulatory or third party approvals or consents would have a Material Adverse Effect on either GSH or SFX, or upon completion of the Amalgamation or Amalco, the Parties will be required to complete the Amalgamation notwithstanding the failure to receive such consents or approvals.

The Amalgamation Agreement may be terminated in certain circumstances

Each of SFX and GSH has the right to terminate the Amalgamation Agreement in certain circumstances. Accordingly, there is no certainty, nor can either Party provide any assurance, that the Amalgamation Agreement will not be terminated before the completion of the Amalgamation. For example, a Party has the right, in certain circumstances, to terminate the Amalgamation Agreement if changes occur that, individually or in the aggregate, have a Material Adverse Effect on the other Party. Although a Material Adverse Effect excludes certain events that are beyond the control of the Parties (such as general changes in the global economy or changes that affect the worldwide gold mining industry and which do not have a materially disproportionate effect on a Party), there is no assurance that a change having a Material Adverse Effect on a Party will not occur before the Effective Date, in which case the other Party could elect to terminate the Amalgamation Agreement and the Amalgamation would not proceed. In addition, the completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of SFX or GSH. There is no certainty, nor can either Party provide any assurance, that these conditions will be satisfied.

Termination Payment

Under the Amalgamation Agreement, a Party is required to pay a Termination Payment of $100,000 as liquidated damages in the event that the Amalgamation is terminated in certain circumstances related to a possible alternative transaction to the Amalgamation. If a Party is required to pay the Termination Payment under the Amalgamation Agreement and such Party does not enter into or complete an alternative transaction, the financial condition of the Party that pays the Termination Payment could be materially adversely affected.

The Termination Payment may discourage other parties from attempting to propose a significant business transaction, even if a different transaction could provide better value than the Amalgamation to the SFX Shareholders or the GSH Shareholders.

The market price for the SFX Shares and the GSH Shares may decline

If the Amalgamation is not approved by the SFX Shareholders or the GSH Shareholders, the market price of the SFX Shares and the GSH Shares may decline to the extent that the current market price of the SFX Shares and the GSH Shares reflects a market assumption that the Amalgamation will be completed and that the Amalgamation is beneficial for each company. If the Amalgamation is not approved by the SFX Shareholders or the GSH Shareholders, as the case may be, and the SFX Board or the GSH Board, as the case may be, decides to seek another merger or business combination, there can be no assurance that SFX or GSH, as the case may be, will be able to find a party willing to pay an equivalent or more attractive price than the total consideration to be paid under the Amalgamation.

Amalco will require further financing

The exploration of SFX’s mineral properties and GSH’s mineral properties will require additional financing. There can be no assurances that Amalco will be able to locate the necessary financing or that any financing will be available on terms acceptable to Amalco.

Potential payments to Dissenting Shareholders could have an adverse effect on Amalco’s financial condition

SFX Shareholders and GSH Shareholders have the right to exercise Dissent Rights and demand payment equal to the fair value of their shares in cash. If Dissent Rights are exercised in respect of a significant number of SFX Shares and GSH Shares, a substantial cash payment may be required to be made to such shareholders that could have an adverse effect on Amalco’s financial condition and cash resources or the Amalgamation may not be completed as it is a condition that GSH Shareholders and SFX Shareholders collectively may not exercise Dissent Rights in respect of more than 5% of outstanding SFX Shares.

The trading price of Amalco’s Shares may be volatile

The trading price of the GSH Shares and the SFX Shares have been and may continue to be subject to material fluctuations and, following completion of the Amalgamation, the Amalco Shares may be subject to, material fluctuations and may increase or decrease in response to a number of events and factors, including:

  changes in the market price of precious and base metals;
  current events affecting the economic situation in Canada and internationally;
  trends in gold mining and mining in general;
  regulatory and/or government actions;
  changes in financial estimates and recommendations by securities analysts;
  acquisitions and financings;
  the inability to obtain necessary mining permits;
  the economics of current and future mineral projects of Amalco;
  quarterly variations in operating results;
  the operating and share price performance of other companies, including those that investors may deem comparable;
  the issuance of additional equity securities by Amalco, or the perception that such issuance may occur; or
  purchases or sales of blocks of Amalco Shares.

Following completion of the Amalgamation, Amalco may issue additional equity securities

Following completion of the Amalgamation, Amalco may issue equity securities to finance its activities, including in order to finance acquisitions. If Amalco were to issue common shares, existing holders of such shares may experience dilution in Amalco. Moreover, as Amalco’s intention to issue additional equity securities becomes publicly known, Amalco’s share price may be materially adversely affected.

PART II: INFORMATION CONCERNING GOLDEN SHARE MINING CORPORATION

Information with respect to GSH is incorporated by reference in this Information Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from GSH at 349 de Contrecoeur Street, Montreal, Quebec H1L 3Y4, or by telephone at 514-866-4224. These documents are also available through the internet on SEDAR at www.sedar.com.

Documents Incorporated by Reference

The following documents are specifically incorporated by reference and form an integral part of this Information Circular (collectively the “GSH Incorporated Documents”):

1.

GSH’s Information Circular dated as of April 22, 2013 for its most recent Annual General Meeting of GSH Shareholders held on May 31, 2013 (“GSH 2013 Information Circular”) (filed on SEDAR on April 29, 2013);

2.

Audited Financial Statements and Management Discussion and Analysis for the year ended December 31, 2012 (“GSH Audited Financials”) (filed on SEDAR on April 9, 2013) and Unaudited Financial Statements and Management Discussion and Analysis for the three months ended March 31, 2013 (“GSH Interim Financials”) (filed on SEDAR on April 30, 2013); and

3.

Independent Technical Report on the Berens River Property, dated June 19, 2013 prepared by Tafadzwa Gomwe, PhD, PGeo and Remi Verschelden, PGeo (the “Berens River Technical Report”) (filed on SEDAR on June 20, 2013).

Any statement contained in this Information Circular or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Circular to the extent that a statement contained in this Information Circular or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Information Circular modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Information Circular.

Information contained in or otherwise accessed through GSH’s website, www.goldenshare.ca or any other website, other than those documents specifically incorporated by reference herein and filed on SEDAR at www.sedar.com, does not form part of this Information Circular.

As the GSH Interim Financials were filed before the terms of the Amalgamation were agreed upon, they do not refer to the Amalgamation as a subsequent event.

Corporate Structure

GSH was incorporated under the CBCA on August 7, 2007 under the name “Golden Share Mining Corporation”. Its head office and registered and records office is 349 de Contrecoeur Street, Montreal, Quebec H1L 3Y4.

GSH is a reporting issuer in all provinces and territories of Canada; and the GSH Shares are listed and posted for trading on the TSXV under the trading symbol “GSH”.

General Development of the Business of GSH

GSH was incorporated in 2007 as a wholly-owned subsidiary of Searchgold Resources Inc. ("Searchgold"), a public company listed on the TSXV, to engage in the business of mining exploration and development within Canada. Upon completing its initial public offering completed in December 2007, GSH became an independent publicly-traded company.

GSH acquired the Berens River Property in two steps. First, in October 2010, GSH acquired the past-producing Berens River Mine through a 1:1 share exchange with Nanoose Gold Limited (“Nanoose”), a privately-held Canadian company, in connection with which resulting GSH issued 5,000,000 common shares. Additionally, GSH assumed Nanoose’s commitments to the original optionors to pay a total of $480,000 and issue a total of 1,000,000 GSH Shares over a five-year period. A 2% NSR is also payable to the optionors.

On January 3 and 14, 2013, GSH amended the terms of the option agreement originally assigned to it by Nanoose. Under the terms of the original agreement, no later than February 15, 2013 each of the two optionors was to receive $25,000 in cash and 50,000 common shares from GSH. Under the terms of the amendments, one of the two optionors has agreed to instead receive $12,500 in cash and 327,777 GSH Shares and the other has agreed to instead receive $12,500 in cash and 407,143 common shares of GSH.

Second, in December 2011, GSH secured the land package surrounding Berens River Mine by entering into an option agreement with Favourable Lake Gold (“FLG”), a privately-held Canadian company, to acquire a 100% interest in 20 unpatented claims. Under that agreement, GSH could acquire a 100% interest for a cash compensation of $15,000 upon the achievement of certain milestones relating to the renewal of the claims and the entry into an agreement with the Sandy Lake First Nation regarding exploration, as well as an additional total of $35,000 on the first and second anniversaries of the option agreement. In addition, the agreement required GSH to issue to FLG a maximum of 6,500,000 GSH Shares upon the achievement of those same milestones. The issuance of 3,000,000 GSH Shares on each of the first and second anniversary dates could be replaced by cash payments.

Finally, this option agreement required GSH to issue FLG:

  500,000 GSH Shares at any time in the event that measured and indicated resources representing a metal content of 250,000 ounces of gold or more could be defined and validated by a NI 43-101 compliant report executed by an independent geological consulting firm. The same payment would apply, at any time, if the property was placed in production with resources inferior to 250,000 ounces of gold but where a total of 250,000 ounces of gold or more would be produced by GSH during commercial production. The number of ounces of gold produced is to be validated by official milling documentation; and

  1,000,000 GSH Shares at any time in the event that measured and indicated resources representing a metal content of 500,000 ounces of gold or more could be defined and validated by a NI 43-101 compliant report executed by an independent geological consulting firm. The same payment would apply, at any time, if the property was placed in production with resources inferior to 500,000 ounces of gold but where a total of 500,000 ounces of gold or more would be produced by GSH during commercial production. The number of ounces of gold produced is to be validated by official milling documentation.

On February 6, 2013, GSH amended the terms of its option agreement with FLG such that GSH could acquire a 100% interest over 26 months by meeting the following conditions:

  By executing cash payments of a total of $37,500 to FLG, to be completed no later than the second anniversary of the date of the option agreement and each payment being made upon the achievement of the milestones described above;

  By issuing FLG a first tranche of a total of 1,000,000 GSH Shares, to be completed no later than February 28, 2013 and each issuance being made upon the achievement of the milestones described above;

  By issuing, subject to certain conditions, such further number of GSH Shares equal to the lesser of 3,000,000 GSH Shares or $150,000 divided by the volume weighted average trading price of the GSH Shares on the TSXV for the five trading day period ending no later than February 28, 2014, or at GSH’s election, by making a cash payment of $150,000; and

  By issuing such further number of GSH Shares equal to the lesser of 3,000,000 GSH Shares or $150,000 divided by the volume weighted average trading price of the GSH Shares on the TSXV for the five trading day period ending on or before the second anniversary of the date of this Agreement, or at GSH’s election, by making a cash payment of $150,000.

GSH’s Berens River Property

The Berens River Technical Report is filed on SEDAR and is hereby incorporated by reference. The Berens River Technical Report can be viewed in its entirety on SEDAR at www.sedar.com. The following is an extract from the summary of the Berens River Technical Report:

The Berens River Property is located 200 km north of Red Lake, in the Favourable Lake Greenstone Belt of northwestern Ontario. The nearest population centres are the First Nations communities of Deer Lake (35 km southwest of the property), North Spirit Lake (35 km to the southeast), and Sandy Lake / Kee-Way-Win (35 km to the north-northeast / northeast). GSH entered into a strategic development agreement with Ackewance exploration and services in January 2013. Ackewance is to assist GSH in developing harmonious relationship with local communities and First Nations in the Area. In March 2013 Ackewance entered into a written agreement with the Sandy Lake First nation Community. The agreement allows GSH to bring equipment and supplies to the Bear Head Area for exploration drilling on the Property.

The Berens River mine was formerly known as the Zahavy mine, Favourable Lake mine or Golsil mine. Historical production focused on the No. 1 vein, and both surface and underground exploration focused on veins No. 1, 2, 3 and 4. Operations spanning a period from 1938 to 1948 produced the following amounts from the No. 1 vein: 157,696 oz Au; 5,796,177 oz Ag; 6,105,872 lbs Pb and 1,797,091 lbs Zn (totals are compiled from reports that are not compliant with 43-101 regulations).

In the fall of 2010, GSH carried out a surface program to verify the claim boundary, identify all facilities and features in order to locate old workings and to verify the high-grade zones of known historical mineralization. Grab samples from veins confirm the presence of high-grade mineralization. Samples from the No. 3 vein returned up to 31.88 g/t Au and 547 g/t Ag, and those from the No. 10 vein returned 37.71 g/t Au and 1,630 g/t Ag. The historical resources from the No. 3 vein were reported in 1988 at 174,158 tonnes Au at 7.72g/tonne and 175.22 grams Ag/tonne, and were never exploited. These “resources” are historical in nature and should not be relied upon. It is unlikely they conform to current Regulation 43-101 criteria or to CIM Standards and Definitions, and they have not been verified to determine their relevance or reliability. They are included in this section for illustrative purposes only and should not be disclosed out of context.

A large part of the property, although having been mined in the past, is still at an early stage of exploration and some parts are at the grassroots stage (for example, the Setting Net Lake area). The property has the potential for several rich Au/Ag-bearing veins. Occurrences, such as Young and Newconex, were sampled by drilling and prospecting and yielded positive results, indicating the potential for further discoveries.

In 2005, the rehabilitation of all physical hazards on the site was carried out under Ontario’s Abandoned Mines Rehabilitation Program. Work included the demolition of all buildings, decommissioning of the airstrip, backfilling of the open stope, and removal of polychlorinated biphenyls (PCBs) and scrap material.

GSH was awarded an exploration permit in March 2013. The permit covers, drilling and stripping exploration methods, and is valid till 2016.

The authors of the Berens River Technical Report are of the opinion that the Berens River Property has sufficient merit to continue exploration work. A two-phase program is recommended. Phase 1 would consist of obtaining more information on veins 3, 10 and 19. This would involve drilling twin holes for the best targets within the historical high grade mineralized zone, where drill hole logs and core have been lost. This information should be entered into the current database and be used to check the validity of the existing assay data. Proper QA/QC protocol and analytical procedure should be implemented for all target commodities and mineralization types. A drill is present on site, therefore mobilization costs are no longer a factor.

Phase 2 is conditional to the success of Phase 1. Work would comprise prospecting, whole rock geochemistry and geological mapping, particularly on the new claims acquired in 2011. This includes the southern property near Setting Net Lake. All outcrops identified while compiling the area map and some structural measurements should be verified in the field. The best targets identified during this phase could be further exposed by trenching. Prospecting should also focus on identifying extensions of known mineralization, determining the continuity of mineralized veins, and determining the polarity of the volcanics. It is strongly recommended that the property undergoes a geophysical study.

This should be done after the prospecting in order to determine the most suitable program (ground or airborne survey) for the type of mineralisation and host rock composition. In order to verify the historical resources and make them complaint to 43-101 regulations all the collars of historical surface holes, shaft collar, claim stakes, trenches, zones, etc. should be professionally surveyed and identified. According to the proposed genetic model, a pluton below the metavolcanics served as a heat source for the system. There is indeed a pluton in the southeastern corner of the property, but it is not known if this was the source of heat. This pluton may also have been near the top of the system where it could have acted as a capping mechanism, in which case other types of mineralization may be present near its contact.

Phase 1 is estimated at $219,000 and Phase 2 at $834,000 for a total of $1,053,000. The recommended program is described below. Estimated budgets are presented in Tables 1 and 2. The estimated budget for the exploration program is subject to potential incidentals (e.g., loss of flying hours during bad weather) and the real cost may thus differ from the estimated costs.

Table 1 – Phase 1 – Proposed Berens exploration program

PHASE 1	Twinning of Historical High-grade Mineralized Zones	Estimated cost $CAN
Diamond drilling	Validation drilling on veins No. 3, 10 and 19 (1,050 m @ $150/m).	$157,500
Lodging and transportation	$25,000
Contingencies (20%)	$36,500
Phase 1 Total	$219,000

Table 2 – Phase 2 – Proposed Berens exploration program

PHASE 2	Detailed Exploration Work for Mineralized Zone Verification	Estimated cost $CAN
Field geology and prospecting	One month of field work on the property (geology and prospecting). Add details to geology map, characterize lithological units, and locate all veins in area. Whole-rock geochemistry program and assay program for all mineralized rocks.	$200,000
Mobilization/demobilization	$40,000
Camp site, lodging and accommodation for geology team	$90,000
Contingencies (20%)	$66,000
Surveying	1 week of surveying and localisation of DDH, Shaft collars, Claims status, trenches and Zones	$50,000
Mobilization/demobilization	$50,000
Camp site lodging and accommodation for geology team	$20,000
Contingencies (20%)	$24,000
Trenching	Trenching follow-up on new targets generated by prospecting	$100,000
Mobilization/demobilization	$70,000
Camp site, lodging and accommodation	$75,000
Contingencies (20%)	$49,000
Phase 2 Total	$834,000

GSH’s Other Properties

Other Ontario projects

GSH’s other Ontario projects are located in the Shebandowan greenstone belt, situated within the southern part of Northwestern Ontario, which is increasingly being recognized as an emerging gold province. In the Fort Frances area, Rainy River Resources has so far defined 8 M oz Au in Indicated and Inferred Resources on their Rainy River Project. In the Atikokan area, Osisko Mining Corporation acquired Brett Resources Inc. following the discovery of the 10.52 M oz Au Hammond Reef deposit. The Shebandowan greenstone belt lies at the eastern end of this emerging province and hosts GSH’s other projects in Ontario.

The Shebandowan belt is a classic Archean sequence exhibiting strong similarities to the Hemlo, Timmins, Kirkland Lake and Val d'Or gold camps both in geological and tectonic evolution. The belt contains east trending mafic to intermediate metavolcanics consisting of basalt, andesite and dacite flows and tuffs with minor felsic volcanilastics and metasediments. Gabbro, peridotite and feldspar (+/- quartz) porphyry sills and plugs intrude the metavolcanics.

The Shebandowan belt hosts INCO’s past producing nickel-copper Shebandowan mine which came into production in 1971 and was operated until 1998 producing 9.4 million tonnes of ore. While there are currently no operating mines in the Shebandowan belt, two advanced gold projects have been the object of recent activity:

In February 2013, Moss Lake Gold Mines Ltd. announced an increase in resource estimates at its 100%-owned Moss Lake gold deposit with Indicated Resources of about 40 Mt at 1.1 g Au/t (about 1.4 M oz Au) and additional Inferred Resources of about 50 Mt at 1.1 g Au/t or (about 1.7 M oz Au).

In December 2011, Foundation Resources Inc. reported a NI 43-101 compliant resource estimate of 763,276 ounces of gold in the Inferred category and 96,400 ounces of gold in the Indicated category on the Osmani deposit (The mineral resources were developed on two parallel gold bearing zones at a gold cut-off grade of 0.40  g/t Au, and contain Indicated Resources of about 3.5 Mt at 0.85 g/t Au and Inferred Resources totaling 30.5 Mt at 0.78 g/t Au).

Shebandowan Project

GSH holds a 100% interest in the Shebandowan project located 70 km west of Thunder Bay, Ontario, Canada. The current project outline results from the consolidation of three distinct adjacent properties forming a continuous 21 km of strike length land package along the northern part of the Shebandowan belt, which are, from east to west, Band Ore, Conacher and Pistol Lake. Recent direct claim staking by GSH has increased the total area of the project to 78.1 km².

The exploration history for the Shebandowan project spans 7 decades with the bulk of historical work performed on the Band Ore property and consisting in diamond drilling during mostly two periods. In 1946 Band Ore Mines Ltd drilled 68 holes for a total of 11,277 m and from 1980 to 1982 Mattagami Lake Exploration drilling 67 holes for a total of 9,928 m. On the Pistol Lake property, the most advanced historical exploration was performed by Chabela Resources in the late 1980’s which carried out the bulk of the historical diamond drilling on the JF West Zone. On the Conacher property, the most systematic historical work completed was performed by Noranda Exploration in the early 1980’s and a follow-up drilling program by North Coast Industries was executed towards the end of the decade.

The current focus of the project, and presently the most advanced area, is the Pistol Lake-Band Ore trend highlighted by two advanced gold targets:

  Pistol Lake JF’s West zone: 150,699 oz Au NI 43-101 compliant Inferred Resource (2,857,200 MT @ 1.64 g/t Au at 1.00 g/t Au cut off - established in 2010).

  Band Ore deposit: 251,271 oz Au in historical resources within two principal zones (706,000 tonnes at a grade of 6.86 g/t Au in the Main zone and 616,000 tonnes at a grade of 4.83 g/t Au in the #4 zone).

Recent work on the project by GSH include:

1.	2010: Upgrading of the JF West resource to NI 43-101 status.

2.

2011 to 2012: Important surface program comprising geological mapping, mechanized trenching, line cutting and ground geophysics (magnetometer and IP surveys) which culminated in two phases of diamond drilling:

  2011 first phase drilling program totaling 16 holes for 2,823 m and targeting the Pistol Lake-Band Ore trend yielding best assays of 18.27 g/t Au over 2.70 m on the Band Ore Main zone and 0.54 g/t Au over 32.59 m in the extension of the JF West zone.

  2012 second phase drilling program totaling 8 holes for 1,203 m and targeting the Band Ore Main Zone with best assays yielding 7.21 g/t Au over 2.00 m.

Elwood Property

GSH holds a 100% interest the Elwood property located 70 km west of Thunder Bay, Ontario, Canada. It consists in 31 mining titles covering 36.8 km². The current project outline results from the consolidation of two contiguous claim blocks acquired under different terms; the Elwood “Main” property consisting in 21 mining titles acquired through the exercise of an option agreement and the Elwood “West” property comprising 10 mining titles acquired by direct staking.

The property is located in the Shebandowan greenstone belt, south of the synvolcanic Shebandowan pluton and shows several undeveloped gold showings associated with granodiorite dykes and/or sills hosted in a typical volcanic sequence. It also covers the western extension of the Peewatai granodiorite which is host to the mineralized Penziwol area.

Sporadic work is recorded in the early part of the 20th century. Most of the modern exploration however started in 1951 with INCO’s purchase of a massive sulphide property and the beginning of the exploration on what would become the Shebandowan Mine located north of the Elwood property. Most of the gold occurrences recorded on the property were discovered by INCO or local Thunder Bay area prospectors.

Recent work on the project by GSH include:

1.

2008: Surface exploration comprising geological mapping, prospecting, surface geophysics and a first phase drilling program totaling 6 holes for 485 m and targeting the U zone, which yielded best assays of the 2.38 g/t Au over 8.30 m from (including 14.97 g/t Au over 1 m).

2.	2010 to 2011: Gradient IP geophysical survey over U zone followed by one additional drill hole which failed to return significant results.

Larose Property

GSH is earning a 50% interest in the Larose property located 100 km west of Thunder Bay, Ontario, Canada. It consists in 18 claims covering a total area of 34.2 km².

In December 2011, GSH entered into an option agreement with Viking Gold Exploration Inc. (“Viking”) to acquire a 50% interest in the Larose property over three years by issuing Viking a total of 200,000 GSH shares and by incurring a total of $500,000 in exploration expenditures over three years. Following the acquisition of a 50% interest by GSH, a joint venture (JV) will be formed between Viking and GSH to further develop the property. A 3.5% NSR is payable to previous owners, 1.5% of which can be bought back for the sum of $500,000 per each 0.5% increment, or $1,500,000 for the 1.5% NSR.

The property is situated in the western portion of the Shebandowan greenstone belt and is mostly underlain by metasedimentary rocks of the Quetico sub-province, mainly greywacke and argillite, which have been intruded by various plutonic rocks with the most prominent of these in the area being the Moss Lake and Obadinaw syenite stocks. Gold mineralization is associated with the Larose shear zone (“LSZ”), a major northeast trending shear up to 25 m wide, that can be identified across the entire property and hosts quartz veins, stockworks and sulphide disseminations in altered greywacke which show very high gold grades locally.

Previous exploration is very limited, with the first recorded activity being from Noranda Exploration in 1999 with till sampling yielding anomalous gold results near the Larose property. Previous operator Freewest executed surface programs comprising prospecting, mapping, surface geophysics and trenching from 2003 to 2004 and reported grades up to 371.9 g/t Au from surface rock sampling on the P1 trench. Limited diamond drilling showed gold mineralization to be persistent at depth with intercepts such as 8.74 g/t Au over 2 m and 1.95 g/t Au over 5 m.

Recent work on the project by GSH include:

  2011 to 2012: Surface program comprising geological mapping, line cutting, a ground magnetometer geophysical survey and limited channel sampling yielding best assays of 45.93 g/t Au over 3.1 m and 54.21 g/t Au over 1.4 m on the P1 trench in the fall 2011. The mineralization is hosted in sheared, very fine grained and altered metasediments with quartz veinlets containing up to 20% sphalerite, 10% pyrite and 2% galena. The summer 2012 program resulted in the identification of two new shear zones parallel to the LSZ, the Tribute shear zone and the Lys shear zone with best recorded surface assays up to 2.24 g/t Au.

Other Quebec projects

GSH’s Quebec projects are located in the Abitibi greenstone belt that extends from Wawa, Ontario to Val d'Or, Quebec. This gold belt is an established gold mining district having produced over 100 mines, and 170 million ounces of gold since 1901.

The Val d’Or-Malartic district is hosted in a classic Archean greenstone setting and is located in the southeastern part of the Abitibi geological sub-province of the Canadian shield. This area is characterized by the Cadillac-Larder Lake fault which stretches from Larder Lake, in Ontario to east of Val d’Or, in Quebec. Most of the gold mines of the area are located along or in close proximity to this major structure. This east-west trending tectonic zone separates the Pontiac sedimentary rocks located towards the south from the volcano-sedimentary rock assemblage to the north.

The Val d’Or-Malartic district, located at eastern extremity of the Abitibi greenstone belt, is host to numerous gold deposits, producing and past-producing mines and has an estimated historical production of 27 million ounces of gold. The discovery of major gold deposits in 1923 led to a gold rush in the Abitibi region and the Val d’Or area saw the commencement of production activities at the Sigma mine in 1937. Together with the adjoining Lamaque deposit, both mines have produced approximately of 10 million ounces of gold. Recent attention has now shifted to the Malartic area where Osisko Mining Corporation began commercial production in June 2011 on its 11 M oz Au Canadian Malartic deposit. Exploration efforts and discoveries have also greatly intensified just north of Malartic on the Norbenite-Marbanite Shear Zone (“NMSZ”); a prolific splay of the world renowned Cadillac-Larder Lake fault.

Forsan Property

GSH holds a 100% interest in the Forsan property located 45 km east of the town of Val d’Or, Quebec, Canada. It consists in 50 claims for a total property surface area of 8 km².

The property is situated at the south-eastern extremity of the Abitibi greenstone belt in the Val d'Or geological formation, 6 km north-east of the Chimo past producing mine and 10 km south-west of the historical Croinor project. The property sits on the end of the prolific Cadillac break, in east-west second and third order structures, and at the intersection with strongly developed north-east lineaments in a setting similar to that of the Val d’Or area.

The rocks of the Forsan property consist in a thick volcanic sequence comprising mostly mafic agglomerates and mafic tufs. The units show an east-west strike and a northerly dip. A sub parallel porphyric intrusive with a north-eastern dip, hosting some minor, sub-concordant, granodiorite injections, transects the volcanic sequence. Favourable structures (quartz veins, shear zones, faults) as well as competent host rocks (quartz feldspar porphyry) are present on the property. The gold mineralization is directly associated with quartz-carbonate-tourmaline veins showing thicknesses of up to 3 m and the principal showing is the Forsan mineralized occurrence which is hosted by the contact between a mafic agglomerate unit and the porphyric intrusive in the vicinity of the diabase dyke.

The bulk of the historical work consisted in diamond drilling sufficient to establish an historical resource estimate standing at 282,605 metric tonnes at a grade of 4.42 g/t Au (Exploration Norwood Inc., Exploration Oz Inc., Exxeter Resources Corp., Rapport de travaux d'exploration 1987-88, Projet Exxeter #459., Perron. L, Morin R., 1988).

Recent work on the project by GSH include:

1.	2009: Upgrading of the Forsan Main zone resource to NI 43-101 status.

2.	2008 to 2011: Various surface programs comprising geological mapping, mechanized trenching and stripping and diamond drilling yielding two principal results:

Forsan Main zone: validation of historical drilling and establishment of 34,981oz Au NI 43-101 compliant Inferred Resource (536,500 MT @ 2.03 g/t Au at 1.00 g/t Au cut off - established in 2009).

Extension of mineralization 600 m east of Forsan Main zone : intersection of 56.86 g/t Au over 4.00 m (including 226.00 g/t over 1.00 m) consisting in a 4 meter wide zone hosting 12% quartz-pyrite-tourmaline veins with individual veins up to 0.20 m thick. The zone is located at the contact between a tuffaceous unit and a felsic porphyry dyke and contains 2 to 5 % pyrite with trace chalcopyrite. Fine grained visible gold was observed in association with the higher grade section of the interval.

Malartic Lakeshore Property

GSH holds a 100% interest the Malartic Lakeshore property located 20 km west of the town of Val d’Or, Quebec, Canada. It consists in 26 claims for a total property surface area of 10 km².

The property is located in the southeastern part of the Abitibi geological sub-province, on the Norbenite-Marbanite Shear Zone (“NMSZ”); a prolific splay of the world renowned Cadillac-Larder Lake fault. The NMSZ hosts of the Kiena Mine recently operated by Wesdome and the past producing Norlartic and Marban mines located 6 km to the east. The property is also strategically located between Agnico Eagle’s new Lapa mine, located 5 km to the west, and Osisko’s Canadian Malartic project located 6 km due south.

Between 1937 and 1980 several reconnaissance geological and geophysical surveys (magnetometer and EM) were executed on the Malartic Lakeshore property and followed by a few drill holes after the discovery of the main showing (Rive Sud du Lac Malartic or “RLM”). The most intense field work was carried out by Groupe Minier Sullivan in 1982 and Ressources Vassan Inc. from 1986 to 1988 and consisted in stripping and diamond drilling.

Recent work on the property by GSH include:

1.

2008 to 2009: The bulk of GSH’s work on the property was executed during this period and targeted the RLM showing, a 320 m long structure up to 50 m wide, consisting in a network of over 25 individual gold bearing veins up to 1.10 m in width and located on the NMSZ. The program consisted in detailed geological mapping, mechanized trenching, ground geophysics (magnetometer and IP surveys) and culminated in two phases of shallow diamond drilling. The best near surface results include 2.59 g/t Au over 8.40 m from 75.60 to 84.00 m (including 15.27 g/t Au over 1.20 m) and 39.84 g/t Au over 1.60 m from 24.30 to 25.90 m (including 123.50 g/t Au over 0.50 m).

2.

2009 to 2011: Execution of gradient IP geophysical survey to identify depth extension of RLM mineralization. The third and fourth drilling programs totaled 2,121 m and consisted in several deep holes drilled to transect the entire RLM shear zone and reach depths where resistivity and chargeability anomalies are best developed. The highlight of the program the intersection of Zone 66 over a down hole length of 18 m at a 400 m vertical depth similar. The mineralization comprises 75 % quartz veins up to 1.45 m in width containing up to 7% pyrite, chalcopyrite and galena with strongly anomalous gold values including a 0.70 m quartz vein assaying 2.88 g/t Au over 0.80 m in the hanging wall.

Belleterre Project

In December 2007, GSH entered into an agreement with Searchgold under which it acquired the Fortune Lake West and the Belleterre properties in exchange of 8,479,993 common shares evaluated at $0.30 per share.

The property is located approximately 2.5 km to the west of the town of Belleterre in the Témiscamingue area of Northwestern Quebec, Canada. The current project outline results from the consolidation of two contiguous claim blocks acquired under different terms; the Lac Chevrier property, where GSH holds a 100% interest, consisting in 8 mining titles acquired through a property purchase and the Blondeau-Guillet property, where GSH holds a 50% interest with partner Niogold Mining Corporation, comprising 155 mining titles.

The Belleterre area straddles the limit between the Superior and Grenville geological provinces and is characterized by the Belleterre greenstone belt. This belt comprises predominantly mafic volcanic rocks at greenschist metamorphism grade and hosts the past producing Belleterre mine located about 5 km east of the property. The mine operated from 1936 to 1959 and produced over 960,000 ounces of gold form ore grading an average of 13.7 g/t Au. A shaft was sunk on the Aubelle prospect but not commercial production was recorded.

At the level of the property, the predominant rock type is mafic volcanics. The striking geological feature is a major volcanic-tonalite contact with a general north-westerly orientation located in the eastern part of the property. Accessory lamprophyre and quartz-feldspar porphyry dykes have been observed.The known auriferous veins of the north-east sector of the Belleterre project are part of a high grade mineralization system associated with a granite-volcanic contact which is characterized by pyrite-chalcopyrite-galena-sphalerite-gold bearing quartz veins.

Previous work by Searchgold included a drill program totaling of 13 short holes drilled to test the continuity and grade of the known auriferous veins of the north-east sector over a strike length of 250 m and at a maximum vertical depth of 65 m. The program returned encouraging gold grades at depth with intersections of 18.21 g/t Au over 0.33 m and 16.81 g/t Au over 0.40 m. A follow-up drill program failed to provide wider intercepts but outlined strike extensions for the mineralization.

Executive compensation

Compensation of Executive Officers

Interpretation

"Named Executive Officer" (“NEO”) means each of the following individuals:

(a)	the Chief Executive Officer (“CEO”);

(b)	the Chief Financial Officer (“CFO”);

(c)

each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and the Chief Financial Officer, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, for that financial year; and

(d)

each individual who would be a Named Executive Officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of that financial year.

The NEOs who are the subject of this Compensation Discussion and Analysis are Philippe Giaro, CEO and Isabelle Gauthier, CFO.

Compensation Discussion and Analysis

The executive compensation policy of the Corporation is designed to offer competitive compensation enabling the Corporation to attract and retain qualified, high-calibre staff. It will seek to motivate executive officers to exceed strategic objectives so as to maximize the long-term return on shareholders’ investment.

These strategic objectives that guide management and directors can be summarized as follows:

  Discovery of new mineralized zones

  Definition of mineral resources

  Acquisition of new mining properties that meets objectives

  Signature of joint-venture agreements

  Completion of financings that secure the continuation of the mission.

Components of Aggregate Compensation

The aggregate compensation of the NEO currently consists of one or more of the following elements:

(a)	a base monetary compensation which is competitive; and

(b)	option grants designed to attract experienced personnel and encourage them to promote the Corporation’s interests and activities to the best of their knowledge.

Base Compensation

The base cash compensation review of each NEO takes into consideration the current competitive market conditions, experience, proven or expected performance, and the particular skills of the NEO. Base compensation is not evaluated against a formal “peer group”. The Board relies on the general experience of its members in setting base compensation amounts.

The GSH board of directors does not specifically consider the implications of the “risks” associated with GSH’s compensation policies and practices because the types of compensation are relatively simple and do not generally create “risks” in and of themselves.

Incentive compensation

Option grants are designed to attract and retain key personnel. Option grants to Beneficiaries are established by the Board of Directors on a continuous basis, based on the progress of the Corporation.

Summary Compensation Table

The following table presents information concerning all compensation paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, to NEOs by the Corporation for services in all capacities to the Corporation for the three most recently completed financial year:

Name and principal position	Year	Salary ($)	Share- based awards ($)	Option- based awards(1) ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans	Long- term incentive plans
Philippe Giaro CEO	2012 2011 2010	- - -	- - -	41,028 - 12,300	- - -	- - -	- - -	109,999 (2) 130,274 128,946	151,027 130,274 141,246
Isabelle Gauthier CFO	2012 2011 2010	- - -	- - -	11,089 - 12,300	- - -	- - -	- - -	52,703 (3) 94,826 55,965	63,792 94,826 68,265

(1)

Grant date fair values of stock option awards were determined utilizing the Black-Scholes option pricing model, because it is recognized as the most common methodology used for valuing options. Assumptions utilized are disclosed in the notes to the Corporation’s financial statements.

(2)	Management fees were paid to a company controlled by Mr. Giaro.
(3)	Fees for consulting financial services are paid to Mrs. Gauthier.

Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets forth information in respect of all share-based awards and option-based awards outstanding at the end of the most recently completed financial year to the NEOs of the Corporation:

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money (1) options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Philippe Giaro CEO	975,000 (2) 150,000 925,000	0.15 0.10 0.10	April 16, 2013 September 7, 2015 September 17, 2017	0 0 0	- - -	- - -	- - -
Isabelle Gauthier CFO	300,000 (2) 150,000 250,000	0.15 0.10 0.10	April 16, 2013 September 7, 2015 September 17, 2017	0 0 0	- - -	- - -	- - -

(1)	Based on the December 31, 2012 closing price of $0.04 for the Corporation’s common shares.
(2)	These options are expired as of the date of this circular.

Incentive Plan Awards – Value Vested or Earned During the Most Recently Completed Financial Year

No option-based or share-based awards were made to any NEO during the most recently completed financial year.

Pension Plan Benefits

The Corporation does not have a defined benefits pension plan or a defined contribution pension plan.

Termination and Change of Control Benefits

During the most recently completed financial year there were no employment contracts, agreements, plans, or arrangements for payments to a NEO, at, following or in connection with any termination (whether voluntary, involuntary, or constructive), resignation, retirement, a change in control of the Corporation, or a change in a NEO’s responsibilities.

Director Compensation

Director Compensation Table

The following table sets forth information with respect to all amounts of compensation provided to the directors of the Corporation for the most recently completed financial year:

Name	Fees earned ($)	Share-based awards ($)	Option- based awards(1) ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Christian Guilbaud	-	-	11,089	-	-	-	11,089
Roy Corrans	-	-	6,653	-	-	-	6,653
Florent Baril	-	-	6,653	-	-	-	6,653

(1)

Grant date fair values of stock option awards were determined utilizing the Black-Scholes option pricing model. Assumptions utilized are disclosed in the notes to the Corporation’s financial statements, because it is recognized as the most common methodology used for valuing options.

Share-Based Awards, Options-Based Awards, and Non-Equity Incentive Plan Compensation

Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information in respect of all share-based awards and option-based awards outstanding at the end of the most recently completed financial year to the directors of the Corporation:

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Christian Guilbaud	300,000 50,000 150,000 250,000	0.10 0.10 0.13 0.10	May 18, 2015 September 7, 2015 January 11, 2016 September 17, 2017	0 0 0 0	-	-	-
Roy Corrans	200,000 (2) 50,000 150,000	0.15 0.10 0.10	April 16, 2013 September 7, 2015 September 17, 2017	0 0 0	-	-	-
Florent Baril	200,000 (2) 50,000 150,000	0.15 0.10 0.10	April 16, 2013 September 7, 2015 September 17, 2017	0 0 0	-	-	-

(1)	Based on the December 31, 2012 closing price of $0.04 for the Corporation’s common shares.
(2)	These options are expired as of the date of this circular.

Incentive Plan Awards–Value Vested or Earned During the Most Recently Completed Financial Year

The following table presents information concerning value vested with respect to option-based awards and share-based awards for the directors of the Corporation during the most recently completed financial year:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Christian Guilbaud	-	-	-
Roy Corrans	-	-	-
Florent Baril	-	-	-

Description of Share Capital

GSH is authorized to issue an unlimited number of GSH Shares and preferred shares without nominal or par value. GSH Shareholders are entitled to dividends, if, as and when declared by the GSH Board, to one vote per share at meetings of the GSH Shareholders and, upon liquidation, to share equally in such assets of GSH as are distributable to GSH Shareholders.

As of the Record Date, GSH had 111,823,452 GSH Shares issued and outstanding. In addition it had the following convertible securities outstanding:

Number of Shares	Number of Shares	Expiry Date
10,845,000	$0.20	June 29, 2014
300,000	$0.10	May 18, 2015
600,000	$0.10	September 7, 2015
150,000	$0.14	October 13, 2015
2,500,000	$0.10	October 25, 2015
150,000	$0.16	December 2, 2015
1,150,000	$0.13	January 11, 2016
300,000	$0.22	April 1, 2016
250,000	$0.10	June 4, 2017
250,000	$0.15	June 4, 2017
250,000	$0.20	June 4, 2017
250,000	$0.35	June 4, 2017
2,575,000	$0.10	September 17, 2017
100,000	$0.10	November 1, 2017

GSH also has an obligation to issue 400,000 GSH Shares to fully exercise its option on the Berens River Property. See Part II: Information Concerning Golden Share Mining Corporation –General Development of the Business of GSH.

Prior Sales

For details of securities issued by GSH in the past 12 months, please refer to the financial statements and other information incorporated by reference and available on SEDAR.

Price Range and Trading Volumes

The following chart sets out the high and low trading prices, closing prices, volume of shares traded and the number of shares traded on the TSXV for the periods indicated:

Month	High	Low	Volume
July 2012	$0.065	$0.045	553,782
August 2012	$0.08	$0.05	1,329,931
September 2012	$0.06	$0.05	858,695
October 2012	$0.065	$0.04	943,989
November 2012	$0.05	$0.035	1,780,657
December 2012	$0.04	$0.025	2,270,578
January 2013	$0.045	$0.025	865,114
February 2013	$0.03	$0.015	1,743,190
March 2013	$0.03	$0.02	1,343,393
April 2013	$0.025	$0.015	1,104,531
May 2013	$0.035	$0.015	2,168,110
June 1 – 20, 2013	$0.04	$0.02	1,253,669

Dividends

Subject to statutory or legal requirements, there are no restrictions in GSH’s articles or by-laws that would restrict or prevent GSH from paying dividends. However, GSH has not paid any dividends or made any other distributions in respect of its outstanding shares and management of GSH does not anticipate that GSH will pay dividends or make any other distribution in respect of its shares in the near future.

Risk Factors

An investment in GSH Shares is subject to certain risks. Investors should carefully consider the risk factors described under “Part IV: Information Concerning The Resulting Issuer (Amalco)– Risk Factors Relating to Amalco’s Business” and the risk factors discussed throughout the GSH Incorporated Documents, which are incorporated by reference in this Information Circular, as well as the risk factors set forth elsewhere in this Information Circular.

Legal Proceedings

There are no legal proceedings to which GSH is a party or of which its property is the subject matter, nor to the best of the knowledge of management are any legal proceedings contemplated.

Auditor, Transfer Agent and Registrar

The auditors of GSH are Raymond Chabot Grant Thornton, LLP Chartered Accountants, Montreal, Quebec.

Computershare Investor Services Inc. at its offices in Montreal, Quebec is the transfer agent and registrar for the GSH Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE GSH MEETING

The matters to be placed before the GSH Meeting are those more particularly described as follows:

A.	Share-Based Compensation

In an effort to reduce GSH’s cash burn rate, in early 2013 Philippe Giaro, Laurence Huss and Christian Guilbaud (a director who is also a consultant to GSH) voluntarily accepted temporary reductions in their compensation of 20% in Mr. Giaro’s case and 40% in the other cases. To compensate for those reductions, GSH has agreed to issue GSH Shares to those individuals in lieu of the cash that they have foregone. Assuming that the Amalgamation is completed, those individuals will receive Amalco Shares to be issued as follows, at a deemed price of $0.05 each, on a pre-Amalgamation basis:

Name	Number of GSH Shares	Number of Amalco Shares
Philippe Giaro	280,000	56,000
Laurence Huss	195,000	39,000
Christian Guilbaud	280,000	56,000
TOTAL	755,000	151,000

As the TSXV requires disinterested shareholder approval for share-based compensation paid to directors or officers, GSH’s shareholders (other than the aforementioned individuals and their Associates, whose aggregate of 1,497,136 GSH Shares will be excluded from voting) will be asked at the GSH Meeting to consider and, if deemed appropriate, to approve the following ordinary resolution:

IT IS RESOLVED TO:

APPROVE the issuance of a total of 151,000 common shares of the entity resulting from the corporation’s amalgamation with Silvore Fox Minerals Corp. to Philippe Giaro, Laurence Huss and Christian Guilbaud as compensation for their acceptance of voluntary reductions in their cash compensation.

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of this ordinary resolution.

B. GSH Amalgamation Resolution

GSH Shareholders will also be asked to approve the GSH Amalgamation Resolution as set out in Appendix “B” hereto. The GSH Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by two-thirds of all votes cast with respect to the GSH Amalgamation Resolution by GSH Shareholders present in person or by proxy at the GSH Meeting.

C. Approval of the Amalco Stock Option Plan

As the Amalco Stock Option Plan attached at Appendix “H” provides for a rolling maximum number of Amalco Shares which may be issuable upon the exercise of options granted under that plan, TSXV Policy 4.4 requires that the Amalco Stock Option Plan receive initial shareholder approval and subsequently at each annual meeting of shareholders. GSH’s shareholders will therefore be asked at the GSH Meeting to consider and, if deemed appropriate, to approve the following ordinary resolution:

IT IS RESOLVED TO:

Approve the stock option plan attached as Appendix “H” to the corporation’s management information circular dated June 21, 2013, as the stock option plan of the entity resulting from the corporation’s amalgamation with Silvore Fox Minerals Corp.

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of this ordinary resolution.

For a complete description of the Amalco Stock Option Plan, see “Part IV: Information Concerning The Resulting Issuer (Amalco) – Summary of the Amalco Stock Option Plan”.

Other Matters

Management knows of no other matters to come before the GSH Meeting other than those referred to in the GSH Notice of Meeting. Should any other matters properly come before the GSH Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

Additional Information

For financial information for GSH for the fiscal year ended December 31, 2012, please refer to the GSH Audited Financials as available on SEDAR. For financial information for GSH for the nine months ended March 31, 2013, please refer to the GSH Interim Financials as available on SEDAR.

For complete copies of GSH’s MD&A pertaining to the GSH Audited Financials and GSH Interim Financials, please refer to the information incorporated by reference and available on SEDAR.

Additional information relating to GSH is available under GSH’s profile on SEDAR, including an overview of GSH, the results of its operations, management, executive compensation, corporate governance, audit committee charter, an analysis of GSH’s stock based compensation, capital expenditures, financial condition, liquidity, capital resources, related party transactions, selected historical information, and risk factors.

Copies of the GSH Incorporated Documents as incorporated by reference in this Circular may be obtained from GSH by mail to 349 de Contrecoeur Street, Montreal, Quebec H1L 3Y4 or fax to 514-866-2626.

PART III: INFORMATION CONCERNING SILVORE FOX MINERALS CORP.

Documents Incorporated by Reference

Information with respect to SFX is incorporated by reference in this Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from SFX at 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6, or by telephone at (905) 968-1153. These documents are also available through the internet on SEDAR at www.sedar.com.

The following documents are incorporated by reference as filed on SEDAR at www.sedar.com (collectively the “SFX Incorporated Documents”):

1.

Audited Consolidated Financial Statements and Management’s Discussion & Analysis for the year ended December 31, 2012 (“SFX Audited Financials”) (filed April 10, 2013 on SEDAR); and Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion & Analysis for the three months ended March 31, 2013 (“SFX Interim Financials”) (filed May 30, 2013 on SEDAR); and

2.

Independent Technical Report on the Pick Lake Property, Pays Plat Lake and Rope Lake Area, Ontario, Canada, dated June 19, 2013 prepared by Bruno Turcotte, MSc, P.Geo and Remi Verschelden, BSc, P.Geo (filed June 21, 2013 on SEDAR) (the “Pick Lake Technical Report”).

Any statement contained in this Circular or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Circular to the extent that a statement contained in this Circular or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Circular modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Circular.

Information contained in or otherwise accessed through SFX’s website, www.silvorefox.com or any other website, other than those documents specifically incorporated by reference herein and filed on SEDAR at www.sedar.com, does not form part of this Circular.

Corporate Structure

SFX was incorporated as “Silvor Foxx Capital Corp.” under the Business Corporations Act (Alberta) on March 23, 2005. It closed its Qualifying Transaction, as such term is defined in the policies of the TSXV, with 3214399 Nova Scotia Limited, and on October 2, 2008 it changed its name to Silvore Fox Minerals Corp. 3214399 Nova Scotia Limited, which was a wholly-owned subsidiary of SFX, was continued into Alberta and changed its name to 1441907 Alberta Ltd. SFX amalgamated with 1441907 Alberta Ltd. on December 11, 2008 and continues under the name Silvore Fox Minerals Corp.

Its principal place of business is located at 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6. Its telephone number at that address is (905) 968-1153.

SFX is a reporting issuer in the provinces of Alberta and British Columbia and SFX’s Shares are listed on the on the TSXV as a Tier 2 mining issuer under the symbol “SFX”.

General Development of the Business of SFX

SFX is a mineral exploration company.

In September, 2007, SFX acquired a 100% interest in the mineral rights to claims at Coxheath, Cape Breton Island, Nova Scotia (the “Coxheath Property”) consisting of six contiguous licenses with a total of 214 mineral claims. The Coxheath Property is subject to a 2.7% net smelter return.

On November 17, 2010, SFX entered into an agreement with BDR under which BDR and SFX agreed to work together globally, with a focus on the Americas, to acquire resource properties with precious and base metals. Under the agreement, BDR agreed to provide SFX with technical support for an exploration program on the Coxheath Property, and BDR would have the first option to fund a mine on the Coxheath Property.

Effective June 15, 2011, SFX entered into an option agreement with Orebot, Inc. pursuant to which SFX is entitled to earn a 100% interest in property which consists of five claims (53 claims units) located east of Thunder Bay, Ontario. The transaction, as amended on June 13, 2012 and as further amended on June 12, 2013 (the option agreement, as amended, hereinafter collectively called the “Orebot Agreement”), requires SFX to pay Orebot, Inc. a total of $1,295,000 of which SFX has paid $60,000 and is to pay $20,000 on June 15, 2013 by way of the issuance of 200,000 SFX Shares, $25,000 on June 15, 2014, $30,000 on June 15, 2015 and $300,000 on June 15, 2016, $360,000 on June 15, 2017 and $500,000 on June 15, 2018, failing which SFX will lose its rights to this property. SFX may, at its discretion, pay up to 50% of the cash payments in 2016, 2017 and 2018 by instead issuing SFX Shares to Orebot, Inc.

In 2011 and 2012, SFX registered 557 additional units of claims around Pick Lake and, as of March 31, 2013, had a total of 368 units of contiguous claims in the area (the “Pick Lake Property”).

Pick Lake Property

InnovExplo Inc (“InnovExplo”) was mandated in May 2013 by SFX, to complete a geological evaluation of the project and a Technical Report in compliance with Regulation 43-101/NI 43-101 and Form 43-101F1 of the Pick Lake Property situated in the Thunder Bay mining district of Ontario, Canada. InnovExplo is an independent Mines and Exploration Consulting Firm based in Val-d’Or, Québec. InnovExplo, for the purpose of this mandate, visited the property on June 5, 2013.

The Pick Lake Property is located approximately 150 km east of Thunder Bay, Ontario, Canada. There is currently no written agreement between the Pays Plat Native communities and SFX. SFX is aware of the responsibilities to which it must adhere. SFX consults Pays Plat First Nation comprehensively before doing work and offer Pays Plat First Nation business and work opportunities as much as possible.

In 1990, a drill hole intersected 13.4 m grading 25% Zn, 2.6% Cu, 106.1 g/t Ag and 0.4 g/t Au at a depth of 1050 m in the Pick Lake Deposit. In 1993, Metall Mining Corp. (formerly Minnova) began drifting 2200 m from the 615m level Winston Lake Mine to the Pick Lake Zone. In 1997, the Pick Lake Zone resource estimated 1.46 million tonnes of 15.06% Zn, 0.84% Cu, 36.8 g/t Ag and 0.49 g/t Au. These “resources” are historical in nature and should not be relied upon. It is unlikely they conform to current Regulation 43-101 criteria or to CIM Standards and Definitions, and they have not been verified to determine their relevance or reliability. They are included in this section for illustrative purposes only and should not be disclosed out of context. In 1998, the Pick Lake deposit was mined briefly by Inmet Corp (Winston lake mine), including 139,041 tonnes at 0.78% Cu and 9.52% Zn in the Upper Pick Lake Zone, and 33,915 tonnes at 0.45% Cu and 11.19% Zn in the Lower Pick Zone. (note: taken from non-compliant 43-101 reports). In 1999, the Pick Lake deposit ore reserves for the Lower Pick Lake zone were estimated to be 598,000 tons at a grade of 1.0% Cu and 21.2% Zn. These “reserves” are historical in nature and should not be relied upon. It is unlikely they conform to current Regulation 43-101 criteria or to CIM Standards and Definitions, and they have not been verified to determine their relevance or reliability. They are included in this section for illustrative purposes only and should not be disclosed out of context.

In 2011, SFX completed a helicopter-borne geophysical survey (VTEM plus) over the Pick Lake Property. In 2012 a follow-up exploration program collected grab samples focused on the 2011 VTEM targets. Zinc assay results near Ciglen Lake ranged from 1.76% Zn to 29.5% Zn. Copper assays ranged from 1.06% Cu to 2.58% Cu. Anomalous values just west of the Ciglen and Trail showings ranged from 390 ppm Zn with 0.04% Cu and 305 ppb Au to 2.08% Zn on the Trail showing with 2.05% Cu and 394 ppb Au to 5.5% Zn on the Ciglen showing with 0.04% Cu and 10 ppb Au.

VMS potential is not limited to the Pick Lake deposit; it applies to the entire property. Many occurrences of base metal were discovered on the Pick Lake Property. Furthermore, many metamorphosed cherty exhalites were identified. Exhalites are exploration guides for VMS deposits. InnovExplo is of the opinion that the Pick Lake Property has sufficient merit to perform the recommended program.

A two-phase program is recommended. Phase 1 would consist of basic compilation work using GIS software and would include the integration of all diamond drill holes into a single database. The validation of all the available data must be done and should involve the surveying of all drill hole collars, integration of the assay results with original certificates and validation of the geological model. This information would be used to prepare compilation maps, to advance the interpretation for the property and known mineralization, and to generate drilling targets. If possible, a review of all available core should also be performed to standardize and complete the existing lithological descriptions and the lithological interpretation between drill holes. In the case where core is not available twin holes for the best targets should be drilled. The cost of Phase 1 is estimated at $150,700.

Phase 2 would consist of follow-up field work on the best anomalies obtained from the last helicopter-borne survey. The work would comprise ground geophysics, prospecting and geological mapping to identify cherty exhalite. The information obtained during the field work would be used to further define drilling targets. It is also suggested to bring the historical resources of Pick Lake deposit into NI 43-101 compliant mineral resources during Phase 2. The cost of Phase 2 is estimated at $825,000.

Phase 1 is estimated at $150,700 and Phase 2 at $825,000 for a total of $975,700. The recommended program is described below. Estimated budgets are presented in Tables 1 and 2. The estimated budget for the exploration program and the real cost may differ from the estimated costs.

Table 1 – Phase 1 – Proposed Pick Lake exploration program

PHASE 1	Compilation work using GIS software	Estimated cost $CAN
Compilation work	Integration of all diamond drill holes, validation of all the available data, surveying of all drill hole collars, integration of all assay results with original certificates and validation of the geological model. Preparation of compilation maps and generation of drilling targets.	$137,000
	Contingencies (10%)	$13,700
Phase 1 Total		$150,700

Table 2 – Phase 2 – Proposed Pick Lake exploration program

PHASE 2	Detailed exploration work for VMS deposit	Estimated cost $CAN
Ground Geophysic Seurvey	Field-based follow-up on best airborne anomalies	$50,000
	Contingencies (10%)	$5,000
Field geology and prospecting	One-month period of field work on property (geology and prospecting). Add details to geology map, characterize lithological units, and locate all exhalites on the property. Whole- rock geochemistry program and assay program for all mineralized rocks. Complementary soil and till sampling when possible.	$200,000
	Contingencies (10%)	$20,000
Geology and target selection	Integration of new geophysical results and revised interpretation of the area. Target area selection for field work.	$50,000
	Contingencies (10%)	$5,000
Diamond drilling	Drilling follow-up on new targets generated by GIS compilation and ground geophysics (3,000 m @ $150/m).	$450,000
	Contingencies (10%)	$45,000
Phase 2 Total		$825,000

Coxheath Property

SFX holds a 100% interest in the Coxheath Property located 14 km west-southwest of Sydney, Nova Scotia, Canada. It consists of 5 contiguous licenses, comprising 210 mineral claims for a total property surface area of 33.95 km².

The property is located in the westernmost Late Precambrian volcanic-plutonic belt on the east coast of Cape Breton Island, Nova Scotia and is one of four such belts that make up the Avalon Terrain of the Canadian Appalachians. These were formed as a result of a continental margin volcanic/plutonic arc that resulted from an ancient westward dipping subduction zone. The main mineralization is copper-molybdenum with potential low grade porphyry type targets.

Copper was first discovered on the property in 1875. The property had five shafts sunk and limited copper production prior to 1901. Several companies have carried out exploration work on the property since that time with approximately 18,000 m of historic drilling. In 2007, Minetech International Limited prepared a NI 43-101 compliant report covering the historical work on the Coxheath Property, including the work completed by Coxheath Resources Ltd.

Recent work to December 2012 on the project by SFX comprised numerous surface surveys including in depth compilation, various geophysical surveys, geological mapping, mechanized trenching and stripping and several diamond drilling campaigns totaling 33 holes for 10,392 m drilled.

Best assay results for recent drilling include 0.19% Cu and 0.10 g/t Au over 56 m, 0.28% Cu and 0.24 g/t Au over 39 m, 0.37% Cu and 0.33 g/t Au over 23 m and 0.039% Mo over 34 m (including 0.31% Mo over 4 m). It appears that the Moly Zone, mineralized in copper and molybdenum and surrounded by copper-gold mineralization, occupies an area 300 m long by 250 m wide and reaches a depth of 300 m based on limited drilling to date.

Description of Share Capital

SFX is authorized to issue an unlimited number of common shares without nominal or par value. The holders of common shares are entitled to dividends, if, as and when declared by the SFX Board, to one vote per share at meetings of the shareholders of SFX and, upon liquidation, to receive such assets of SFX as are distributable to the holders of the common shares.

SFX is also authorized to issue an unlimited number of preferred shares, issuable from time to time in one or more series, each series consisting of a number of preferred shares as determined by the SFX Board who also may fix the designations, rights, privileges, restrictions and conditions attaching to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of SFX, whether voluntary or involuntary, or any other distribution of the assets of SFX among its shareholders for the purpose of winding-up its affairs, rank on a preference over the common shares and the shares of any other class ranking junior to the preferred shares. There are no preferred shares issued and outstanding.

SFX has 185,019,995 SFX Shares and the following convertible securities issued and outstanding:

Type	Number	Exercise Price	Expiry Date
SFX Options	1,500,000	$0.10	January 20, 2015
SFX Options	1,250,000	$0.10	February 9, 2015
SFX Options	300,000	$0.10	June 8, 2015
SFX Options	1,000,000	$0.10	February 13, 2016
SFX Options	400,000	$0.125	November 1, 2016
SFX Options	2,550,000	$0.125	September 20, 2016
SFX Options	200,000	$0.10	February 9, 2017
SFX Options	4,050,000	$0.125	October 16, 2017
SFX Options	2,300,000	$0.125	February 14, 2018
SFX Warrants	10,563,889	$0.12 (1)	June 28, 2014
		$0.15 (2)

Notes:
(1)	Until June 28, 2013
(2)	From June 29, 2013 until June 28, 2014

Prior Sales

During the past 12 months, SFX has issued the following SFX Shares:

Date	Number of Shares	Issue Price Per Share	Aggregate Issue Price	Nature of Consideration Received
June 29, 2012	16,111,111 (1)	$0.09	$1,450,000	Cash
July 6, 2012	555,556 (1)	$0.09	$50,000	Cash
July 20, 2012	4,461,111 (1)	$0.09	$401,500	Cash
June 12, 2013	200,000 (2)	$0.10	$20,000	Property
Totals	21,327,778		$1,921,500

Notes:
(1)

Private placement of units, each unit consisting of one common share of SFX and one-half of one common share purchase warrant (each whole common share purchase warrant a “Warrant”), each Warrant entitling the holder to purchase (for a term of 24 months) one common share (“Warrant Share”) of SFX at an exercise price of $0.12 per share until June 28, 2013 and an exercise price of $0.15 from June 29, 2013 until June 28, 2014.

(2)	Issued pursuant to the Orebot Agreement.

Price Range and Trading Volume

The following chart sets out the monthly high and low trading prices, closing prices, and volume of SFX Shares traded on the TSXV for the past 12 months:

Month	High CDN$	Low CDN$	Close CDN$	Volume
June 1 – June 20, 2013	0.03	0.02	0.025	768,200
May 2013	0.025	0.015	0.025	1,521,100
April 2013	0.025	0.02	0.020	830,850
March 2013	0.025	0.02	0.025	380,900
February 2013	0.055	0.025	0.030	716,700
January 2013	0.065	0.03	0.065	295,300
December 2012	0.04	0.02	0.035	901,200
November 2012	0.035	0.025	0.025	2,635,179
October 2012	0.045	0.03	0.030	368,700
September 2012	0.055	0.04	0.045	357,299
August 2012	0.06	0.055	0.055	935,400
July 2012	0.07	0.055	0.055	970,400
June 2012	0.08	0.065	0.070	2,803,400

Dividends

Subject to statutory or legal requirements, there are no restrictions in SFX’s Articles or By-Laws that would restrict or prevent SFX from paying dividends. However, SFX has not paid any dividends or made any other distributions in respect of its outstanding shares and management of SFX does not anticipate that SFX will pay dividends or make any other distribution in respect of its shares in the near future.

Risk Factors

An investment in SFX Shares is subject to certain risks. Investors should carefully consider the risk factors set forth elsewhere in this Information Circular.

Legal Proceedings

There are no legal proceedings to which SFX is a party or of which its property is the subject matter, nor to the best of the knowledge of management are any legal proceedings contemplated.

Auditor, Transfer Agent and Registrar

The auditors of SFX are MNP LLP, 701 Evans Avenue, 8th Floor, Toronto, Ontario, M9C 1A3.

The registrar and transfer agent of the SFX Shares is Eastern Trust (2007) Co. Ltd., Suite 330 Cabot Place, 100 New Gower St., St. John’s, Newfoundland Labrador, A1C 6K3.

Voting Shares and Principal Holders Thereof

SFX is authorized to issue an unlimited number of common shares without par value. As of the date of this Circular, 185,019,995 common shares without par value were issued and outstanding, each share carrying the right to one vote. At shareholder meetings of SFX, on a show of hands, every shareholder present in person shall have one vote and, on a poll, every shareholder shall have one vote for each share of which he is the holder.

Only shareholders of record on the close of business on the Record Date, who either personally attend the SFX Meeting or who complete and deliver an Instrument of Proxy in the manner and subject to the provisions set out under the heading “Appointment and Revocation of Proxies” will be entitled to have his or her shares voted at the SFX Meeting or any adjournment thereof; provided that a transferee of shares acquired after the Record Date is entitled to vote at the SFX Meeting if such transferee produces properly endorsed certificates for such shares or otherwise establishes ownership of such shares and has demanded not later than 10 days before the SFX Meeting that the name of such transferee be included in the list of shareholders entitled to vote at the SFX Meeting.

To the knowledge of the directors and senior officers of SFX, the following persons or companies beneficially own, directly or indirectly or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of SFX:

Name	Type of Ownership	Number of Shares Held	Percentage of Shares Held
Beijing Donia Resources Co., Ltd.	Direct	65,178,772	35.23%

Interest of Certain Persons or Companies in Matters to be Acted Upon

Other than as disclosed elsewhere in this Circular, to the knowledge of management of SFX, none of the directors or executive officers of SFX, no proposed nominee for election as a director of SFX, none of the persons who have been directors or executive officers of SFX since the commencement of SFX’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the SFX Meeting other than the election of directors, those matters pertaining to SFX’s stock option plan, and the Amalgamation.

Interest of Informed Persons in Material Transactions

For the purposes of this Circular, “informed person” means:

(a)	a director or executive officer of SFX;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of SFX;

(c)

any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of SFX or a combination of both or who exercises control or direction over voting securities of SFX, or a combination of both, carrying more than 10% of the voting rights attached to all outstanding voting securities of SFX, other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	SFX if it has purchased, redeemed or otherwise acquired any of its own securities, for so long as it holds any of its securities.

To the knowledge of management of SFX, no informed person, no proposed director of SFX and no associate or affiliate of any such informed person or proposed director, has or has had any material interest, direct or indirect, in any transaction undertaken by SFX during its last completed fiscal year or in any proposed transaction, which, in either case, has materially affected or will materially affect SFX or any of its subsidiaries.

Statement of Executive Compensation

For purposes hereof, “NEO” or “Named Executive Officer” means each of the following individuals:

(a)	a chief executive officer (“CEO”);

(b)	a chief financial officer (“CFO”);

(c)

each of the three most highly compensated executive officers of the company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, for that financial year; and

(d)

each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company or its subsidiaries, nor acting in a similar capacity, at the end of that financial year.

A. Compensation Discussion and Analysis

SFX has a Compensation Committee. The members of the Compensation Committee are Wenshan (Wilson) Zhang, Nianqing (Nick) Zeng and Andrew L. Smith. Nianqing (Nick) Zeng and Andrew L. Smith are independent directors based on the tests for independence set forth in National Instrument 52-110. The Compensation Committee has responsibility for determining compensation for the directors and senior management, including the allocation of stock options and making recommendations of such compensation to the SFX Board.

The skills and experience of each Compensation Committee member that is relevant to his responsibilities and the making of decisions on the suitability of SFX’s compensation policies and practices are as follows:

Nianqing (Nick) Zeng: Mr. Zeng has many years of experience as an entrepreneur and participates at the board level of companies trading on the TSXV.

Wenshan (Wilson) Zhang: Mr. Zhang has had various positions in business development roles with large multinational companies and participates as a board member of another TSXV listed company.

Andrew L. Smith: Mr. Smith has serves on the board of several junior mining and exploration companies.

The skills and experience of each Compensation Committee member that is relevant to his responsibilities and the making of decisions on the suitability of SFX’s compensation policies and practices are as follows:

To determine compensation payable, the Compensation Committee reviews compensation paid for directors and officers of companies of similar size and stage of development in the oil and gas and mineral exploration industry and determines an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of SFX. In setting the compensation the Compensation Committee annually reviews the performance of the officers in light of SFX’s objectives and considers other factors that may have impacted the success of SFX in achieving its objectives.

The SFX Board does not specifically consider the implications of the “risks” associated with SFX’s compensation policies and practices because the types of compensation are relatively simple and do not generally create “risks” in and of themselves.

SFX does not prohibit any NEO or director from purchasing financial instruments including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

B. Summary Compensation Table

The following table sets forth the compensation paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by SFX, or a subsidiary of SFX, to each Named Executive Officer for the financial years ended December 31, 2012, 2011, and 2010.

Name and principal position	Year	Salary ($)	Share- based ($)	Option- based awards ($)	Non-equity incentive plan compensation		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans ($)	Long- term incentive plans ($)
Wenshan (Wilson) Zhang (i) CEO	2012	Nil	n/a	Nil	n/a	n/a	n/a	Nil	Nil
Harold J. Cabrita (ii) CEO	2012 2011 2010	181,250(vii)(viii) 150,000 (viii) 226,667 (viii)	n/a n/a n/a	Nil 96,000 (xii) 117,500(xiii)	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	181,250 246,500 344,167
Scott Franklin (iii) CFO	2012	5,844 (ix)	n/a	3,697 (xiv)	n/a	n/a	n/a	n/a	9,541
Hua (Helen) Gao (iv) CFO	2012	53,000 (x)	n/a	Nil	n/a	n/a	n/a	n/a	53,000
George Supol (v) CFO	2012 2011 2010	Nil 45,865(xi) 2,955 (xi)	n/a n/a n/a	Nil 9,000 (xv) 10,000 (xii)	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	Nil 54,865 12,955
Cameron McIntosh (vi) CFO	2010	Nil	n/a	23,500 (xiii)	n/a	n/a	n/a	n/a	23,500

Notes:
(i)

Wenshan (Wilson) Zhang was appointed as President and CEO of SFX on September 14, 2012. Wenshan (Wilson) Zhang, in his capacity as a director of SFX, received $11,000 as fees earned and option-based awards in the amount of $9,858. See “Director compensation table”.

(ii)

Harold J. Cabrita resigned as President and CEO of SFX on September 14, 2012. Harold J. Cabrita, in his capacity as a director of SFX, received option-based awards in the amount of $7,393. See “Director compensation table”.

(iii)	Scott Franklin was appointed as CFO of SFX on September 14, 2012.
(iv)	Hua (Helen) Gao was appointed as Interim CFO of SFX on January 24, 2012 and resigned as Interim CFO of SFX on September 14, 2012.
(v)	George Supol resigned as CFO of SFX on January 24, 2012.
(vi)	Cameron McIntosh resigned as CFO of SFX on December 14, 2010.
(vii)	Consulting fees paid to Maverick Energy Resources Ltd., a company controlled by Harold J. Cabrita.
(viii)	The compensation paid excludes the amount earned as a director after September 14, 2012.
(ix)	Consulting fees paid to ROL Strategies Corp., a company controlled by Scott Franklin
(x)	Consulting fees paid to Blue 1 Inc., a company controlled by Hua (Helen) Gao.
(xi)	Consulting fees paid to Inbusys Inc., a company controlled by George Supol.
(xii)

The fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 1.3%, an expected annualized volatility of 115%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.096. SFX chose this methodology because it is recognized as the most common methodology used for valuing options.

(xiii)

The fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 2.2%, an expected annualized volatility of 135%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.078. SFX chose this methodology because it is recognized as the most common methodology used for valuing options.

(xiv)

The fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 1.42%, an expected annualized volatility of 105%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.025. Silvore Fox chose this methodology because it is recognized as the most common methodology used for valuing options.

(xv)

The fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 2.36%, an expected annualized volatility of 128%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.085. SFX chose this methodology because it is recognized as the most common methodology used for valuing options.

(xvi)

With respect to the options granted on December 1, 2010, the fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 2.2%, an expected annualized volatility of 135%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.096. SFX chose this methodology because it is recognized as the most common methodology used for valuing options.

C. Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets forth all awards outstanding at the end of the most recently completed financial year, including awards granted before the most recently completed financial year, for each NEO and director of SFX.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options (vii) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Wenshan (Wilson) Zhang (i) CEO and Director	400,000 400,000	$0.125 $0.125	10/16/2017 11/01/2016	Nil Nil	n/a	n/a
Harold J. Cabrita (ii) Director	300,000 1,000,000 1,500,000 750,000	$0.125 $0.125 $0.10 $0.25	10/16/2017 09/20/2016 01/20/2015 06/04/2013	Nil Nil Nil Nil	n/a	n/a
Scott Franklin (iii) CFO	150,000	$0.125	10/16/2017	Nil	n/a	n/a
Nianqing (Nick) Zeng Director	300,000 400,000 1,000,000 650,000	$0.125 $0.125 $0.10 $0.10	10/16/2017 09/20/2016 02/13/2016 02/09/2015	Nil Nil Nil Nil	n/a	n/a
Andrew L. Smith Director	400,000 400,000 300,000	$0.125 $0.125 $0.10	10/16/2017 09/20/2016 06/08/2015	Nil Nil Nil	n/a	n/a
Jingbin Wang (iv) Director	1,250,000 750,000	$0.125 $0.10	02/04/2013 02/04/2013	Nil Nil	n/a	n/a
Ronald J. Goguen (v) Director	400,000 300,000 300,000	$0.125 $0.10 $0.25	02/04/2013 02/04/2013 02/04/2013	Nil Nil Nil	n/a	n/a

Notes:
(i)	Wenshan (Wilson) Zhang was appointed as President and CEO of SFX on September 14, 2012.
(ii)	Harold J. Cabrita resigned as President and CEO of SFX on September 14, 2012.
(iii)	Scott Franklin was appointed as CFO of SFX on September 14, 2012.
(iv)	Jingbin Wang ceased to be a director of SFX on August 8, 2012.
(v)	Ronald J. Goguen ceased to be a director of SFX on August 8, 2012.

(vi)

Calculated by multiplying the number of common shares purchasable on exercise of the options by the difference between the market price of the common shares at December 31, 2012 and the exercise price of the options. The closing price of SFX’s common shares on the TSX Venture Exchange on December 31, 2012 was $0.035.

Incentive plan awards – value vested or earned during the year

The following table sets forth the incentive plan awards, value vested or earned during the most recently completed financial year for each NEO and director of SFX.

Name	Option-based awards – Value vested during the year ($) (iv)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Wenshan (Wilson) Zhang (i) CEO and Director	Nil (v)	n/a	n/a
Harold J. Cabrita (ii) CEO and Director	Nil (v)	n/a	n/a
Scott Franklin (iii) CFO	Nil (v)
Nianqing (Nick) Zeng Director	Nil (v)	n/a	n/a
Andrew L. Smith Director	Nil (v)	n/a	n/a

Notes:
(i)	Wenshan (Wilson) Zhang was appointed as President and CEO of SFX on September 14, 2012.
(ii)	Harold J. Cabrita resigned as President and CEO of SFX on September 14, 2012.
(iii)	Scott Franklin was appointed as CFO of SFX on September 14, 2012.
(iv)

The aggregate dollar value is the amount that would have been realized if the options under the option-based award had been exercised on the vesting date. The aggregate dollar value is calculated by multiplying the number of Common Shares purchasable on exercise of the options on the vesting date by the difference between the market price of the Common Shares on the vesting date and the exercise price of the options.

(v)	On the vesting date (October 17, 2012), the market price was $0.045. The grant price was $0.125.

Narrative Description of Option-based and Share-based plans

Pursuant to the SFX Stock Option Plan, the Board may allocate non-transferable options to purchase common shares of SFX to directors and senior officers of SFX, employees of companies providing management services to SFX, and employees of, and consultants to, SFX and its subsidiaries. Under the SFX Stock Option Plan, the aggregate number of common shares to be delivered upon the exercise of all options granted under the Stock Option Plan shall not exceed 10% of the issued common shares of SFX at the time of granting the options; unless SFX has obtained disinterested shareholder approval as provided for in the policies of the TSXV (the “Exchange Policies”), no individual shall, during any 12 month period, be granted an option which exceeds 5% of the issued and outstanding common shares of SFX at the time of granting of the option; no consultant to SFX shall, during any 12 month period, be granted an option which exceeds 2% of the issued and outstanding common shares of SFX at the time of granting of the option; no employee conducting investor relations activities for SFX shall, during any 12 month period, be granted an option which exceeds 2% of the issued and outstanding common shares of SFX at the time of granting of the option; and the exercise price can only be at such price permitted by Exchange Policies. Options under the SFX Stock Option Plan are non-assignable (except in the event of death) and may be exercisable for a term of up to ten years. Options granted under the SFX Stock Option Plan terminate within a reasonable period, as fixed by the Board, in the event that such optionee ceases to be a director, senior officer, employee of a company providing management services to SFX, or employee of, or consultant to, SFX or its affiliate, or within one year after the death of such optionee. Options granted under the SFX Stock Option Plan terminate within a reasonable period, as fixed by the Board, in the event that an optionee ceases to provide investor relations activities. The Board may, at its sole discretion, determine the time during which options shall vest and the method of vesting, or that no vesting restriction shall exist.

D. Pension Plan Benefits

SFX does not have any pension plans that provide for payments or benefits to any NEO at, following or in connection with their retirement; nor does SFX have any defined contribution plans or deferred compensation plans relating to any NEO.

E. Termination and Change of Control Benefits

There is no contract, agreement, plan or arrangement between SFX and any NEO of SFX that provides for payments to a NEO at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of SFX or a change in the NEO’s responsibilities.

F. Director Compensation

Director compensation table

The following table sets forth all amounts of compensation provided to the directors of SFX for the most recently completed financial year.

Name	Fees earned (ii) ($)	Share- based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Wenshan (Wilson) Zhang	11,000	n/a	9,858 (iv)	n/a	n/a	Nil	20,858
Harold J. Cabrita	1,000(iii)	n/a	7,393 (iv)	n/a	n/a	Nil	8,393
Nianqing (Nick) Zeng	11,000	n/a	7,393 (iv)	n/a	n/a	Nil	18,393
Andrew L. Smith	11,000	n/a	9,858 (iv)	n/a	n/a	Nil	20,858
Jingbin Wang (i)	15,000	n/a	Nil	n/a	n/a	Nil	15,000
Ronald J. Goguen (i)	9,000	n/a	Nil	n/a	n/a	Nil	9,000

Notes:
(i)	Jingbin Wang and Ronald J. Goguen ceased to be directors of SFX on August 8, 2012.
(ii)	Includes all fees awarded, earned, paid, or payable in cash for services as a director, including annual retainer fees, committee, chair and meeting fees.
(iii)	Excludes compensation earned prior to Harold J. Carbita’s resignation as President and CEO on September 14, 2012.
(iv)

The fair value of each granted option was determined using the Black-Scholes option pricing model. For the purpose of the calculation, the following weighted average assumptions were used: risk-free interest rate of 1.42%, an expected annualized volatility of 105%, and expected dividend yield of 0.0%, and an expected option life of 5 years. The fair value of the options was estimated at $0.025. SFX chose this methodology because it is recognized as the most common methodology used for valuing options.

Effective August 1, 2012, the directors of SFX receive annual fees of $4,000.

Outstanding share-based awards and option-based awards

See the table under “Incentive Plan Awards”.

Incentive plan awards – value vested or earned during the year

See the table under “Incentive Plan Awards”.

Equity Compensation Plan Information

The following table sets forth information with respect to securities to be issued upon the exercise of outstanding options, warrants and rights granted pursuant to equity compensation plans of SFX as at the financial year ended December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by securityholders	15,500,000	$0.124	2,982,000
Equity compensation plans not approved by securityholders	n/a	n/a	n/a
Total	15,500,000		2,982,000

Corporate Governance Disclosure

National Policy 58-201 – Corporate Governance Guidelines and National Instrument 58-101 – Disclosure of Corporate Governance Practices, sets out a series of guidelines for effective corporate governance. SFX has reviewed its own corporate governance practices in light of these guidelines. In certain cases, SFX’s practices comply with the guidelines; however, the SFX Board considers that some of the guidelines are not suitable for SFX at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58-101 mandates disclosure of corporate governance practices which disclosure is set out below.

Board of Directors

The SFX Board consists of four directors, two of whom are independent based upon the tests for independence set forth in National Instrument 52-110. Andrew L. Smith and Nianqing (Nick) Zeng are independent. Wenshan (Wilson) Zhang is not independent as he is the President and Chief Executive Officer of SFX. Harold J. Cabrita is not independent as he was the President and Chief Executive Officer of SFX within the last three years.

The independent directors have full access to management. The independent directors are able to meet at any time without any members of management including the non-independent directors being present. The independent directors are on the Audit Committee and are able to meet with SFX’s auditors without management or the non-independent members of the Audit Committee being in attendance.

Directorship

The following directors of SFX are directors of other reporting issuers or the equivalent:

Director	Other Reporting Issuer
Wenshan (Wilson) Zhang	Tigray Resources Inc. (TSXV)
Andrew L. Smith	Scorpio Gold Corporation (TSXV) True North Gems Inc. (TSXV) Tigray Resources Inc. (TSXV)
Nianqing (Nick) Zeng	Murgor Resources Inc. (TSXV)

Orientation and Continuing Education

The Corporate Governance and Nominating Committee is responsible for confirming that procedures are in place and resources are made available to provide new directors with a proper orientation to both SFX and their duties and responsibilities as directors and to provide other directors with appropriate continuing education opportunities.

Nomination of Directors

The Corporate Governance and Nominating Committee is responsible for establishing the competencies and skills that the SFX Board considers to be necessary for the SFX Board, as a whole, to possess; the competencies and skills that the SFX Board considers each existing director to possess; and the competencies and skills each new candidate to be elected by shareholders will bring to the SFX Board.

The Corporate Governance and Nominating Committee recommend candidates for initial SFX Board membership and SFX Board members for nomination. In making its recommendations, the Corporate Governance and Nominating Committee focuses on the competencies, skills and personal qualities of the candidates as well as the business experience that the candidates possess to enhance the SFX Board’s decision-making process and the overall management of the business and affairs of SFX.

Compensation of Directors and the Chief Executive Officer

The Compensation Committee has the responsibility for recommending to the SFX Board compensation and benefits for service on the SFX Board and on SFX Board committees. In discharging this duty, the Compensation Committee will be guided by three goals: (i) compensation should fairly pay directors for work required in an issuer of SFX’s size and scope; (ii) it should not exceed what is customary given the size and scope of SFX’s business and operations; and (iii) compensation should align directors’ interests with the long-term interests of shareholders, and the structure of the compensation should be simple, transparent and easy for shareholders to understand. Not less often than annually, the Compensation Committee is to review directors’ compensation and recommend any changes to the SFX Board.

The SFX Board, in consultation with the Compensation Committee establishes objectives against which the CEO’s performance is benchmarked. Compensation is assessed against objectives which are established.

Board Committees

SFX has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Assessments

The Corporate Governance and Nominating Committee is to annually review the effectiveness of the SFX Board and its committees in fulfilling their duties and responsibilities. In addition, the Corporate Governance and Nominating Committee is to evaluate individual directors to assess their suitability for nomination for re-election.

Audit Committee’s Charter

I. Purpose

The Audit Committee is a committee of the SFX Board. The primary function of the Audit Committee is to assist the SFX Board in fulfilling its oversight responsibilities by:

1.	Reviewing the financial reports, other financial information, and other relevant documents provided by SFX to any governmental body or the public;
2.

Recommending the appointment, and reviewing and appraising the audit efforts of, SFX’s independent auditor and providing an open avenue of communication among the independent auditor, financial and senior management and the SFX Board;

3.	Serving as an independent and objective party to monitor SFX’s financial reporting processes; and
4.	Encouraging continuous improvement of, and fostering adherence to, SFX’s policies, procedures and practices concerning financial reporting processes.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of the Audit Committee’s Charter. The Audit Committee’s primary function is to assist the SFX Board in fulfilling its responsibilities and it recognizes that SFX’s management is responsible for preparing SFX’s financial statements and that SFX’s independent auditors are responsible for auditing those financial statements.

II. Composition and Meetings

The Audit Committee shall comprise a minimum of three directors as determined by the SFX Board, a majority of whom shall be “independent” directors as such term is defined in National Instrument 52-110. All members of the Audit Committee shall, to the satisfaction of the SFX Board, be “financially literate” as such term is defined in National Instrument 52-110.

The members of the Audit Committee shall be elected by the SFX Board at the annual organizational meeting of the SFX Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full SFX Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances require. The Audit Committee shall meet prior to the filing of quarterly financial statements to review and discuss the unaudited financial results for the preceding quarter and the related Management Discussion & Analysis and shall meet prior to filing the annual audited financial statements to review and discuss the audited financial results for the year and related Management Discussion & Analysis.

As part of its mandate to foster open communication, the Audit Committee should meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. For purposes of performing their oversight-related duties, members of the Audit Committee shall have full access to all corporate information and shall be permitted to discuss such information, and any other matters relating to the financial position of SFX, with senior employees, officers and independent auditors of SFX. Quorum for the transaction of business at any meeting of the Audit Committee shall be a majority of the number of members of the Audit Committee or such greater number as the Audit Committee shall by resolution determine.

Meetings of the Audit Committee shall be held from time to time and at such place as the Audit Committee or the chairman of the Audit Committee shall determine upon a seven (7) days prior notice, in the regular course of the Audit Committee’s affairs, or a 48 hour notice in cases where necessity requires, to each of the members. Each of the chairman of the Audit Committee, members of the Audit Committee, chairman of the SFX Board, independent auditors, chief executive officer, chief financial officer or secretary shall be entitled to request that the chairman of the Audit Committee call a meeting which shall be held within 48 hours of receipt of such request.

III. Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Create an agenda for the ensuing year.

2.	Review and update this agenda at least annually, as conditions dictate.

3.

Describe in SFX’s Management Information Circular or in its Annual Information Form, the Audit Committee’s composition and responsibilities and how they were discharged and otherwise assist management in providing the information required by Form 52-110F1 in SFX’s Annual Information Form or such other disclosure document required by National Instrument 52-110.

4.	Report periodically to the SFX Board.

Documents/Reports Review

5.

Review SFX’s interim and annual financial statements as well as all interim and annual MD&A’s and interim and annual earnings press releases prior to their publication and/or filing with any governmental body, or the public.

6.

Satisfy itself that adequate procedures are in place for the review of SFX’s public disclosure of financial information extracted or derived from SFX’s financial statements, other than the public disclosure referred to in paragraph 5, and periodically assess the adequacy of such procedures.

Independent Auditor

7.

Recommend to the SFX Board the selection of the independent auditor for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for SFX, and considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditor. Instruct the independent auditor that the SFX Board, as the shareholders’ representative, is the independent auditor’s client.

8.

Monitor the relationship between management and the independent auditor including reviewing any management letters or other reports of the independent auditor and discussing and resolving any disagreements between management and the independent auditor.

9.	Review and discuss, on an annual basis, with the independent auditor all significant relationships they have with SFX to determine their independence.

10.	Pre-approve all non-audit services to be provided to SFX or its subsidiaries by the independent auditor.

11.

Oversee the work and review the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant. Consider with management and the independent auditor the rationale for employing accounting/auditing firms other than the principal independent auditor.

12.

Out of the presence of management, periodically consult with the independent auditor about significant risks or exposures, internal controls and other steps that management has taken to control such risks, and the fullness and accuracy of the organization’s financial statements. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

13.	Ensure that the independent auditor reports directly to the Audit Committee and arrange for the independent auditor to be available to the Audit Committee and the full SFX Board as needed.

14.	Review and approve SFX’s hiring policies regarding partners, employees and former partners and employees of SFX’s present and former independent auditor.

Financial Reporting Processes

15.	In consultation with the independent auditor review the integrity of the organization’s financial reporting processes, both internal and external.

16.

Consider the independent auditor’s judgments about the quality and appropriateness, not just the acceptability, of SFX’s accounting principles and financial disclosure practices, as applied in its financial reporting, particularly about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates and whether those principles are common practices or are minority practices.

17.

Consider and approve, if appropriate, major changes to SFX’s accounting principles and practices as suggested by management with the concurrence of the independent auditor and ensure that the management’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure.

Process Improvement

18.

Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

19.

Review the scope and plans of the independent auditor’s audit and reviews prior to the audit and reviews being conducted. The Audit Committee may authorize the independent auditor to perform supplemental reviews or audits as the Audit Committee may deem desirable.

20.

Following completion of the annual audit and quarterly reviews, review separately with each of management and the independent auditor any significant changes to planned procedures, any difficulties encountered during the course of the audit and reviews, including any restrictions on the scope of work or access to required information and the cooperation that the independent auditor received during the course of the audit and reviews.

21.	Review and resolve any significant disagreements among management and the independent auditor in connection with the preparation of the financial statements.

22.	Where there are significant unsettled issues the Audit Committee shall ensure that there is an agreed course of action for the resolution of such matters.

23.

Review with the independent auditor and management significant findings during the year and the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.

24.

Review activities, organizational structure, and qualifications of the chief financial officer and the staff in the financial reporting area and see to it that matters related to succession planning within SFX are raised for consideration at the full SFX Board meeting.

Ethical and Legal Compliance

25.

Establish procedures for the receipt, retention and treatment of complaints received by SFX regarding accounting internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26.

Review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Review through appropriate actions taken to ensure compliance with the Code of Ethical Conduct and to review the results of confirmations and violations of such Code.

27.

Review management’s monitoring of SFX’s system that is in place to ensure that SFX’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

28.

With the aid of the organization’s counsel, review legal and regulatory compliance matters, including corporate securities trading policies, and matters that could have a significant impact on the organization’s financial statements.

Risk Management

29.	Review management’s program of risk assessment and steps taken to address significant risks or exposures, including insurance coverage.

General

30.

Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain and compensate independent counsel, accountants and other professionals to assist it in the performance of its duties as it deems necessary.

31.	Perform any other activities consistent with the Audit Committee Charter, SFX’s By-laws and governing law, as the Audit Committee or the SFX Board deems necessary or appropriate.

Composition of the Audit Committee

The Audit Committee is composed of three directors, Nianqing (Nick) Zeng, Andrew L. Smith and Wenshan (Wilson) Zhang. All of the members of the Audit Committee are “financially literate” within the meaning of National Instrument 52-110. Andrew L. Smith and Nianqing (Nick) Zeng are “independent” within the meaning of National Instrument 52-110. Wenshan (Wilson) Zhang is not independent by virtue of being the President and Chief Executive Officer of SFX. SFX is a “venture issuer” as defined in National Instrument 52-110 and as such is relying on the exemption from the requirement that all members of the audit committee be independent. The members of the Audit Committee are appointed by the SFX Board immediately following each annual shareholders meeting to serve a one year term and are permitted to serve an unlimited number of consecutive terms.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Nianqing (Nick) Zeng – Mr. Zeng is financially literate by virtue of his years of experience as an entrepreneur and his participation at the board level of companies trading on the TSXV.

Andrew L. Smith - Mr. Smith is financially literate by virtue of his years of experience as a board member of several junior mining and exploration companies.

Wenshan (Wilson) Zhang - Mr. Zhang is financially literate by virtue of his various positions in business development roles with large multinational companies and by virtue of his participation as a board member of another TSXV listed company.

Audit Committee Oversight

At no time has a recommendation of the Committee to nominate or compensate an external auditor not been adopted by the SFX Board.

Reliance on Certain Exemptions

At no time has SFX relied on any of the following exemptions contained in NI 52-101:

(a)	Section 2.4 (De Minimis Non-audit Services); or

(h)	Part 8 (Exemptions). An exemption granted by a regulator.

SFX is relying upon the exemption in section 6.1 of NI 52-110 that exempts “venture issuers” from the requirements regarding the composition of the audit committee and certain disclosure obligations.

External Auditor Service Fees (By Category)

MNP LLP became the auditors of SFX on June 1, 2013 pursuant to a merger with MSCM LLP, Chartered Accountants and Licensed Public Accountants, who were appointed as auditors for SFX on January 23, 2013; and KPMG LLP Chartered Accountants, resigned as auditors for SFX on January 23, 2013.

The aggregate fees billed by MSCM LLP, SFX’s external auditors, for audit and other fees for the fiscal year ended December 31, 2012 are as follows:

Period Ended	Audit Fees	Audit Related Fees[1]	Tax Fees[2]	All Other Fees[3]
December 31, 2012	$32,330	Nil	Nil	Nil

The aggregate fees billed by KPMG LLP, SFX’s previous external auditors, for audit and other fees for the fiscal year ended December 31, 2011 are as follows:

Period Ended	Audit Fees	Audit Related Fees[1]	Tax Fees[2]	All Other Fees[3]
December 31, 2011	$74,900	$4,000	$14,052	Nil

Notes:
1.	Fees charged for assurance and related services reasonably related to the performance of an audit, and not included under “Audit Fees”.
2.	Fees charged for tax compliance, tax advice and tax planning services.
3.	Fees for services other than disclosed in any other column.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE SFX MEETING

The matters to be placed before the SFX Meeting are those more particularly described as follows:

A. Financial Statements

At the SFX Meeting, shareholders will receive and consider the audited financial statements of the Corporation for the financial year ended December 31, 2012, along with the auditors’ report thereon. No vote by the shareholders with respect thereto is required or proposed to be taken.

National Instrument 51-102, Continuous Disclosure Obligations, (the “Instrument”) provides that the Corporation is not required to send annual or interim financial statements to its registered shareholders, unless they request copies of same. However, the Business Corporations Act (Alberta) requires that annual financial statements be sent to each shareholder, unless waived in writing by the shareholder. The Instrument provides that shareholders will not receive interim financial statements and the management discussion and analysis for the interim financial statements unless requested.

With respect to beneficial shareholders, the Instrument provides that the Corporation is only required to send annual or interim financial statements and the related management discussion and analysis to its beneficial shareholders if they request copies of same.

Shareholders are encouraged to review and, if action is desired, send the enclosed return card to SFX at 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6.

B. Fix Number of Directors to be Elected

The affairs of SFX are managed by a board of directors who are elected annually to hold office until the next annual meeting or until the director’s successor is elected or appointed.

The Articles of SFX provide that the SFX Board shall consist of a minimum of one and a maximum of nine directors. SFX is a “distributing corporation” as defined in the Business Corporations Act (Alberta) and accordingly, must have a minimum of three directors. The SFX Board currently consists of four members.

The shareholders of SFX will be asked to consider and, if thought appropriate, to approve and adopt a resolution fixing the number of directors to be elected at the Meeting at four. In order to be effective, the resolution requires the approval of a majority of votes cast by shareholders who vote in respect of the resolution.

C. Election of Directors

Management is nominating four individuals to stand for election at the SFX Meeting.

Each director of SFX is elected annually and holds office until the close of the next annual meeting of the shareholders, unless such office is earlier vacated by the death or resignation of the director or by removal or disqualification in accordance with the Business Corporations Act (Alberta). In connection with the Amalgamation, these directors will cease to act as directors of SFX as of the Effective Date, however Ge (Anna) Mao will continue as a director of Amalco. In the absence of instructions to the contrary, the shares represented by Proxy will, on a poll, be voted for the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a director.

In the following table and notes thereto is stated the name of each person proposed by management for election as a director, the person’s address, the person’s positions and offices with SFX, if any, the person’s principal occupation or employment, the person’s period or periods of service as a director of SFX and the number of common shares of SFX beneficially owned, or controlled or directed, directly or indirectly, by the person as of the date hereof:

Name, Residence and Office	Director Since	Principal Occupation	Number of Common Shares as at the date hereof
Ge (Anna) Mao Beijing, China	Proposed	Since January 1, 2013, President and
CEO of Beijing Donia Resources Co.,
Ltd. and Vice-President of its parent
company, Sinotech Minerals
Exploration Co., Ltd.; from February,
2009 to January, 2013, CEO OF
Wordtex Capital; and from May, 2007
to February, 2009, President of Sino
		Link Capital.	Nil
Nianqing (Nick) Zeng (1) (2) Ontario, Canada	Feb. 10, 2010	Chief Executive Officer of Keystone Associates Inc., a mineral exploration company	1,481,800 (4)
Harold J. Cabrita (3) Nova Scotia, Canada	June 5, 2008	President of Maverick Energy Resources Ltd.; from June 5, 2008 to September 14, 2012, President and Chief Executive Officer of SFX.	2,200,000 (5)
Andrew L. Smith (1) (2) (3) British Columbia, Canada	June 9, 2010	Since 2010, President and Chief
Executive Officer of Tigray Resources
Inc., a mineral exploration company,
and from from 2004 to April 2013,
President and Chief Executive Officer
of Canaco Resources Inc., a mineral
		exploration company.	Nil

Notes:
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee
(4)	Includes 802,000 Common Shares owned by Keystone Associates Inc. owned 100% by Nianqing (Nick) Zeng.
(5)	Includes 185,000 Common Shares owned by the spouse of Harold J. Cabrita, over which Harold J. Cabrita has control or direction.

The information as to principal occupation and shares beneficially owned, or controlled or directed, directly or indirectly, not being within the knowledge of SFX, has been furnished by the respective nominee.

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company except the directors and executive officers of SFX acting solely in such capacity.

To the knowledge of management of SFX, no proposed director is, or within the ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including SFX) that: (i) while that person was acting in that capacity was the subject of a cease trade order or an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under Canadian securities legislation (any such order referred to as an “Order”), for a period of more than 30 consecutive days; or (ii) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer.

To the knowledge of management of SFX, no proposed director is or has been during the ten years prior to the date hereof, a director or executive officer of any company (including SFX) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of management of SFX, no proposed director has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditor, or had a receiver, receiver manager or trustee appointed to hold assets of the proposed director.

To the knowledge of the management of SFX, no proposed director has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

D. Appointment of Auditor

MNP LLP became the auditors of SFX on June 1, 2013 pursuant to a merger with MSCM LLP, Chartered Accountants and Licensed Public Accountants, who were appointed as auditors for SFX on January 23, 2013; and KPMG LLP (Canada) Chartered Accountants, resigned as auditors for SFX on January 23, 2013. Materials in relation to the change of auditor (the “Reporting Package”) are attached hereto as Appendix “I”.

Shareholders will be asked to vote for the reappointment of MNP LLP of Toronto, Ontario as auditor of SFX for the ensuing year, until the close of the next annual meeting of the shareholders at a remuneration to be fixed by the directors.

E. Ratification of Stock Option Plan

The SFX Stock Option Plan is a “rolling” stock option plan whereby SFX is authorized to grant stock options of up to 10% of its issued and outstanding shares, from time to time. The TSXV requires listed companies that have “rolling” stock option plans in place to receive shareholder approval to such plan on a yearly basis at its annual meeting. As such, SFX Shareholders will be asked to vote for the ratification and approval of the SFX Stock Option Plan.

Set forth below is the resolution to be submitted to the shareholders in relation to approving the Stock Option Plan. The resolution must be passed by a majority of the votes cast by holders of common shares of SFX who vote in respect of the resolution. The resolution is as follows:

IT IS RESOLVED TO:

RATIFY and approve the Stock Option Plan of the Corporation, pursuant to which the Board of Directors of the Corporation may allocate non-transferable options to purchase Common Shares of the Corporation to directors and senior officers of the Corporation, employees of companies providing management services to the Corporation, and employees of, and consultants to, the Corporation and its subsidiaries.

F. SFX Continuation Resolution

SFX presently exists under the Business Corporations Act (Alberta) (the “ABCA”). For the purpose of effecting the Amalgamation, management is seeking shareholder approval to continue (the “Continuation”) SFX under the Canada Business Corporations Act (the “CBCA”).

The effect of the proposed Continuation will be that SFX will cease to be organized under the ABCA and will become organized under the CBCA. Upon the Continuation, the ABCA will cease to apply to SFX and SFX will thereupon become subject to the CBCA as if it had been originally incorporated as a company incorporated under the CBCA. The Continuation will not result in any change in the name or business of SFX or its assets, liabilities, net worth or management, or have a material adverse effect on its tax position (other than as may apply to shareholders dissenting to the SFX Continuation Resolution). However, the Continuation will give rise to certain material changes in the corporate laws applicable to SFX. See “Comparison between Alberta and Canadian Federal Corporate Law”. The Continuation is not a reorganization, amalgamation or merger. Shareholders’ shareholdings will not be altered by the Continuation (other than with respect to Shareholders dissenting to the SFX Continuation Resolution).

As part of the Continuation, SFX proposes to adopt Articles of Continuance as the charter documents of SFX as required by the CBCA in substitution for the current Articles of SFX. The proposed Articles of Continuance, which will govern the affairs of SFX if the SFX Continuation Resolution is approved by shareholders, are available for viewing by request to SFX at Suite 1710, 801 – 6th Avenue S. W., Calgary, Alberta.

Subject to such changes as required by regulatory authorities or recommended by counsel, SFX Shareholders will be asked at the SFX Meeting to approve the SFX Continuation Resolution as set forth in Appendix “D”.

Under the ABCA, the SFX Continuation Resolution must be approved by a majority of two-thirds of the votes cast by those shareholders of SFX who, being entitled to do so, vote in person or by proxy at the SFX Meeting.

If approved, the Continuation and the Articles of Continuance shall take effect immediately on the date and at the time that the Director under the CBCA issues a certificate of continuance. The Articles shall take effect immediately upon the completion of the Continuation.

Comparison between Alberta and Canadian Federal Corporate Law

The following is only a summary comparison of the CBCA, the statute that will govern the corporate affairs of SFX upon the Continuation and Amalco upon completion of the Amalgamation, with the ABCA, the statute which currently governs the corporate affairs of SFX.

The CBCA differs from the ABCA in some respects but provides the shareholders with substantially similar rights, including rights of dissent and appraisal and rights to bring derivative actions and oppression actions. The following is a comparison of certain provisions of the respective legislation which are of relevance to shareholders of SFX. This summary is not intended to be exhaustive and shareholders should consult their legal advisors regarding all of the implications of the Continuance.

Sale of Corporation’s Undertaking

Both the ABCA and the CBCA require approval of the holders of shares of each class or series of a corporation represented at a duly called meeting to which are attached not less than two thirds of the votes entitled to vote upon a sale, lease or exchange of all or substantially all of the property of the corporation.

Amendments to Charter Documents

Under both the ABCA and the CBCA, any substantive change to the corporate charter of a corporation such as an alteration of the restrictions, if any, of the business carried on by the corporation, a change in the name of the corporation or an increase or reduction of the authorized capital of a corporation require a resolution passed by not less than two-thirds of the votes cast by the shareholders voting on the resolution authorizing the alteration and, where the rights of the holders of a class of shares are affected differently by the alteration than those of the holders of other classes of shares, a resolution passed by not less than two-thirds of the votes cast by the holders of shares of each class. A resolution to amalgamate an ABCA or a CBCA corporation requires a special resolution passed by the holders of each class of shares.

Rights of Dissent and Appraisal

Both the CBCA and the ABCA provide that shareholders who dissent to certain actions being taken by a corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholders at the fair value of such shares. The dissent right under both the CBCA and the ABCA is applicable where the corporation proposes to:

(a)	continue out of the jurisdiction;

(b)	sell, lease or exchange all or substantially all of the corporation’s property;

(c)	amalgamate with another corporation, otherwise than under section 184 or 187 of the ABCA and otherwise than under section 184 of the CBCA; and

(d)	amend its Articles in certain prescribed ways.

Oppression Remedies

Under both the CBCA and the ABCA, a shareholder, former shareholder, director, former director, officer, former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy may apply to a court for an order to rectify the matters complained of where, in respect of a corporation or any of its affiliates, any act or omission of the corporation or its affiliates effects a result, or the business or affairs of the corporation or its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any security holder, creditor, director or officer. On such an application, the court may make such order as it sees fit including an order to prohibit any act proposed by the corporation.

Shareholder Derivative Actions

Under both the ABCA and the CBCA, the right to bring an action in the name of the corporation to enforce an obligation owed to the corporation extends to officers, former shareholders, former directors and former officers of a corporation or its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action.

Timing of Meetings

Under both the CBCA and the ABCA, the annual meeting of shareholders must be held not later than 15 months after the holding of the last preceding annual meeting. Under the CBCA, but not under the ABCA, the annual meeting must be held no later than six months after the end of the corporation’s preceding financial year.

Shareholders Entitled to Vote

Under the ABCA, but not under the CBCA, a transferee of shares whose name does not appear on the list of shareholders on the record date for a meeting of shareholders, and who demands, not later than 10 days before the meeting of shareholders, that the transferee’s name be included the list, may vote the transferee’s shares at the meeting.

Requisition of Meetings

Both the CBCA and the ABCA provide that one or more shareholders of a corporation holding not less than 5% of the issued voting shares of a corporation may give notice to the directors requiring them to call and hold a meeting of shareholders.

Form of Proxy and Information Circular

Both the CBCA and the ABCA require reporting or “distributing” corporations to provide, with a notice of meeting of shareholders, a form of proxy in prescribed form, as well as a management proxy circular in prescribed form.

Place of Meetings

The ABCA provides that meetings of shareholders may be held outside Alberta if the corporation’s Articles so provide. Under the CBCA, meetings of shareholders may be held at a place outside of Canada if the place is specified in the Articles.

Directors

Under both the CBCA and the ABCA, a distributing corporation must have at least three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates. Under both the CBCA and the ABCA, at least 25% of the directors must be resident Canadians.

Rights of Dissent to the Continuation

Shareholders of SFX that oppose the SFX Continuance Resolution, may, subject to compliance with certain conditions, dissent from the SFX Continuance Resolution and be entitled to be paid the fair value for their common shares in accordance with section 191 of the ABCA.

Under the ABCA, a shareholder of SFX is entitled, in addition to any other right he may have, to dissent and to be paid by SFX the fair value of the common shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day which the SFX Continuance Resolution from which he dissents is adopted. A shareholder of SFX may dissent only with respect to all of the common shares held by him or on behalf of any one beneficial owner and registered in his name. Persons who are beneficial owners of common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent, should be aware that only the registered owner of such shares is entitled to dissent. A shareholder who beneficially owns common shares but is not the registered holder thereof, should contact the registered holder for assistance.

A shareholder of SFX who chooses to dissent to the SFX Continuance Resolution ("Dissenting Shareholder") must send to SFX a written objection to the SFX Continuance Resolution, which written objection must be received by the President of SFX at the registered office of SFX before the SFX Meeting or by the Chairman of the SFX Meeting at or before the SFX Meeting. The registered address of SFX for such purpose is Suite 1710 – 801 – 6th Avenue S.W., Calgary, Alberta, T2P 3W2; Attention: Morris S. McManus, Q. C. A shareholder of SFX wishing to exercise the right to dissent with respect to such shareholder’s common shares shall not vote those shares at the SFX Meeting, either by the submission of a proxy or by personally voting, in favour of the Continuance Resolution. An application may be made to the Court by SFX or by a Dissenting Shareholder to fix the fair value of the Dissenting Shareholder’s common shares. If such an application to the Court is made by either SFX or a Dissenting Shareholder, SFX must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay him an amount considered by the board of directors to be the fair value of the common shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if SFX is the applicant, or within 10 days after SFX is served with notice of the application, if a shareholder of SFX is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

A Dissenting Shareholder may make an agreement with SFX for the purchase of his common shares by SFX in the amount of SFX’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the common shares.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the common shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against SFX and in favour of each of those Dissenting Shareholders, and fixing the time within which SFX must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the shareholder of SFX ceases to have any rights as a shareholder until the date of payment.

On the Continuance becoming effective, or upon the making of an agreement between SFX and the Dissenting Shareholder as to the payment to be made by SFX to the Dissenting Shareholder, or upon the pronouncement of a Court order, whichever first occurs, the shareholder of SFX will cease to have any rights as a shareholder other than the right to be paid the fair value of such shareholder’s common shares in the amount agreed to between SFX and the shareholder of SFX or in the amount of the judgment, as the case may be. Until one of these events occurs, the shareholder of SFX may withdraw his dissent, or SFX may rescind the SFX Continuance Resolution, and in either event the dissent and appraisal proceedings in respect of that shareholder of SFX will be discontinued.

SFX shall not make a payment to a Dissenting Shareholder under section 191 if there are reasonable grounds for believing that SFX is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of SFX would thereby be less than the aggregate of its liabilities. In such event, within 10 days after the pronouncement of the Court Order or the making of the agreement between SFX and the Dissenting Shareholder as to the payment to be made for the Dissenting Shareholder’s common shares, SFX shall notify each Dissenting Shareholder that it is unable lawfully to pay Dissenting Shareholders for their shares, in which case the Dissenting Shareholder may, by written notice to SFX within 30 days after receipt of such notice, withdraw his written objection, in which case such shareholder of SFX shall be reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against SFX to be paid as soon as SFX is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to creditors but prior to shareholders of SFX.

The foregoing description of the right of dissent is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of such shareholder’s shares and is qualified in its entirety by the reference to the full text of section 191 of the ABCA, which is attached to this Circular as Appendix “G”. A shareholder of SFX who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of that section. Failure to comply with the provisions of that section and to adhere to the procedures established therein may result in the loss of all rights thereunder.

G. SFX Amalgamation Resolution

SFX Shareholders will also be asked to approve the SFX Amalgamation Resolution as set out in Appendix “C” hereto. The SFX Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be approved by a majority of two-thirds of the votes cast by those shareholders of SFX who, being entitled to do so, vote in person or by proxy at the SFX Meeting.

H. Share-Based Compensation

In an effort to reduce GSH’s cash burn rate, in early 2013 Philippe Giaro, Laurence Huss and Christian Guilbaud (a director who is also a consultant to GSH) voluntarily accepted temporary reductions in their compensation of 20% in Mr. Giaro’s case and 40% in the other cases. To compensate for those reductions, GSH has agreed to issue GSH Shares to those individuals in lieu of the cash that they have foregone. Assuming that the Amalgamation is completed, those individuals will receive Amalco Shares to be issued as follows, at a deemed price of $0.05 each, on a pre-Amalgamation basis:

Name	Number of GSH Shares	Number of Amalco Shares
Philippe Giaro	280,000	56,000
Laurence Huss	195,000	39,000
Christian Guilbaud	280,000	56,000
TOTAL	755,000	151,000

As the TSXV requires disinterested shareholder approval for share-based compensation paid to directors or officers, SFX’s shareholders (none of whose SFX Shares will be excluded from voting) will be asked at the SFX Meeting to consider and, if deemed appropriate, to approve the following ordinary resolution:

IT IS RESOLVED TO:

APPROVE the issuance of a total of 151,000 common shares of the entity resulting from the corporation’s amalgamation with Golden Share Mining Corporation to Philippe Giaro, Laurence Huss and Christian Guilbaud as compensation for their acceptance of voluntary reductions in their cash compensation.

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of this ordinary resolution.

I. Approval of the Amalco Stock Option Plan

As the Amalco Stock Option Plan attached at Appendix “H” provides for a rolling maximum number of Amalco Shares which may be issuable upon the exercise of options granted under that plan, TSXV Policy 4.4 requires that the Amalco Stock Option Plan receive initial shareholder approval and subsequently at each annual meeting of shareholders. SFX’s shareholders will therefore be asked at the SFX Meeting to consider and, if deemed appropriate, to approve the following ordinary resolution:

IT IS RESOLVED TO:

APPROVE the stock option plan attached as Appendix “H” to the corporation’s management information circular dated June 21, 2013, as the stock option plan of the entity resulting from the corporation’s amalgamation with Golden Share Mining Corporation.

Unless otherwise specified, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of this ordinary resolution.

For a complete description of the Amalco Stock Option Plan, see “Part IV: Information Concerning the Resulting Issuer (Amalco) – Summary of the Amalco Stock Option Plan”.

Other Matters

Management knows of no other matters to come before the SFX Meeting other than those referred to in the SFX Notice of Meeting. Should any other matters properly come before the SFX Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

Additional Information

For financial information for SFX for the fiscal year ended December 31, 2012, please refer to the SFX Audited Financials as available on SEDAR. For financial information for SFX for the three months ended March 31, 2013, please refer to the SFX Interim Financials as available on SEDAR. For complete copies of SFX’s MD&A pertaining to the SFX Audited Financials and SFX Interim Financials, please refer to the information incorporated by reference and available on SEDAR.

Copies of the SFX Incorporated Documents as incorporated by reference in this Circular may be obtained from SFX by mail to 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6 or fax to (905) 968-1179.

PART IV: INFORMATION CONCERNING THE RESULTING ISSUER (AMALCO)

General

By operation of law, upon completion of the Amalgamation under the CBCA, all of the operations, assets and liabilities of each of GSH and SFX will be assumed by Amalco, and each of SFX and GSH will cease to exist. Amalco will continue to carry on the business and exploration activities currently carried on by GSH and SFX. Accordingly, Amalco will be subject to the same risk factors associated with the current businesses of GSH and SFX. For a discussion of the business, assets and operations of GSH, see “Part II: Information Concerning Golden Share Mining Corporation.” For a discussion of the business, assets and operations of SFX, see “Part III: Information Concerning Silvore Fox Minerals Corp.” For a discussion of the risks associated with the Amalgamation and the business of Amalco, see “Risk Factors Relating to the Resulting Issuer’s Business”.

Corporate Structure

Amalco will be incorporated as and will operate under the name “Golden Share Mining Corporation.”, or such other name as may be approved by the Board of Directors and the regulatory authorities. It will be incorporated under the CBCA. The registered office of Amalco will be at 145 Riviera Drive, Unit 7, Markham, Ontario L3R 5J6. It is currently anticipated that the Amalgamation will be effective on or around July 31, 2013, and Amalco will have a year-end of December 31.

Intercorporate Relationships

Amalco will not have any operating subsidiaries.

Narrative Description of the Business of Amalco

Upon completion of the Amalgamation, Amalco’s business will continue to be the same as previously carried on by GSH and SFX. Amalco will be engaged in the exploration and development of the Berens River and Pick Lake Properties. See “Part II: Information Concerning Golden Share Mining Corporation – General Development of the Business of GSH”, and “Part III: Information Concerning Silvore Fox Minerals Corp. – General Development of the Business of SFX”.

Description of the Securities

Amalco Shares

The share capital of Amalco will consist of an unlimited number of common shares and preferred shares, of which approximately 59,517,786 Amalco Shares will be issued and outstanding on the Effective Date. The number of Amalco Shares to be issued is, however, subject to reduction to the extent that any GSH Shares, or SFX Shares are purchased as a result of dissent proceedings under the CBCA. See “Part I: The Amalgamation – Dissenting Shareholders’ Rights”.

The Holders of the Amalco Shares will be entitled to dividends, if, as and when declared by the board of directors of Amalco, to one vote per share at meetings of the shareholders of Amalco and, upon liquidation, to receive such assets of Amalco as are distributable to the Holders of the Amalco Shares. Amalco has no intentions of declaring dividends in the foreseeable future.

Pro Forma Consolidated Capitalization

The following table sets forth the capitalization of Amalco after giving effect to the Amalgamation.

Designation of Security	Amount Authorized or to be Authorized	Outstanding After Giving Effect to the Amalgamation
Amalco Shares	Unlimited	59,517,786

Fully Diluted Share Capital

The following table sets out the Resulting Issuer’s diluted share capital after giving effect to the Amalgamation:

	After Giving Effect to the Amalgamation
	# of Securities	% of Securities
Shares Issued
Amalco Shares issued in exchange for GSH Shares	22,364,690	32.51%
Amalco Shares issued in exchange for SFX Shares	37,003,999	53.78%
Amalco Shares issued as a finder’s fee in connection with the Amalgamation	149,097	0.22%
Total Amalco Shares	59,517,786	86.50%

Securities Reserved for Future Issuance
Amalco Warrants issued in exchange for GSH Warrants(1)	2,669,000	3.88%
Amalco Warrants issued in exchange for SFX Warrants(2)	2,112,777	3.07%
Subtotal Amalco Warrants	4,781,777	6.95%

Amalco Options issued in exchange for GSH Options(3)	1,265,000	1.84%
Amalco Options issued in exchange for SFX Options(4)	2,710,000	3.94%
Subtotal Amalco Options	3,975,000	5.78%

Amalco Shares issuable as a finder’s fee in connection with the Amalgamation	298,196	0.43%

Amalco Shares issuable to current GSH directors & officers(5)	151,000	0.22%

Amalco Shares issuable in connection with the Berens River Property	80,000	0.12%

Total Securities Reserved for Future Issuance(6)	9,285,973	13.50%

Total Number of Fully Diluted Securities	68,803,759	100.00%

Notes:
(1) GSH Warrants will be exchanged for Amalco Warrants on a 0.2 for one basis. These warrants will be comprised of (i) 2,169,000 Amalco Warrants exercisable at $1 per Amalco Share until June 29, 2014 and (ii) 500,000 Amalco Warrants exercisable at $0.50 per Amalco Share until October 25, 2015.
(2) SFX Warrants will be exchanged for Amalco Warrants on a 0.2 for one basis. These warrants will be comprised of 2,112,777 Amalco Warrants exercisable at $0.60 per Amalco Share until June 28, 2013 and at $0.75 per Amalco Share until June 29, 2014.
(3) GSH Options will be exchanged for Amalco Options on a 0.2 for one basis. The options will be comprised of (i) 60,000 Amalco Options exercisable at $0.50 per Amalco Share until May 18, 2015; (ii) 120,000 Amalco Options exercisable at $0.50 per Amalco Share until September 7, 2015; (iii) 30,000 Amalco Options exercisable at $0.70 per Amalco Share until October 13, 2015; (iv) 30,000 Amalco Options exercisable at $0.80 per Amalco Share until December 2, 2015; (v) 230,000 Amalco Options exercisable at $0.65 per Amalco Share until January 11, 2016; (vi) 60,000 Amalco Options exercisable at $1.10 per Amalco Share until April 1, 2016; (vii) 50,000 Amalco Options exercisable at $0.50 per Amalco Share until June 4, 2017; (viii) 50,000 Amalco Options exercisable at $0.75 per Amalco Share until June 4, 2017; (ix) 50,000 Amalco Options exercisable at $1.00 per Amalco Share until June 4, 2017; (x) 50,000 Amalco Options exercisable at $1.75 per Amalco Share until June 4, 2017; (xi) 515,000 Amalco Options exercisable at $0.50 per Amalco Share until September 17, 2017; and (xii) 20,000 Amalco Options exercisable at $0.50 per Amalco Share until November 1, 2017.
(4) SFX Options will be exchanged for Amalco Options on a 0.2 for one basis. The options will be comprised of (i) 300,000 SFX Options exercisable at $0.50 per Amalco Share until January 20, 2015; (ii) 250,000 SFX Options exercisable at $0.50 per Amalco Share until February 9, 2015; (iii) 60,000 SFX Options exercisable at $0.50 per Amalco Share until June 8, 2015; (iv) 200,000 SFX Options exercisable at $0.50 per Amalco Share until February 13, 2016; (v) 510,000 SFX Options exercisable at $0.625 per Amalco Share until September 20, 2016; (vi) 80,000 SFX Options exercisable at $0.625 per Amalco Share until November 1, 2016; (vii) 40,000 SFX Options exercisable at $0.50 per Amalco Share until February 9, 2017; (viii) 810,000 SFX Options exercisable at $0.625 per Amalco Share until October 16, 2017; and (ix) 460,000 SFX Options exercisable at $0.625 per Amalco Share until February 14, 2018.
(5) Issuable within 30 days of the Effective Date.
(6) Does not include Amalco Shares issuable at Amalco's option in lieu of cash payments or as royalty payments, or Amalco shares issuable upon exploration or production milestones.

Available Funds and Principal Purposes

Available Funds

Management of GSH and SFX expect that the Resulting Issuer will have a working capital of approximately $918,000 as at the Effective Date. Following the Amalgamation, the Resulting Issuer intends to use the available funds as set out in the estimates below:

Item	Approximate Amount
Estimated Costs to Complete the Amalgamation(1)	$150,000
Exploration and Development of Berens Property (Phase I)	$219,000
Exploration and Development of the Pick Lake Property (Phase I)	$150,000
Payments to keep properties in good standing over the next six months	$35,000
Finders’ Fee Payment	$3,000
General and Administrative Expenses for the next six months	$240,000
Unallocated Working Capital	$124,000
TOTAL	$918,000

Notes:
1.	These costs include legal, audit and accounting fee, shareholder meeting costs and regulatory filing fees.

The Resulting Issuer will require additional capital which will need to come from the exercise of outstanding warrants, existing and any new options granted, equity financing and/or joint ventures. There is no assurance that additional capital will be available to the Resulting Issuer. See “Risk Factors Relating to the Resulting Issuer’s Business”.

Principal Securityholders

After giving effect to the Amalgamation, to the knowledge of the directors and officers of GSH and SFX, no Person will beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Amalco Shares other than BDR, which is expected to hold approximately 13,035,754 Amalco Shares, representing approximately 21.9% of the outstanding total following the Amalgamation.

Directors and Officers of Amalco

The names, municipalities of residence, number of voting securities beneficially owned, directly or indirectly, or over which each exercises control or direction, following completion of the Amalgamation, excluding shares issuable upon exercise of Amalco Warrants, and the offices to be held by each in the Resulting Issuer and the principal occupation of the directors, officers and proposed directors of the Resulting Issuer are as follows:

Name, Municipality of Residence, and Proposed Offices to be held of Proposed Directors	Number of Amalco Shares(1) and Percentage(2)
PHILIPPE GIARO Louvain-la-Neuve, Belgium President, CEO and Director	160,627 / 0.27%
WENSHAN (WILSON) ZHANG Shanghai, China Director and Chief Geologist	66,666 / 0.11%
GE (ANNA) MAO Beijing, China Director	Nil

Name, Municipality of Residence, and Proposed Offices to be held of Proposed Directors	Number of Amalco Shares(1) and Percentage(2)
CHRISTIAN GUILBAUD Montreal, Quebec Director	134,000 / 0.23%

Notes:
1.	Information as to voting shares beneficially owned has been furnished by the respective nominees individually.
2.	Based on 59,517,786 Amalco Shares being outstanding.

Management Description

Philippe Giaro, President, CEO and Director

Mr. Giaro, age 48, has more than 25 years of experience in mineral exploration and engineering as a geologist, project manager and Vice President of Exploration for various companies in the Americas, North Africa, Europe and the Middle East, including COGEMA, Ariel Mining Group, Falconbridge Limited, Franc-Or Resources Corporation Inc., Dianor Resources Inc. and Basse Sambre ERI, a Belgium-based engineering firm. He has been GSH’s President & Chief Executive Officer since its incorporation in 2007. He is also the former President & Chief Executive Officer of Searchgold. Mr. Giaro graduated in 1984 from McGill University in Montreal, Canada, with a BSc (Honours) in geology.

Christian Guilbaud, Director

Mr. Guilbaud, age 40, holds a Bachelor in Business Administration from the University of Quebec and a Diploma in Economy from the University of Montreal. He has over 14 years experience in financial administration and his past experience includes positions in financial services and mutual funds management. He has been a director of GSH since May 2010. Mr. Guilbaud has been involved in several mining projects as a director and a private investor.

Ge (Anna) Mao, Director

Ms. Mao, age 42, is President and CEO of BDR, as well Vice-President of its parent company, Sinotech Minerals Exploration Co., Ltd. She has 19 years of experience and knowledge in finance and operations and co-founded and developed several businesses both in China and Canada. She also serves on the board of directors of Nickel North Exploration Corp. (NNX:TSXV) and two companies listed on the Australian Stock Exchange: Enterprise Uranium and Enterprise Metals Limited. Ms. Mao graduated from Beijing Institute of Technology University in 1991, and obtained her MBA from the Richard Ivey Business School of the University of Western Ontario in 2001.

Wenshan (Wilson) Zhang, Director and Chief Geologist

Dr. Zhang, age 51, holds a Ph.D. in Geological Science and finished postdoctoral research in metallurgical engineering and geological engineering. He had previously held senior geologist and business development roles with large multinationals such as Vale, Anglo American, and INCO. Dr. Zhang is currely Chief Geologist of BDR. He has served on SFX’s board of directors since September 2011 and has been a director of Tigray Resources Inc. (TIG:TSXV) since 2011.

Corporate Cease Trade Orders or Bankruptcies

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, within 10 years before the date of this Circular, has been, a director, officer or promoter of any Person that, while that person was acting in that capacity, was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under applicable securities law, for a period of more than 30 consecutive days, or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except as follows:

Penalties or Sanctions

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body including a self-regulatory body that would be likely to be considered important to a reasonable securityholder making a decision about the Amalgamation.

Personal Bankruptcies

No proposed director, officer or promoter of the Resulting Issuer, or a securityholder anticipated to hold sufficient securities of the Resulting Issuer to affect materially the control of the Resulting Issuer, or a personal holding company of any such persons, has, within the 10 years preceding the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the individual.

Conflicts of Interest

There are potential material conflicts of interest to which the proposed directors, officers and promoter(s) of the Resulting Issuer would be subject in connection with the operations of the Resulting Issuer. The proposed directors, officers and promoter(s) have been and would continue to be engaged in other projects and businesses in the resource industry and may have conflicts of interests with other businesses and projects in which they are or become involved and situations might arise where the proposed directors, officers and promoter(s) would be in competition with the Resulting Issuer. Conflicts of interest, if any, would be subject to and governed by the procedures under the CBCA.

Indebtedness of Directors and Officers

None of the proposed directors or senior officers of Amalco or any associates or affiliates of Amalco are or have been indebted to either GSH or SFX at any time since the beginning of the last completed financial year of GSH or SFX respectively.

Investor Relations Amalgamations

Neither GSH nor SFX has entered into any written or oral arrangement or understanding with any person to provide any promotional or investor relations services to the Resulting Issuer.

Material Contracts of the Resulting Issuer

Other than contracts entered into in the ordinary course of business and the contracts disclosed herein, the Resulting Issuer will not be a party to any other material contracts upon the completion of the Amalgamation.

Amalco Stock Option Plan and Options to Purchase Securities

GSH and SFX currently have their own stock option plans in place under which options are granted to their respective directors, officers, employees and other eligible individuals. Under the Amalgamation Agreement, all GSH and SFX Options will be exchanged for Amalco Options on the basis of 0.2 of one Amalco Option for each SFX Option and 0.2 of one Amalco Option for each GSH Option. As at the date hereof, there are 6,325,000 outstanding GSH Options and 13,550,000 outstanding SFX Options.

Summary of the Amalco Stock Option Plan

The policies of the TSXV provide that Amalco’s board of directors may from time to time, in its discretion, and in accordance with the TSXV’s requirements, grant to directors, officers, employees, management company employees and consultants of Amalco and its Affiliates, non-transferable options to purchase Amalco Shares for a period of up to 10 years from the date of grant, provided that the number of Amalco Shares reserved for issuance may not exceed 10% of the total issued and outstanding Amalco Shares at the date of the grant.

The purpose of the Amalco Stock Option Plan, under which Amalco may grant Amalco Options, is to promote Amalco’s profitability and growth by facilitating its efforts to obtain and retain key individuals. The Amalco Stock Option Plan provides an incentive for, and encourages ownership of the Amalco Shares by, its key individuals so that they may increase their stake in Amalco and benefit from increases in the value of the Amalco Shares. Under the Amalco Stock Option Plan, the maximum number of Amalco Shares reserved for issuance in any 12 month period to any one optionee other than a consultant may not exceed 5% of the issued and outstanding Amalco Shares at the date of the grant. The maximum number of Amalco Shares reserved for issuance in any 12 month period to any consultant may not exceed 2% of the issued and outstanding Amalco Shares at the date of the grant and the maximum number of Amalco Shares reserved for issuance in any 12 month period to all persons engaged in investor relations activities may not exceed 2% of the issued and outstanding number of Amalco Shares at the date of the grant.

Incentive stock options may be exercised until the earlier of: (a) their expiry time and (b) 90 days (or such other period as may be determined by the Board, provided such period is not more than one year) following the date the optionee ceases to be a director, officer or employee of Amalco or its affiliates or a consultant or a management company employee, provided that if the cessation of such position or arrangement was by reason of death, the option may be exercised within a maximum period of one year after that death, subject to the expiry date of such option. Notwithstanding the foregoing, in the event of termination for cause, all options held by a terminated optionee will be cancelled immediately. If the term of any option expires within or immediately following a “blackout period” imposed by Amalco, the option shall expire on the date that is 10 business days following the end of such blackout period. If Amalco becomes listed on the Toronto Stock Exchange, the Amalco Stock Option Plan provides that its board may grant options which allow an optionee to elect to exercise its option on a “cashless basis”, whereby the optionee, instead of making a cash payment for the aggregate exercise price, shall be entitled to be issued such number of Amalco Shares equal to the number which results when: (i) the difference between the aggregate Fair Market Value of the Amalco Shares underlying the option and the aggregate exercise price of such option is divided by (ii) the Fair Market Value of each Common Share. “Fair Market Value” as defined in the Amalco Stock Option Plan means the closing price as reported by the Toronto Stock Exchange (if Amalco becomes listed on the Toronto Stock Exchange) on the last trading day immediately preceding the exercise date. Options may be granted with a maximum expiry term of 10 years.

Amalco may, at the discretion of the board of directors of Amalco, grant Amalco Options following the Effective Date under the Amalco Stock Option Plan. It is intended that, under the Amalgamation Agreement, Amalco will grant an aggregate of 3,975,000 Amalco Options to those directors, officers, employees and consultants of GSH and SFX who will continue to be directors, officers, employees and consultants of Amalco, exercisable on the same terms as the existing GSH and SFX Options, repriced accordingly.

Escrowed and Pooled Securities

Escrowed Securities

GSH has 700,000 GSH Shares held in escrow. These securities were originally placed under an escrow agreement among GSH, Computershare Investor Services Inc., and each former shareholder of Nanoose Gold Limited. The GSH Shares remaining in escrow are to be released over time in two equal installments of 350,000 GSH Shares each, with the next release on February 15, 2014, and the subsequent release one year thereafter.

SFX currently has 1,260,000 SFX Shares held in escrow. These securities were originally placed under an escrow agreement among Silvor Foxx Capital Corp. (now SFX), Olympia Trust Company (transferred to Eastern Trust (2007) Co. Ltd.) and Harold J. Cabrita, Ronald J. Goguen, Ronald D. Johnston and 1160361 Alberta Ltd. The SFX Shares currently in escrow are to be released over time in three equal installments of 420,000 SFX Shares each on June 27, 2013, December 27, 2013 and June 27, 2014.

The foregoing number of GSH and SFX Shares currently held in escrow will be adjusted to give effect to the Amalgamation ratio.

Risk Factors Relating to Amalco’s Business

The operations of Amalco are speculative due to the high risk nature and the current stage of development of its business, which involves the exploration and development of its mineral properties. The following risk factors will apply to Amalco’s business:

Substantial Capital Requirements

There are no assurances that Amalco will be successful in obtaining financing for the recommended work programs for its properties. The inability to obtain sources of financing could have a Material Adverse Effect on Amalco’s business, financial condition and results of operations. Furthermore, failure to obtain such financing on a timely basis could cause Amalco to forfeit its interest in certain properties, miss certain business opportunities and reduce or terminate its operations. There can be no assurance that debt or equity financing would be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, that it would be on terms acceptable to Amalco.

If additional financing is raised by the issuance of shares from treasury of Amalco, control of Amalco may change and securityholders may suffer additional dilution.

Property Interests

Certain of Amalco’s property interests will be held by way of option only, and as a result if Amalco fails to pay any part of an option payment, it may lose all of its interest in such property, and will not be entitled to a refund of any of its option payments, share issuances or expenditures. There is no guarantee Amalco will be able to raise sufficient funding in the future to make all payments under its property agreements.

Limited Operating History

Neither of the Amalgamating Companies has any history of earnings; and Amalco will have no history of earnings or profitability. All of its properties are in the exploration stage and there are no known commercially mineable mineral deposits on any of the properties.

Title Risks

Although each of the Amalgamating Companies has exercised due diligence with respect to determining title to their respective properties, there is no guarantee that title to such properties will not be challenged or impugned. The mineral property interests may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

Exploration and Development

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals Amalco discovers may be affected by numerous factors that are beyond its control and that cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, the import and export of minerals and environmental protection, the combination of which factors may result in Amalco not receiving an adequate return of investment capital.

All of the claims in which Amalco has acquired or has a right to acquire an interest are in the exploration stage only and are without a known commercially-mineable ore body. Development of the subject mineral properties would follow only if favourable exploration results are obtained.

There is no assurance that Amalco’s mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of Amalco’s operations will in part be directly related to the costs and success of its exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

Uninsurable Risks

Exploration, development and production of mineral properties are subject to certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to insure fully against such risks and Amalco may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could have an adverse impact on Amalco’s operations and could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Amalco.

Environmental Regulations, Permits and Licenses

Amalco’s operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, that would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means standards are stricter, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. Amalco intends to comply fully with all environmental regulations.

Amalco’s current or future operations, including development activities and commencement of production on its properties, require permits from various federal, state or territorial and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under applicable laws by governmental agencies that may require that Amalco obtain permits from various governmental agencies. There can be no assurance, however, that all permits that Amalco may require for its operations and exploration activities will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which Amalco might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on Amalco and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Competition

The mining industry is intensely competitive in all its phases, and Amalco competes with other companies that have greater financial and technical resources. Competition could adversely affect its ability to acquire suitable properties or prospects in the future.

Management

Amalco’s success is currently largely dependent on the performance of its directors and officers. There is no assurance it will be able to maintain the services of its directors and officers or other qualified personnel required to operate its business. The loss of the services of these persons could have a material adverse effect on Amalco and its prospects.

Fluctuating Mineral Prices

Factors beyond Amalco’s control may affect the marketability of metals discovered, if any. Metal prices have fluctuated widely, particularly in recent years. The effect of these factors on Amalco’s operations cannot be predicted.

Amalco’s profitability will be linked to the price of metals, as its revenues, if any, will be derived primarily from mining of metals. Metal prices are affected by numerous factors beyond Amalco’s control, including central bank sales, producer hedging activities, the relative exchange rate of the U.S. dollar with other major currencies, global and regional demand and political and economic conditions. Worldwide metals production levels also affect their respective prices. In addition, the prices of various metals have on occasion been subject to rapid short-term changes due to speculative activities.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The recent deterioration of the global financial markets has led to a drastic decline in the market prices of each of GSH and SFX securities. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the Common Shares will be subject to market trends and conditions generally, notwithstanding any potential success of Amalco in creating revenues, cash flows or earnings. The value of securities distributed hereunder will be affected by market volatility.

Liquidity

Amalco cannot predict at what prices the Amalco Shares will trade upon completion of the Amalgamation, and there can be no assurance that an active trading market in the Amalco Shares will develop or be sustained. Approval of the Exchange has not yet been obtained. There is a significant liquidity risk associated with an investment in the common shares of Amalco.

Conflicts of Interest

Some of Amalco’s directors and officers are engaged and will continue to be engaged in the search for additional business opportunities on behalf of other companies, and situations may arise where these directors and officers will be in direct competition with Amalco. Conflicts will be dealt with in accordance with the relevant provisions of the CBCA and as disclosed elsewhere in this Circular. See “Directors and Officers – Conflicts of Interest” and “Interests of Management and Others in Material Transactions”.

Tax Issues

Income tax consequences in relation to the purchase and sale of Amalco’s securities will vary according to circumstances of each investor. Prospective investors should seek independent advice from their own tax and legal advisers prior to subscribing to the Offering.

Amalgamation

The Amalgamation is subject to a number of conditions, including shareholder approval from each of the Shareholders of GSH and SFX, and regulatory approval from the TSXV. There is no assurance that the Amalgamation will be approved by the GSH and SFX Shareholders and even if approved, that it will be completed.

Auditor, Transfer Agent and Registrar

The auditors of Amalco will be MNP LLP, Chartered Accountants, 701 Evans Avenue, 8th Floor, Toronto, Ontario M9C 1A3.

The registrar and transfer agent of the Amalco Shares will be Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1.

PART V: GENERAL

Responsibility for Information

GSH has provided the information contained in this Circular concerning GSH’s business, assets and operations, including the information incorporated by reference, its financial information and financial statements, as such exists prior to the Amalgamation. SFX has provided the information contained in this Circular concerning SFX’s business, assets and operations, including the information incorporated by reference, its financial information and financial statements, as such exists prior to the Amalgamation. All pro forma information in this Circular relating to Amalco following the Amalgamation has been supplied by GSH and SFX.

Neither GSH, nor SFX assumes any responsibility for the accuracy or completeness of information concerning the other, nor for any omission on the part of the other to disclose facts or events which may affect the accuracy of any such information.

Opinions

Those professional persons listed herein under the headings “Information Concerning Golden Share Mining Corporation – Documents Incorporated by Reference” and “Information Concerning Silvore Fox Minerals Corp. – Documents Incorporated by Reference” as having prepared reports, have provided opinions that are either included in or referred to in this Circular.

Fees and Expenses

Costs of the Amalgamation, including expenses incurred by GSH and SFX in respect of legal, accounting, professional advisory fees, transfer agent, printing and stock exchange listing fees are estimated to be approximately $150,000 in the aggregate.

Interest of Experts

Except as disclosed herein, no professional person who has provided an opinion or report referenced in this Circular currently holds more than 1% of the GSH Shares or the SFX Shares and, upon completion of the Amalgamation, will not hold more than 1% of the outstanding Amalco Shares, and no such professional person is expected to be elected, appointed or employed as a director, officer or employee of the Resulting Issuer or of its Associates or Affiliates.

Pro Forma Financial Statements

Unaudited pro forma financial statements of the Resulting Issuer are attached to this Circular as Appendix “E”.

Other Material Facts

There are no other material facts relating to GSH, SFX, Amalco or the proposed Amalgamation not disclosed elsewhere in this Circular.

Board Approval

The contents and sending of this Circular have been approved by the directors of GSH and SFX. Where information contained in this Circular rests particularly within the knowledge of a person other than GSH or SFX, GSH and SFX have relied upon information furnished by such person.

CERTIFICATE OF GOLDEN SHARE MINING CORPORATION

The foregoing as it relates to Golden Share Mining Corporation constitutes full, true and plain disclosure of all material facts relating to the securities of Golden Share Mining Corporation assuming completion of the Amalgamation.

DATED: June 21, 2013

(signed) “Philippe Giaro”	(signed) “Isabelle Gauthier”

Philippe Giaro	Isabelle Gauthier
President and Chief Executive Officer	Chief Financial Officer
On behalf of the Board of Directors
(signed) “Roy Corrans”	(signed) “Christian Guilbaud”

Roy Corrans	Christian Guilbaud
Director	Director

CERTIFICATE OF SILVORE FOX MINERALS CORP.

The foregoing as it relates to Silvore Fox Minerals Corp. constitutes full, true and plain disclosure of all material facts relating to the securities of Silvore Fox Minerals Corp.

DATED: June 21, 2013

(signed) “Wenshan Zhang”	(signed) “Scott Franklin”

Wenshan Zhang	Scott Franklin
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) “Nianqing Zeng”	(signed) “Andrew Smith”

Nianqing Zeng	Andrew Smith
Director	Director

APPENDIX “A”
AMALCO ARTICLES

See attached document.

Industry Canada — Industrie Canada
Corporations Canada — Corporations Canada

Initial Registered Office Address and First Board of Directors

(To be filed with Articles of Incorporation, Amalgamation and Continuance)
*(Sections 19 and 106 of the **Canada Business Corporations Act (CBCA)**)*

Form 2

Changes to the registered office or the board of directors are to be made by filing Form 3 — Change of Registered Office Address or Form 6 — Changes Regarding Directors.

Instructions

4 At least 25 per cent of the directors of a corporation must be Canadian residents. If a corporation has four directors or less, at least one director must be a Canadian resident (subsection 105(3) of the *Canada Business Corporations Act* (CBCA)).

If the corporation is a "distributing" corporation, there must be at least three directors.

However, the board of directors of corporations operating in uranium mining, book publishing and distribution, book sale or film and video distribution must be comprised of a majority of Canadian residents (subsection 105(3.1) of the CBCA). If the space available is insufficient, please attach a schedule to the form.

5 Declaration

In the case of an incorporation, this form must be signed by the incorporator. In the case of an amalgamation or a continuance, this form must be signed by a director or an officer of the corporation (subsection 262.(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

File documents online
(except for Articles of Amalgamation):
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

GOLDEN SHARE MINING CORPORATION
CORPORATION MINIÈRE GOLDEN SHARE

2 Address of registered office (must be a street address, a P.O. Box is not acceptable)

145 Riviera Drive, Unit 7
NUMBER AND STREET NAME

CITY	PROVINCE/TERRITORY	POSTAL CODE
Markham	Ontario	L3R 5J6

3 Mailing address (if different from the registered office)

SAME AS ABOVE ☐

ATTENTION OF

NUMBER AND STREET NAME

CITY — PROVINCE/TERRITORY — POSTAL CODE

4 Members of the board of directors

FIRST NAME / LAST NAME	RESIDENTIAL ADDRESS (must be a street address, a P.O. Box is not acceptable)	CANADIAN RESIDENT (Yes/No)
Philippe Giaro		No
Ge (Anna) Mao		Yes
Wenshan (Wilson) Zhang		No
Christian Guilbaud		Yes

5 Declaration

I hereby certify that I have relevant knowledge and that I am authorized to sign and submit this form.

SIGNATURE

PRINT NAME — ( ) TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 2904 (2006/12)

Industry Canada — Industrie Canada

Canada Business Corporations Act (CBCA) — Loi canadienne sur les sociétés par actions (LCSA)

FORM 9 / FORMULAIRE 9
ARTICLES OF AMALGAMATION / STATUTS DE FUSION
(SECTION 185) / (ARTICLE 185)

Form 9

1 -- Name of the Amalgamated Corporation / Dénomination sociale de la société issue de la fusion

GOLDEN SHARE MINING CORPORATION
CORPORATION MINIÈRE GOLDEN SHARE

2 -- The province or territory in Canada where the registered office is to be situated (do not indicate the full address) / La province ou le territoire au Canada où sera situé le siège social (n'indiquez pas l'adresse complète)

Ontario

3 -- The classes and any maximum number of shares that the corporation is authorized to issue / Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

See attached Schedule 1 which is incorporated in this form.

4 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

N/A

5 -- Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) / Nombre minimal et maximal d'administrateurs (pour un nombre fixe, veuillez indiquer le même nombre dans les deux cases)

Minimum: 3 Maximum: 10 / Minimal : Maximal :

6 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

N/A

7 -- Other provisions, if any / Autres dispositions, s'il y a lieu

See attached Schedule 2 which is incorporated in this form.

8 -- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: / La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après

☑ 183 ☐ 184(1) ☐ 184(2)

9 -- **Declaration:** I hereby certify that I am a director or an officer of the corporation. / **Déclaration :** J'atteste que je suis un administrateur ou un dirigeant de la société.

Name of the amalgamating corporations / Dénomination social des sociétés fusionnantes	Corporation No. / Nº de la société	Signature
GOLDEN SHARE MINING CORPORATION	443935-0	
SILVORE FOX MINERALS CORP.		

Note:
Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota :
Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC3190 (2008/09), Page 1

Canada

SCHEDULE 1

Share Capital

            The corporation’s authorized capital consists of an unlimited number of common shares and preferred shares, which have attached the following rights, privileges, restrictions and conditions.

1           COMMON SHARES

             Each common share has attached the following rights, privileges, restrictions and conditions:

1.1	Dividends

Each common share entitles its holder to receive all dividends, from any remaining profits or surplus available for dividends, when declared by the directors at their discretion.

1.2	Return of Capital

If the corporation is dissolved, liquidated or wound-up, voluntarily or involuntarily, each holder of common shares is entitled to receive all of the corporation’s remaining property.

1.3	Voting Rights

Each common share grants its holder one vote at, and the right to attend, any meeting of shareholders.

2           PREFERRED SHARES

             Each preferred share has attached the following rights, privileges, restrictions and conditions:

2.1	Issuance in series

The preferred shares may, at any time and from time to time, be issued in one or more series, each series to consist of that number of shares as may, before the issue thereof, be fixed by the directors of the corporation.

The corporation’s directors may, before issuance of one or more series, fix the number of shares of each series, determine their designation and determine the rights, privileges, restrictions and conditions attaching to the preferred shares of each series.

No share of any series shall be issued before the deliverance by the Director, Corporations Directorate, appointed under the Canada Business Corporations Act, of a certificate of amendment in respect of the articles of amendment providing for the creation of that series of preferred shares.

2.2	Modification to Rights

The following actions require the approval of at least 2/3 of the votes cast by the holders of preferred shares represented at a special meeting called for that purpose (in addition to satisfying any other legal requirement): (i) creating shares with the same or greater priority as preferred shares and (ii) modifying any provision applicable to preferred shares or to shares of another class with the same or greater priority as preferred shares.

* * *

SCHEDULE 2

Other Provisions

The corporation’s directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders. The total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

* * *

APPENDIX “B”
GSH AMALGAMATION RESOLUTION

WHEREAS the corporation wishes to amalgamate with Silvore Fox Minerals Corp. (together with the corporation, the “Amalgamating Corporations”) under the provisions of the Canada Business Corporations Act (the “CBCA”);

WHEREAS it is deemed expedient for the corporation’s shareholders (the “Shareholders”) to authorize its directors to apply for a certificate of amalgamation under the CBCA;

WHEREAS an amalgamation agreement dated May 29, 2013 and articles of amalgamation (the “Documents”) have been submitted to the shareholders for their approval;

WHEREAS the corporation has reasonable grounds to believe that (i) each Amalgamating Corporation is, and the corporation resulting from the amalgamation will be, able to pay its liabilities as they become due, (ii) the realizable value of the assets of the corporation resulting from the amalgamation will not be less than the aggregate value of its liabilities and stated capital of all classes and (iii) no creditor will be prejudiced by the amalgamation;

IT IS RESOLVED TO:

1.	APPLY to the Director, Corporations Directorate, appointed under the CBCA, for a certificate of amalgamation;

2.	APPROVE the draft Documents attached as Appendices A and B to the Amalgamating Corporations’ joint management information circular dated June 21, 2013;

3.

AUTHORIZE the directors, in their sole discretion, without further approval of or notice to the Shareholders and notwithstanding this resolution’s adoption, to (a) amend or terminate the Amalgamation Agreement to the extent permitted by law or (b) determine not to proceed with the Amalgamation, the whole at any time before the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

AUTHORIZE any of the corporation’s directors or officers to sign the Documents on the corporation’s behalf, substantially in the form of the draft Documents hereby approved, with any modification that he or she deems in his or her sole discretion appropriate to approve, his or her signature being conclusive evidence of that approval, and to sign any other document and to do any other thing or act that may be necessary or useful to give effect to the Documents, to the transactions they contemplate and to these resolutions.

APPENDIX “C”
SFX AMALGAMATION RESOLUTION

WHEREAS the corporation wishes to amalgamate with Golden Share Mining Corporation (together with the corporation, the “Amalgamating Corporations”) under the provisions of the Canada Business Corporations Act (the “CBCA”);

WHEREAS it is deemed expedient for the corporation’s shareholders (the “Shareholders”) to authorize its directors to apply for a certificate of amalgamation under the CBCA;

WHEREAS an amalgamation agreement dated May 29, 2013 and articles of amalgamation (the “Documents”) have been submitted to the shareholders for their approval;

WHEREAS the corporation has reasonable grounds to believe that (i) each Amalgamating Corporation is, and the corporation resulting from the amalgamation will be, able to pay its liabilities as they become due, (ii) the realizable value of the assets of the corporation resulting from the amalgamation will not be less than the aggregate value of its liabilities and stated capital of all classes and (iii) no creditor will be prejudiced by the amalgamation;

IT IS RESOLVED TO:

1.	APPLY to the Director, Corporations Directorate, appointed under the CBCA, for a certificate of amalgamation;

2.	APPROVE the draft Documents attached as Appendices A and B to the Amalgamating Corporations’ joint management information circular dated June 21, 2013;

3.

AUTHORIZE the directors, in their sole discretion, without further approval of or notice to the Shareholders and notwithstanding this resolution’s adoption, to (a) amend or terminate the Amalgamation Agreement to the extent permitted by law or (b) determine not to proceed with the Amalgamation, the whole at any time before the issuance of a certificate of amalgamation giving effect to the Amalgamation;

4.

AUTHORIZE any of the corporation’s directors or officers to sign the Documents on the corporation’s behalf, substantially in the form of the draft Documents hereby approved, with any modification that he or she deems in his or her sole discretion appropriate to approve, his or her signature being conclusive evidence of that approval, and to sign any other document and to do any other thing or act that may be necessary or useful to give effect to the Documents, to the transactions they contemplate and to these resolutions.

APPENDIX “D”
SFX CONTINUANCE RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The application of the Corporation to the Registrar of Corporations for the Province of Alberta pursuant to Section 189 of the Business Corporations Act (Alberta) for approval to continue (the “Continuance”) the Corporation as if the Corporation had been incorporated under the Canada Business Corporations Act (the “CBCA”) is hereby authorized and approved;

2.

The application of the Corporation to the Director under the CBCA requesting the Continuance and the adoption by the Corporation of the articles of continuance in substitution for the existing articles of the Corporation is hereby authorized and approved;

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of the Corporation, the directors of the Corporation may, in their sole discretion and without further approval of, or notice to, the shareholders of the Corporation determine not to proceed with the Continuance, at any time prior to the issuance of a certificate of continuance giving effect to the Continuance;

4.

Any one director or officer of the Corporation is hereby authorized and directed, for and on behalf of and in the name of the Corporation, to do all acts and things and to execute and deliver all such documents and instruments as may be considered necessary or desirable to give effect to or carry out the intent of the foregoing special resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments or the doing of any such act or thing.

APPENDIX “E”
UNAUDITED AMALCO PRO FORMA FINANCIAL STATEMENTS

See attached document.

UNAUDITED AMALCO PRO-FORMA FINANCIAL STATEMENTS

GOLDEN SHARE MINING COPRORATION (AMALCO)

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

Unaudited - Prepared By Management

Table of Contents **Page**

Pro-Forma Consolidated Statement of Financial Position		
As At March 31, 2013		3
Pro-Forma Consolidated Statements of Loss and Comprehensive Loss		
For the Three-month Period Ended March 31, 2013		4
For the Year Ended December 31, 2012		5
Notes to Pro-Forma Consolidated Financial Statements		
1	Basis of Presentation	6
2	Change in Accounting Policy	7
3	Pro-Forma Adjustments and Assumptions	7
4	Equity	10
5	Obligations to Issue Share Capital	12
6	Events After the Reporting Period	12

Page 2 of 12

Golden Share Mining Corporation ("Amalco")
(formerly Silvore Fox Minerals Corp.)
Pro-Forma Consolidated Statement of Financial Position
As at March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

	As At March 31, 2013				
			Pro-Forma		
	SFX	GSH	Notes	Adjustments	Amalco
ASSETS					
Current Assets					
Cash and cash equivalents	$ 822,710	$ 59,692	3(a)(5)	$ (3,000)	$ 879,402
Investment certificates	-	305,000		-	305,000
Amounts receivable and prepaids	39,220	27,328		-	66,548
Due from related party	252,307	-		-	252,307
	1,114,237	392,020		(3,000)	1,503,257
Non-Current Assets					
Other long-term financial assets	-	99,000		-	99,000
Equipment	65,465	1,462		-	66,927
	65,465	100,462		-	165,927
Total Assets	$ 1,179,702	$ 492,482		$ (3,000)	$ 1,669,184
LIABILITIES AND EQUITY					
Current liabilities					
Trade and other payables	$ 90,521	$ 199,666	3(a)(5)	$ 75,000	$ 440,617
			3(b)(4)	75,430	
Due to related party	62,000	-		-	62,000
	152,521	199,666		150,430	502,617
Other Liabilities					
Obligations to issue share capital	-	-	5	55,439	55,439
Equity					
Share capital	13,407,435	16,711,858	3(a)(6)	20,000	16,804,504
			3(a)(7)	3,354,704	
			3(a)(5)	22,365	
			3(d)	(16,711,858)	
Options and broker warrants reserve	890,222	-	3(a)(7)	97,007	1,036,654
			3(a)(7)	49,425	
Contributed Surplus	1,274,147	5,980,228	3(d)	(5,980,228)	1,274,147
Deficit	(14,544,623)	(22,332,270)	3(c/d)	(3,353,414)	(18,004,177)
				(30,710)	
			3(b)(4)	(75,430)	
			3(d)	22,332,270	
Accumulated other comphrensive loss	-	(67,000)	3(d)	67,000	-
	1,027,181	292,816		(208,869)	1,111,128
Total Liabilities and Equity	$ 1,179,702	$ 492,482		$ (3,000)	$ 1,669,184

See accompanying notes to the unaudited consolidated pro-forma financial statements

Page 3 of 12

Golden Share Mining Corporation ("Amalco")
(formerly Silvore Fox Minerals Corp.)
Pro-Forma Consolidated Statement of Loss and Comprehensive Loss
For the Three-Month Period Ended March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

	Three-Month Period Ended March 31, 2013				
			Pro-Forma		
	SFX	GSH	Notes	Adjustments	Amalco
Exploration and Evaluation Expenditures					
Acquisition expense	$ -	$ -	3(a)(6)	$ 20,000	$ 20,000
Exploration expense	23,423	154,246	6(b)	7,110	184,779
Depreciation	1,530	56,736			58,266
	24,953	210,982		27,110	263,045
Administrative Expenditures					
Management fees	33,337	-			33,337
Share-based compensation	46,444	3,219			49,663
Directors' fees	4,000	-			4,000
Salaries and benefits	10,003	905			10,908
Consultants	-	-			-
Marketing and promotion	7,186	6,521	6(b)	3,600	17,307
Travel, accommodation and meals	4,687	13,586			18,273
Rent	3,600	1,470			5,070
Office and general	22,880	4,367			27,247
Transfer agent fees	2,333	4,459			6,792
Professional and regulatory fees	29,218	56,200			85,418
Capital and other taxes	-	-			-
Investigation of new properties	41,538	-			41,538
Exchange loss (gain)	(4,601)	(317)			(4,918)
Press release fees	-	4,106			4,106
Expenses recovered	-	-			-
Depreciation	2,870	292			3,162
	203,495	94,808		3,600	301,903
Operating Loss	228,448	305,790		30,710	564,948
Interest income	-	1,135			1,135
Interest and bank charges	(804)	(375)			(1,179)
	(804)	760		-	(44)
Net Loss from operations for the period	229,252	305,030		30,710	564,992
Other comprehensive loss					
Loss on other long-term financial assets	-	50,000			50,000
Comprehensive loss for the period					
Attributable to common shareholders	$ 229,252	$ 355,030		$ 30,710	$ 614,992
Basic and diluted loss per common share	$0.001	$0.003			$0.009
Weighted-average number of shares					
Basic and diluted	184,819,995	110,984,457			59,477,786

See accompanying notes to the unaudited consolidated pro-forma financial statements

Page 4 of 12

Golden Share Mining Corporation ("Amalco")
(formerly Silvore Fox Minerals Corp.)
Pro-Forma Consolidated Statement of Loss and Comprehensive Loss
For the Year Ended December 31, 2012

in Canadian Dollars
Unaudited - Prepared by Management

	Year Ended December 31, 2012				
			Pro-Forma		
	SFX (Note 2)	GSH	Notes	Adjustments	Amalco
Exploration and Evaluation Expenditures					
Acquisition expense	$ 78,454	$ 163,337	3(c/d)	$ 3,353,414	$ 3,595,205
Exploration expense	624,959	909,250			1,534,209
Depreciation	7,627	-			7,627
	711,040	1,072,587		3,353,414	5,137,041
Administrative Expenditures					
Amalgamation Expense	-	-	3(b)(4)	75,430	75,430
Management fees	259,094	-			259,094
Share-based compensation	125,257	150,041			275,298
Directors' fees	58,000	-			58,000
Salaries and benefits	99,895	17,151			117,046
Consultants	64,784	-			64,784
Marketing and promotion	38,528	125,621			164,149
Travel, accommodation and meals	92,738	50,488			143,226
Rent	25,727	5,525			31,252
Office and general	108,524	27,351			135,875
Transfer agent fees	15,502	35,522			51,024
Professional and regulatory fees	183,350	148,872			332,222
Capital and other taxes	5,680	-			5,680
Gain on disposal of mining rights	-	(240,000)			(240,000)
Exchange loss (gain)	(4,860)	1,132			(3,728)
Press release fees	-	15,485			15,485
Expenses recovered	-	(31,540)			(31,540)
Depreciation	15,365	1,170			16,535
	1,087,584	306,818		75,430	1,469,832
Operating Loss	1,798,624	1,379,405		3,428,844	6,606,873
Interest income	5,645	8,125			13,770
Interest and bank charges	(5,523)	(6,562)			(12,085)
	122	1,563		-	1,685
Net Loss from operations for the year	1,798,502	1,377,842		3,428,844	6,605,188
Other comprehensive loss					
Loss on other long-term financial assets	-	15,000			15,000
Comprehensive loss for the year					
Attributable to common shareholders	$ 1,798,502	$ 1,392,842		$ 3,428,844	$ 6,620,188
Basic and diluted loss per common share	$0.010	$0.013			$0.115
Weighted-average number of shares					
Basic and diluted	174,161,176	109,214,078			57,346,023

See accompanying notes to the unaudited consolidated pro-forma financial statements

Page 5 of 12

Golden Share Mining Corporation ("Amalco")
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

1. BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated statement of financial position as at March 31, 2013 and the unaudited pro-forma consolidated statements of loss and comprehensive loss for the three-month period ended March 31, 2013 and for the year ended December 31, 2012 have been prepared by management after giving effect to the proposed amalgamation of Silvore Fox Minerals Corp. ("SFX") with Golden Share Mining Corporation ("GSH"), together referred to as Amalco.

For accounting purposes, the proposed amalgamation has been accounted for in these pro-forma consolidated financial statements as an acquisition of assets effected through the issuance of shares, with SFX identified as the acquirer for accounting purposes.

The pro-forma consolidated statement of financial position as at March 31, 2013 has been derived from the unaudited interim condensed consolidated statement of financial position of SFX and the unaudited interim statement of financial position of GSH, both as at March 31, 2013.

The pro-forma consolidated statement of loss and comprehensive loss for the three-month period ended March 31, 2013 has been derived from the unaudited interim condensed consolidated statement of loss and comprehensive loss of SFX and the unaudited interim statement of comprehensive loss of GSH, both for the three-month period ended March 31, 2013.

The pro-forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2012 has been derived from the audited consolidated statement of loss and comprehensive loss of SFX (Note 2) and the audited statement of comprehensive loss of GSH, both for the year ended December 31, 2012.

The pro-forma consolidated statement of financial position and pro-forma consolidated statements of loss and comprehensive loss incorporate the assumptions and adjustments described in Note 3 and Note 5(b). The unaudited pro-forma consolidated statement of financial position as at March 31, 2013 has been prepared as if the amalgamation had occurred on March 31, 2013. The unaudited pro-forma consolidated statements of loss and comprehensive loss for the three-month period ended March 31, 2013 and the year ended December 31, 2012 have been prepared as if the amalgamation had occurred on January 1, 2012, being the beginning of SFX's last full financial year.

These pro-forma consolidated financial statements have been prepared based on International Financial Reporting Standards ("IFRS"), using accounting policies and practices consistent with those used in the preparation of SFX's recent unaudited interim condensed consolidated financial statements prepared under IFRS. Certain significant estimates have been made by management in the preparation of these pro-forma consolidated financial statements; in particular, the determination of the fair value of GSH's assets and liabilies acquired and the fair value of the share consideration and share-based compensation given by SFX, as well as the fair value of amalgamation costs. The unaudited pro-forma consolidated statements of financial position and pro-forma consolidated statements of loss and comprehensive loss should be read in conjunction with the unaudited interim financial statements for the three-month period ended March 31, 2013 and the audited financial statements for the year ended December 31, 2012 of SFX and GSH.

Page 6 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

1. BASIS OF PRESENTATION (Continued)

The accompanying unaudited pro-forma consolidated statement of financial position and pro-forma consolidated statements of loss and comprehensive loss have been prepared for illustrative purposes only and may not be indicative of the financial position and results of operations that would have occurred if the proposed amalgamation had taken place on the dates indicated or of the financial position and resuts of operations which may be obtaioned in future periods.

2. CHANGE IN ACCOUNTING POLICY

During the three-month period ended March 31, 2013, SFX retrospectively changed its accounting policy regarding exploration and evaluation expenditures in order to recognize these expenditures directly to net loss instead of capitalizing them as assets. As a result, the SFX net loss on the pro-forma statement of loss and comprehensive loss for the year ended December 31, 2012 is different from that reported in the audited consolidated financial statements for that period, as follows:

Net loss for the year ended December 31, 2012	
Audited financial statements	
As reported	$ 1,561,919
Plus: Exploration and evaluation expenditures in the year	711,040
Less: Write-down of exploration and evaluation assets in the year	(474,457)
Restated net loss	1,798,502

3. PRO-FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro-forma consolidated statement of financial position and pro-forma consolidated statements of loss and comprehensive loss incorporate the following pro-forma assumptions and adjustments:

a. Purchase Price

SFX and GSH have agreed to amalgamate and continue under the name "Golden Share Mining Corporation". Pursuant to the Amalgamation:

1. All SFX shares and warrants will be exchanged for 0.2 Amalco shares or warrants, resepectively, with no effective change to the terms thereof except that the exercise price of the warrants will be increased to five (5) times their original exercise price. SFX has 185,019,995 shares (Note 3(a)(6)) and 10,563,889 warrants that will be exchanged for Amalco 37,003,999 shares and 2,112,777 warrants.
2. All GSH shares and warrants will be converted into 0.2 Amalco shares or warrants, resepectively, with no effective change to the terms thereof except that the exercise price of the warrants will be increased to five (5) times their original exercise price. GSH has 111,823,452 shares and 13,345,000 warrants that will be converted into 22,364,690 shares with an anticipated fair value of $0.15 per share (Note 3(b)(1)), for a total of $3,354,704, and 2,669,000 warrants with an anticipated fair value of $49,425 (Note 3(b)(2)).
3. Each one of the 13,550,000 SFX options, issued and outstanding on the date of Amalgamation, will be converted into 0.2 of an Amalco option, with no effective change to the terms thereof except that the exercise price of the Amalco options will be increased to five (5) times their original exercise price. As a result, SFX option holders will receive 2,710,000 Amalco options.

Page 7 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

3. PRO-FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

a. Purchase Price

4. Each one of the 6,325,000 GSH options, issued and outstanding on the date of Amalgamation, will be converted into 0.2 of an Amalco option, with no effective change to the terms thereof except that the exercise price of the Amalco options will be increased to five (5) times their original exercise price. As a result, GSH option holders will receive 1,265,000 Amalco options with an anticpated fair value of $97,007 (Note 3(b)(3)).

5. Acquisition Costs

The following costs are expected to be incurred as part of the acquisition of assets:

	Shares		
Legal expenses			$ 70,000
Filing fees and transfer agent costs			5,000
			75,000
Finder's Fee - cash		$ 3,000	3,000
Use of Working Capital			78,000
Amalco common shares			
Finder's Fee - on Amalgamation date	149,097	22,365	22,365
Finder's Fee - on 6th and 12th month anniversary	298,196	44,729	44,729
	447,293	$ 70,094	$ 145,094

6. On June 15, 2013 SFX issued 200,000 common shares (Note 6(a)), as payment for exploration and evaluation expenditures, that will become 40,000 Amalco common shares with a fair value of $20,000. These shares are treated as issued as of March 31, 2013 in these pro-forma consolidated financial statements.

7. The purchase price to be paid by SFX for the acquisiton of GSH consists of:

	Notes	Purchase Price
22,364,690 Amalco common shares to be issued	3(a)(2)	$ 3,354,704
2,669,000 Amalco warrants to be issued	3(a)(2)	49,425
1,265,000 Amalco options to be issued	3(a)(4)	97,007
Acquisition costs	3(a)(5)	145,094
		$ 3,646,230

Page 8 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

3. PRO-FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

b. Purchase Price Assumptions

1. The $3,354,704 fair value of Amalco shares for purposes of valuing the purchase price is $0.15 per common share, being five (5) five times the market value of SFX shares on June 19, 2013, the date of preparation of these Pro-Forma Consolidated Financial Statements. Five (5) times the market value is the reciprocal of the 0.2 share conversion factor.

2. The $49,425 fair value of Amalco warrants issued to replace the existing GSH warrants, to be calculated on the date of Amalgamation, has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions on June 19, 2013:

	Amalco GSH Warrants
Stock price on the date of Amalgamation (Note 3(b)(1))	$0.150
Risk-free interest rate	1.65%
Expected volatility	122%
Weighted-average expected life (years)	1.16
Expected dividend yields	0%

3. The $97,007 fair value of Amalco options issued to replace the existing GSH options, to be calculated on the date of Amalgamation, has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions on June 19, 2013:

	Amalco GSH Options
Stock price on the date of Amalgamation (Note 3(b)(1))	$0.150
Risk-free interest rate	1.65%
Expected volatility	122%
Weighted-average expected life (years)	3.32
Expected dividend yields	0%

4. Amalgamation Expense

The following indirect costs of amalgamation are expected to be incurred and expensed on the statement of loss and comprehensive loss as incurred:

Legal expenses	$ 35,000
Accounting expenses	40,430
	$ 75,430

Page 9 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

3. PRO-FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

c. Allocation of Purchase Price

The following table summarizes the allocation of the $3,646,230 purchase price to the identifiable assets and liabilities of GSH, as if the amalgamation took place on March 31, 2013:

Cash and cash equivalents	$ 59,692
Investment certificates	305,000
Amounts receivable & prepaids	27,328
Long-term financial assets	99,000
Equipment	1,462
Trade and other payables	(199,666)
Exploration and evaluation expenditures	3,353,414
	$ 3,646,230

d. Elimination of GSH's Equity on the Date of Amalgamation

As of March 31, 2013, pro-forma date of amalgamation, the following equity balances of GSH are being eliminated. Exploration and evaluation acquisition expenses, as at January 1, 2012, are increased by the difference between GSH's net assets acquired and the purchase price paid by SFX.

Share capital	$ 16,711,858
Contributed Surplus	5,980,228
Deficit	(22,332,270)
Accumulated other comprensive loss	(67,000)
Book value of net assets acquired	292,816
Purchase price paid	(3,646,230)
Exploration and evaluation expenditures	$ (3,353,414)

4. EQUITY

a. Authorized - Unlimited number of common shares and unlimited number of preference shares.

b. The share capital continuity of Amalco shares is as follows:

	Original Shares	Amalco Shares	Notes	Share Capital
SFX Balance as at March 31, 2013	185,019,995	37,003,999	3(a)(1)	$ 13,427,435
Issuance of Amalco shares in exchange for GSH common shares	111,823,452	22,364,690	3(a)(2)	3,354,704
Issuance of finder's fee shares		149,097	3(a)(5)	22,365
Pro-forma balance		59,517,786		$ 16,804,504

Page 10 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

4. EQUITY (Continued)

c. The pro-forma options outstanding are as follows:

Expiry Date	Exercise Price	Number
20-Jan-15	$0.50	300,000
09-Feb-15	$0.50	250,000
18-May-15	$0.50	60,000
08-Jun-15	$0.50	60,000
07-Sep-15	$0.50	120,000
13-Oct-15	$0.70	30,000
02-Dec-15	$0.80	30,000
11-Jan-16	$0.65	230,000
13-Feb-16	$0.50	200,000
01-Apr-16	$1.10	60,000
20-Sep-16	$0.63	510,000
01-Nov-16	$0.63	80,000
09-Feb-17	$0.50	40,000
04-Jun-17	$0.50	50,000
04-Jun-17	$0.75	50,000
04-Jun-17	$1.00	50,000
04-Jun-17	$1.75	50,000
17-Sep-17	$0.50	515,000
16-Oct-17	$0.63	810,000
01-Nov-17	$0.50	20,000
14-Feb-18	$0.63	460,000
Weighted-average exercise price and total options	$0.61	3,975,000

d. The pro-forma warrants outstanding are as follows:

Expiry Date	Exercise Price	Number
29-Jun-14	$1.00	2,169,000
28-Jun-14	$0.75	2,112,777
15-Oct-15	$0.50	500,000
Weighted-average exercise price and total warrants	$0.38	4,781,777

e. The pro-forma weighted-average number of shares outstanding is as follows:

	Three-months Ended March 31, 2013	Notes	Year Ended December 31, 2012
SFX weighted-average number of shares Outstanding for the period	184,819,995		174,161,176
Conversion of SFX shares at 1:5	36,963,999		34,832,235
Issuance of Amalco acquisition shares	22,364,690	3(a)(2)	22,364,690
Issuance of Amalco finder's fee shares	149,097	3(a)(5)	149,097
	59,477,786		57,346,023

Page 11 of 12

Golden Share Mining Corporation
(formerly Silvore Fox Minerals Corp.)
Notes to Pro-Forma Consolidated Financial Statements
March 31, 2013
in Canadian Dollars
Unaudited - Prepared by Management

5. OBLIGATIONS TO ISSUE SHARE CAPITAL

a. Obligations recognized in the pro-forma consolidated statement of financial position, as at March 31, 2013, include:

	Notes		
Acquisition costs	3(a)(5)	$	44,729
Share-based compensation	6(b)		10,710
		$	55,439

b. Other Obligations

The equity of Amalco disclosed in the pro-forma consolidated statement of financial position as at March 31, 2013, does not include:

1. The 151,000 Amalco common shares that are expected to be issued after the amalgamation as share-based compensation, as discloseded in Note 6(b), including 71,398 that has been accrued as $10,710 in obligations to issue share capital (Note 5(a)).
2. The 298,196 Amalco common shares that are expected to be issued as amalgamation expense, after the amalgamation, as discloseded in Note 3(a)(5), accrued as $44,729 in obligations to issue share capital (Note 5(a)).

6. EVENTS AFTER THE REPORTING PERIOD

Resource Acquistion Costs Settled by the Issuance of Common Shares

a. On June 12, 2013 SFX reached an agreement with Orebot Inc., to amend the terms of the option agreement whereby SFX is entitled to acquire Orebot's Pick Lake Property. The original purchase price has been increased from $1,270,000 to $1,295,000 and the terms of payment have been extented such that $60,000 was paid by December 31, 2012; $20,000 was paid on June 15, 2013, by the issuance of 200,000 SFX common shares; and SFX is to pay $25,000 on June 15, 2014, $30,000 on June 15, 2015, $300,000 on June 15, 2016, $360,000 on June 15, 2017 and $500,000 on June 15. 2018. As indicated in Note 3(a)(6), the 200,000 SFX common shares have been reflected in these pro-forma consolidated financial statements as issued on March 31, 2013.

Share-based Compensation

b. In an effort to reduce GSH's cash burn rate, in early 2013, certain GSH employees voluntarily accepted temporaty reductions in their salary that shall continue until July 31, 2013. Conditional on the the completion of the amalgamation of SFX and GSH and 30 days thereafter, these employees are expected to be awarded a total of 151,000 Amalco common shares, as compensation for their temporary salary reductions, with a total fair value of $22,650 of which $10,710 relates to the three-month period ending March 31, 2013 and has been accrued as an obligation to issue share capital (Note 5(a)).

Page 12 of 12

APPENDIX “F”
CBCA DISSENT RIGHTS

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to dissent

190. (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under section 184;

(d)	be continued under section 188;

(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)

the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities

APPENDIX “G”
ABCA DISSENT RIGHTS

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Shareholder’s right to dissent

191(1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b) amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1) amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c) amalgamate with another corporation, otherwise than under section 184 or 187, (d) be continued under the laws of another jurisdiction under section 189, or (e) sell, lease or exchange all or substantially all its property under section 190.

(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a) at or before any meeting of shareholders at which the resolution is to be voted on, or

(b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6) An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2), (a) by the corporation, or (b) by a shareholder if the shareholder has sent an objection to the corporation under subsection (5), to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or (b) within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

(9) Every offer made under subsection (7) shall

(a) be made on the same terms, and

(b) contain or be accompanied with a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11) A dissenting shareholder

(a) is not required to give security for costs in respect of an application under subsection (6), and (b) except in special circumstances must not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

(a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b) the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,

(c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f) the service of documents, and

(g) the burden of proof on the parties.

(13) On an application under subsection (6), the Court shall make an order

(a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c) fixing the time within which the corporation must pay that amount to a shareholder, and

(d) fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14) On

(a) the action approved by the resolution from which the shareholder dissents becoming effective,

(b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c) the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a) the shareholder may withdraw the shareholder’s dissent, or

(b) the corporation may rescind the resolution, and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a) the pronouncement of an order under subsection (13), or

(b) the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b) the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

APPENDIX “H”
AMALCO STOCK OPTION PLAN

See attached document.

GOLDEN SHARE MINING CORPORATION

STOCK OPTION PLAN

1. Purpose of the Plan

The purpose of the Plan is to provide the Participants with an opportunity to purchase Common Shares and benefit from the appreciation thereof. This proprietary interest in the Corporation will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its Subsidiaries to attract and retain individuals of exceptional skill.

2. Defined Terms

2.1 Where used herein, the following terms shall have the following meanings (all other capitalized terms used and not defined herein shall have the meanings ascribed to them in the TSX Venture Exchange Corporate Finance Manual):

(a) "**Acceleration Right**" means the Participant's right, in certain circumstances, to exercise its outstanding Option as to all or any of the Common Shares in respect of which such Option has not previously been exercised and which the Participant is entitled to exercise, including in respect of Common Shares not otherwise vested at such time;

(b) "**Board**" means the Corporation's board of directors;

(c) "**Business Day**" means each day other than a Saturday, Sunday or statutory holiday in Ontario, Canada;

(d) "**Common Shares**" means the common shares in the Corporation's capital or, in the event of an adjustment contemplated by Article 8 hereof, the shares to which a Participant may be entitled upon the exercise of an Option as a result of that adjustment;

(e) "**Corporation**" means Golden Share Mining Corporation, and includes any successor corporation thereof;

(f) "**Exchange**" means the TSX Venture Exchange or, if the Common Shares are not then listed and posted for trading on the TSX Venture Exchange, then on any stock exchange in Canada on which such shares are listed and posted for trading or any other regulatory body having jurisdiction as may be selected for such purpose by the Board;

(g) "**Exercise Notice**" means the notice in writing signed by the Participant or the Participant's legal personal representatives addressed to the Corporation specifying an intention to exercise all or a portion of the Option;

4137161.4

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(h) "**Expiry Time**" means the time at which the Options will expire, being 4:00 p.m. (Toronto time) on a date to be fixed by the Board at the time the Option is granted, which date will not be more than ten years from the date of grant;

(i) "**Fair Market Value**" means, for the purposes of Sections 4.5 and 9.4 hereof, at any date in respect of the Common Shares, the closing price of the Common Shares as reported by the Toronto Stock Exchange on the last trading day immediately preceding such date or, if the Common Shares are not listed on any stock exchange, a price determined by the Board;

(j) "**Insider**" has the meaning ascribed thereto in the Exchange Corporate Finance Manual;

(k) "**Option**" means an option to purchase Common Shares from treasury granted by the Corporation to a Participant, subject to the provisions contained herein;

(l) "**Option Price**" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted herein;

(m) "**Participants**" means the directors, officers and employees of, and consultants to, the Corporation or its Subsidiaries, as defined by the relevant Exchange and, subject to compliance with the applicable requirements of the Exchange, the Personal Holding Companies of such persons, to whom an Option has been granted by the Board pursuant to the Plan and which Option or a portion thereof remains unexercised;

(n) "**Personal Holding Company**" means a company of which 100% of the voting shares are beneficially owned, directly or indirectly, by a director, officer or employee of, or consultant to, the Corporation or its Subsidiaries and such entity shall be bound by the Plan in the same manner as if the Options were held directly;

(o) "**Plan**" means this stock option plan of the Corporation, as the same may be amended or varied from time to time;

(p) "**Subsidiary**" means any corporation that is a subsidiary of the Corporation, as such term is defined under the *Canada Business Corporations Act*, as such provision is from time to time amended, varied or re-enacted, or a "related entity" as defined in section 2.22 of National Instrument 45-106; and

(q) "**Take-Over Bid**" has the meaning ascribed thereto in the *Securities Act* (Ontario), as such provision is from time to time amended, varied or re-enacted.

3. Administration of the Plan

3.1 The Board shall administer this Plan. Options granted under the Plan shall be granted in accordance with determinations made by the Board pursuant to the provisions of the

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Plan as to (a) the Participants to whom and the time or times at which the Options will be granted; the number of Common Shares which shall be the subject of each Option; (b) any vesting provisions attaching to the Option; and (c) the terms and provisions of the respective stock option agreements, provided however, that each director, officer, employee or consultant shall have the right not to participate in the Plan and any decision not to participate therein shall not affect the employment by or engagement with the Corporation. The Board shall ensure that Participants under the Plan are eligible to participate under the Plan, and, if required by the Exchange, shall represent and confirm that the Participant is a bona fide employee, consultant or management company employee (as defined in the policies of the Exchange).

3.2 The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deem proper and in the best interests of the Corporation and may, subject to applicable law, delegate its powers hereunder to administer the Plan to a committee of the Board (the "**Committee**"). The Committee shall be comprised of two or more members of the Board who shall serve at the pleasure of the Board. Vacancies occurring on the Committee shall be filled by the Board.

3.3 The Committee (or the Board where the Committee has not been constituted) shall have the power to delegate to any member of the Board or officer so designated (the "**Administrator**"), the power to determine which Participants are to be granted Options and to grant such Options, the number of Common Shares purchasable under each Option, the Option Price and the time or times when and the manner in which Options are exercisable, and the Administrator shall make such determinations in accordance with the provisions of this Plan and with applicable securities and stock exchange regulatory requirements, subject to final approval by the Committee or Board.

4. Granting of Option

4.1 Participants may be granted Options from time to time. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time. Each Option granted hereunder shall be evidenced by an agreement in writing, signed on behalf of the Corporation and by the Participant, in such form as the Board shall approve from time to time. Each such agreement shall recite that it is subject to the provisions of this Plan.

4.2 The aggregate number of Common Shares of the Corporation allocated and made available to be granted to Participants under the Plan shall not exceed 10% of the issued and outstanding Common Shares of the Corporation as at the date of grant (on a non-diluted basis). Any issuance of Common Shares from treasury pursuant to the exercise of Options shall automatically replenish the number of Common Shares available for Option grants under the Plan. Common Shares in respect of which Options are cancelled or not exercised prior to expiry, for any reason, shall be available for subsequent Option grants under the Plan. No fractional shares may be purchased or issued hereunder.

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4.3 The Corporation shall at all times, during the term of the Plan, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.

4.4 Any grant of Options under the Plan shall be subject to the following restrictions:

(a) the aggregate number of Common Shares reserved for issuance pursuant to Options granted to any one Participant, other than a Consultant, in any 12 month period may not exceed 5% of the Corporation's total issued and outstanding Common Shares, unless disinterested shareholder approval is obtained;

(b) the aggregate number of Common Shares issuable pursuant to Options granted to Insiders pursuant to the Plan and other security based compensation arrangements may not exceed 10% of the Corporation's total issued and outstanding Common Shares, unless disinterested shareholder approval is obtained;

(c) the aggregate number of Common Shares issued to Insiders pursuant to the Plan and other security based compensation arrangements in any 12 month period may not exceed 10% of the Corporation's total issued and outstanding Common Shares, unless disinterested shareholder approval is obtained;

(d) no more than 2% of the total issued and outstanding Common Shares at the time of grant may be granted to any one Consultant in any 12 month period; and

(e) no more than an aggregate of 2% of the total issued and outstanding Common Shares at the time of grant may be granted to all persons engaged to conduct Investor Relations Activities in any 12 month period.

4.5 For so long as the Corporation is listed on the Exchange, the exercise price of an Option must be paid in cash.

4.6 Provided that the Corporation is listed on the Toronto Stock Exchange (the "**TSX**") and is in compliance with applicable TSX requirements, the Board may grant Options which allow a Participant to elect to exercise its Option on a "cashless basis", whereby the Participant, instead of making a cash payment for the aggregate exercise price, shall be entitled to be issued such number of Common Shares equal to the number which results when: (i) the difference between the aggregate Fair Market Value of the Common Shares underlying the Option and the aggregate exercise price of such Option is divided by (ii) the Fair Market Value of each Common Share. For greater certainty, the Options may not be exercised on a "cashless basis" while the Common Shares are listed on the Exchange.

4.7 All Options granted pursuant to this Plan shall be subject to rules and policies of the Exchange and any other regulatory body having jurisdiction.

4.8 A Participant who has been granted an Option may, if otherwise eligible, and if permitted under the policies of the Exchange, be granted an additional Option if the Board so determines.

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5. Option Price

5.1 Subject to applicable Exchange approval, the Option Price shall be fixed by the Board at the time the Option is granted to a Participant. In no event shall the price be less than the Discounted Market Price (as defined in the policies of the Exchange), subject to an absolute minimum of $0.10. If a press release fixing the price is not issued, the Discounted Market Price is the closing price per Common Share on the Exchange on the last trading day preceding the date of grant on which there was a closing price (less the applicable discount) or, if the Common Shares are not listed on any stock exchange, a price determined by the Board; provided that, if the Board, in its sole discretion, determines that the closing price on the last trading day preceding the date of grant would not be representative of the market price of the Common Shares, then the Board may base the price on the greater of the closing price and the weighted average price per share for the Common Shares for five consecutive trading days ending on the last trading day preceding the date of grant on which there was a closing price on the Exchange. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the Exchange during the said five consecutive trading days, by the total number of Common Shares so sold.

5.2 Once the Option Price has been determined by the Board, accepted by the Exchange and the Option has been granted, if the Optionee is an Insider, the Option Price may only be reduced if disinterested shareholder approval is obtained; provided that such disinterested shareholder approval is then a requirement of the Exchange or other regulatory body having jurisdiction.

6. Term of Option

6.1 The term of the Option shall be a period of time fixed by the Board, not to exceed 10 years from the date of grant. Unless the Board determines otherwise, Options shall be exercisable in whole or in part at any time during this period in accordance with such vesting provisions, conditions or limitations (including applicable hold periods) as are herein contained or as the Board may from time to time impose, or as may be required by the Exchange or under applicable securities law.

6.2 Each Option and all rights thereunder shall be expressed to expire at the Expiry Time, but shall be subject to earlier termination in accordance with Section 11 hereof.

6.3 Subject to any specific requirements of the Exchange, the Board shall determine the vesting period or periods within the Option term, during which a Participant may exercise an Option or a portion thereof. No acceleration of any vesting provisions may be effected without the Exchange's prior approval.

6.4 Options issued to persons retained to provide Investor Relations Activities (as defined in the policies of the Exchange) must vest in stages over a period of not less than 12 months with no more than ¼ of the options vesting in any three month period.

6.5 In addition to any resale restriction under securities laws, where:

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(a) Options are issued to either:

(i) directors, officers and Promoters of the Corporation; or

(ii) to Persons holding securities carrying more than 10% of the voting rights attached to the Corporation's securities both immediately before and after the transaction in which securities are issued, and who have elected or appointed or have the right to elect or appoint one or more directors or senior officers of the Corporation; or

(b) the exercise price of an Option is at a discount to the Market Price,

all Options and any Common Shares issued under Options exercised before the expiry of the Exchange Hold Period must be legended with the Exchange Hold Period commencing on the date the Options were granted.

Notwithstanding the foregoing, no Exchange Hold Period will apply to securities whose distribution was qualified by a Prospectus or were issued under a securities exchange take-over bid, rights offering or pursuant to an amalgamation or other statutory procedure.

6.6 Except in the case of a Participant's Option that terminates pursuant to Section 11.3 below, in the event that the term of any Option expires within or immediately following a "blackout period" imposed by the Corporation, the Option shall expire on the date (the "**Blackout Expiration Date**") that is ten Business Days following the end of such blackout period. The Blackout Expiration Date shall not be subject to the discretion of the Board.

7. Exercise of Option

7.1 Subject to the provisions of the Plan and the terms of any stock option agreement, an Option or a portion thereof may be exercised, from time to time, by delivery of the Exercise Notice to the Corporation's principal office in Toronto, Ontario. The Exercise Notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Option or a portion thereof and specify the number of Common Shares in respect of which the Option is then being exercised, and shall be accompanied by the full purchase price of the Common Shares which are the subject of the exercise. Such Exercise Notice shall contain the Participant's undertaking to comply, to the satisfaction of the Corporation, with all applicable requirements of the Exchange and any applicable regulatory authorities.

8. Adjustments in Shares

8.1 If the outstanding shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through a re-organization, plan of arrangement, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board, in its discretion, in the number or kind of shares optioned and the exercise price per share with respect to: (a) previously granted and unexercised Options or portions

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thereof; and (b) Options which may be granted subsequent to any such change in the Corporation's capital.

8.2 Determinations by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The Corporation shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.

9. Accelerated Vesting

9.1 In the event that certain events such as a liquidation or dissolution of the Corporation or a re-organization, plan of arrangement, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving corporation, or the sale by the Corporation of all or substantially all of the property and assets of the Corporation to another corporation prior to the Expiry Time, are proposed or contemplated, the Board may, notwithstanding the terms of this Plan or any stock option agreements issued hereunder, exercise its discretion, by way of resolution, to permit accelerated vesting of Options on such terms as the Board sees fit at that time. If the Board, in its sole discretion, determines that the Common Shares subject to any Option granted hereunder shall vest on an accelerated basis, all Participants entitled to exercise an unexercised portion of Options then outstanding shall have the right at such time, upon written notice being given by the Corporation, to exercise such Options to the extent specified and permitted by the Board and within the time period specified by the Board, which shall not extend past the Expiry Time.

9.2 An Option may provide that whenever the Corporation's shareholders receive a Take-Over Bid and the Corporation supports this bid, pursuant to which the "offeror" would, as a result of such Take-Over Bid being successful, beneficially own in excess of 50% of the outstanding Common Shares, the Participant may exercise the Acceleration Right. The Acceleration Right shall commence on the date of the mailing of the Board circular recommending acceptance of the Take-Over Bid and end on the earlier of:

(a) the Expiry Time; and

(b) (i) in the event the Take-Over Bid is unsuccessful, the expiry date of the Take-Over Bid; and (ii) in the event the Take-Over Bid is successful, the tenth day following the expiry date of the Take-Over Bid.

9.3 At the time of the termination of the Acceleration Right, the original vesting terms of the Options shall be reinstated with respect to the Common Shares issuable thereunder which were not acquired by the holders of such Options pursuant to the terms thereof. Notwithstanding the foregoing, the Acceleration Right may be extended for such longer period as the Board may resolve.

9.4 Provided that the Corporation is listed on the TSX and is in compliance with applicable TSX requirements, the Corporation may satisfy any obligations to a Participant hereunder by paying to the Participant in cash the difference between the exercise price of all unexercised Options granted hereunder and the Fair Market Value of the Common Shares to

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which the Participant would be entitled upon exercise of all unexercised Options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied.

10. Decisions of the Board

All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers, employees and consultants of the Corporation who are eligible to participate under the Plan.

11. Ceasing to be a Director, Officer, Employee or Consultant

11.1 Subject to the terms of the applicable stock option agreements and subject to Section 11.4 hereof, in the event of the Participant ceasing to be a director, officer, employee or consultant of the Corporation or a Subsidiary for any reason other than death, including the resignation or retirement of the Participant or the termination by the Corporation or a Subsidiary of the employment of the Participant, prior to the Expiry Time, such Option (including an Option held by a Participant's Personal Holding Company) may be exercised as to such Common Shares in respect of which the Option has not previously been exercised (and as the Participant would have been entitled to exercise) at any time up to and including (but not after) the earlier of: (a) the Expiry Time; and (b) a date that is 90 days (or such other period as may be determined by the Board, provided that such period is not more than one year) following the effective date of such resignation or retirement or a date that is 90 days (or such other period as may be determined by the Board, provided that such period is not more than one year) following the date notice of termination of employment is given by the Corporation or a Subsidiary, whether such termination is with or without reasonable notice, and subject to such shorter period as may be otherwise specified in the stock option agreement, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

11.2 In consideration of the Option hereby granted, in the event of the resignation or retirement of the Participant or the termination of employment by the Corporation without cause, the Participant hereby covenants not to sue the Corporation for damages arising from the loss of rights granted hereunder and releases the Corporation from any damages.

11.3 Notwithstanding the foregoing, in the event of termination for cause, such Option (including an Option held by a Participant's Personal Holding Company) shall expire and terminate immediately at the time of delivery of notice of termination of employment for cause to the Participant by the Corporation or a Subsidiary and shall be of no further force or effect whatsoever as to the Common Shares in respect of which an Option has not previously been exercised.

11.4 In the event of the death of a Participant on or prior to the Expiry Time, such Option (including an Option held by a Participant's Personal Holding Company) may be exercised as to such of the Common Shares in respect of which such Option has not previously been exercised (and as the Participant would have been entitled to purchase), by the legal personal representatives of the Participant at any time up to and including (but not after) a date

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one year from the date of death of the Participant, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

11.5 Upon a change of employment or status of the Participant, as a result of which the Participant remains eligible for Options hereunder, the Board shall determine in its sole discretion whether the Participant's existing Options will remain valid or will be cancelled upon that change in employment or status.

12. Transferability

All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein or to the extent, if any, permitted by the Exchange.

13. Amendment or Discontinuance of Plan

13.1 (a) The approval of the Board and the requisite approval from the Exchange and the shareholders shall be required for any of the following amendments to be made to the Plan:

(i) any increase to the fixed maximum percentage of Common Shares issuable under the Plan;

(ii) a reduction in the exercise price or purchase price of an Option (other than for standard anti-dilution purposes) held by or benefiting an Insider;

(iii) an increase in the maximum number of Common Shares that may be issued to Insiders within any one year period or that are issuable to Insiders at any time;

(iv) an extension of the term of an Option held by or benefiting an Insider;

(v) any change to the definition of "Participants" which would have the potential of broadening or increasing Insider participation;

(vi) the addition of any form of financial assistance;

(vii) any amendment to a financial assistance provision which is more favourable to Participants;

(viii) provided that the Corporation is listed on the TSX, the addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction of the number of underlying securities from the Plan reserve;

(ix) the addition of a deferred or restricted share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation; and

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(x) any other amendments that may lead to significant or unreasonable dilution in the Corporation's outstanding securities or may provide additional benefits to Participants, especially Insiders, at the expense of the Corporation and its existing shareholders.

(b) The Board may, without shareholder approval but subject to receipt of requisite approval as required by the Exchange, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subsection 13.1 (a) above including, without limitation:

(i) amendments of a housekeeping nature;

(ii) a change to the vesting provisions of an Option or the Plan; and

(iii) a change to the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiry date, except as contemplated in Section 6.5 above.

14. Participants' Rights

14.1 A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

14.2 Nothing in the Plan or any Option shall confer upon any Participant any rights to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any such Subsidiary to terminate the employment of the Participant at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Participant beyond the time such Participant would normally retire pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

15. Approvals

15.1 The Plan shall be subject, if applicable, to the approval of the Exchange or other regulatory body having jurisdiction at that time and, if so required thereby, to the annual approval of the shareholders of the Corporation.

15.2 Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless such approval and acceptance is given.

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16. Government Regulation

16.1 The Corporation's obligation to issue and deliver Common Shares under any Option is subject to:

(a) the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

(c) the receipt from the Participant of such representations, warranties, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

16.2 In this regard, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares and for the listing of such Common Shares on the Exchange, in compliance with applicable securities laws. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and the Option Price paid to the Corporation will be returned to the Participant.

17. Public Disclosure

17.1 Any grant of Options shall be disclosed to the public on the day of the grant. The news release should include the number of Common Shares reserved for issuance under the terms of the Options under individual grants and subsequent (shareholder and Exchange) approvals that may be required. Notwithstanding the foregoing, no such news release will be required when Options are granted to Employees or Consultants that are not directors or officers of the Issuer or performing Investor Relations Activities, except where the grant constitutes Material Information under applicable Securities Laws.

18. Costs

The Corporation shall pay all costs of administering the Plan.

19. Tax Withholding and Procedures

18.1 Notwithstanding any other provisions of this Plan, the Corporation may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law or the funding of related amounts for which liability may arise under such applicable law (collectively, the "**Tax Obligations**"). Without limiting the generality of the foregoing, a Participant who wishes to

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exercise an option must, in addition to following the procedures set out in any stock option agreement and elsewhere in this Plan, and as a condition of exercise:

(a) deliver a certified cheque, wire transfer or bank draft payable to the Corporation for the amount determined by the Corporation to be the appropriate amount on account of such Tax Obligations, or

(b) otherwise ensure, in a manner acceptable to the Corporation (if at all) in its sole and unfettered discretion, that such amount will be made available to the Corporation on a secure and timely basis, and must in all other respects follow any related procedures and conditions imposed by the Corporation, failing which the Corporation shall not be obliged to honour the purported option exercise or issue certificates for Shares.

(c) Without limiting the generality of the foregoing or limiting the Corporation's discretion under this Section 18.1(b), the Corporation may, at its option:

(i) accept the exercise of the options and withhold all or any number of Shares issued upon exercise of the options and deliver such number of Shares as it may determine to a broker or other selling agent for purposes of sale, or otherwise sell or transfer such Shares. In implementing any such sale or transfer, neither the Corporation nor any broker or selling agent shall be obligated to seek or obtain a minimum price or be liable for any loss arising out of any sale or transfer of such Shares (relating to the manner or timing of such sale or transfer, the terms or prices at which such Shares are sold or transferred, or otherwise). Any net proceeds derived therefrom shall in the first instance serve to satisfy the Tax Obligations and all related fees, interest or other obligations in respect thereof, and shall be available or made available to the Corporation for the purpose of satisfying the foregoing. Any shortfall in such net proceeds as required to satisfy such Tax Obligations and other amounts shall be to the account of the Participant and (without limiting the Corporation's remedies available under law) may be recovered by the Corporation from the Participant by way of set-off against any other amount or property then or thereafter owing by the Corporation to the Participant in any capacity (whether salary or other remuneration, Shares or remaining Shares issued on exercise of options then otherwise to be issued, or in any other manner). Any net proceeds derived from a sale or other transfer of such Shares in excess of the amount determined by the Corporation to be the amount required to satisfy the Tax Obligations and related fees, interest or other obligations shall, together with any remaining Shares not so sold or transferred, also be for the account of the Participant; or

APPENDIX “I”
REPORTING PACKAGE

See attached documents.

SILVORE FOX MINERALS CORP.
(the “Corporation”)
919 Shore Drive
Bedford, Nova Scotia B4A 2E6

CHANGE OF AUDITOR NOTICE

TAKE NOTICE that:

(a)	KPMG LLP (Canada), Chartered Accountants (the “Former Auditor”) resigned on January 23, 2013 (the “Date of Resignation”);

(b)	the Former Auditor resigned at the Corporation’s request;

(c)	MSCM LLP (the “Successor Auditor”) were appointed auditors on January 23, 2013;

(d)	the resignation of the Former Auditor and the appointment of the Successor Auditor were approved by the Corporation’s board of directors;

(e)

the Former Auditor’s reports on the Corporation’s annual financial statements relating to the Corporation’s two most recently completed financial years, being the years ending December 31, 2011 and December 31, 2010 did not contain any reservations; and

(f)	there are no reportable events.

DATED the 23 day of January, 2013

SILVORE FOX MINERALS CORP.
(Signed) “Scott Franklin” Chief Financial Officer

KPMG LLP	Telephone (416) 777-8500
Chartered Accountants	Fax (416) 777-8818
Bay Adelaide Centre	Internet www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

Alberta Securities Commission
British Columbia Securities Commission

Dear Sirs:

Re: Notice of Change of Auditors of Silvore Fox Minerals Corp.

We have read the Notice of Silvore Fox Minerals Corp. dated January 23, 2013 and have no basis to agree or disagree with items (c) and (d) contained in such notice.

Yours very truly,

Chartered Accountants, Licensed Public Accountants
February 8, 2013
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.

February6,2013

To:	British Columbia Securities Commission
Alberta Securities Commission

Dear Sirs/Madams:

Re: Change of Auditor - Silvore Fox Minerals Corp~

We have reviewed the information contained in the Notice of Change of Auditor of Silvore Fox Minerals Corp. dated January 23, 2013, (the "Notice"), which we understand will be filed pursuant to Section 4.11 of National Instrument 51-102.

Based on our knowledge of such information at this time, we agree with the statements made in the Notice, except that we have no basis to agree to disagree with the statement that there have been no reportable events (as defined by National Instrument 51-102).

Yours very truly,

MSCM LLP
Chartered Accountants
Toronto, Ontario

701 Evans Avenue, 8tb Floor, Toronto ON M9C 1A3, Canad~:~ T(416) 626-6000 F (416) 626-8650 MSCM.CA